FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-07

Free Writing Prospectus

Collateral Term Sheet

$870,557,680

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

Wells Fargo Commercial Mortgage Trust 2016-BNK1

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Bank of America, National Association

Morgan Stanley Mortgage Capital Holdings LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2016-BNK1

July 27, 2016

WELLS FARGO SECURITIES	BofA MERRILL LYNCH	MORGAN STANLEY
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager		Drexel Hamilton Co-Manager

Wells Fargo Commercial Mortgage Trust 2016-BNK1	Certain Terms and Conditions

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (’’SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale.

In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

THE SHOPS AT CRYSTALS

Aria EXPRESS
CRYSTALS
SHOPPING · DINING · NIGHTLIFE

DOLCE & GABBANA

GUCCI
GUCCI

DOLCE & GABBANA
DOLCE & GABBANA

PUCCI

Cartier

PRADA

FENDI
TOM FORD
DOLCE & GABBANA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

THE SHOPS AT CRYSTALS

CARTIFACT
Panorama Towers
Condos
Aria
Vdara
Bellagio
Monte Carlo
Mandarin Oriental
Cosmopolitan
EAST HARMON AVENUE
THE SHOPS AT CRYSTALS
WEST ARIA PLACE
THE STRIP
SOUTH LAS VEGAS BOULEVARD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

THE SHOPS AT CRYSTALS

VACANT
THE NEWS
VACANT
VACANT
VACANT
BALLY
Paul Smith
DOLCE & GABBANA
WOMEN'S
roberto cavalli
BVLGARI
CÉLINE
MIKIMOTO
Ermenegildo Zegna
VERSACE
BOTTEGA VENETA
HERMÈS
PARIS
Dior
HARMON BUILDING PAD
AP
AUDEMARS PIGUET
DOLCE & GABBANA
MEN'S
LANVIN
TOM FORD
PRADA
TIFFANY & CO.
N
Street Level
Major
In-line
Las Vegas Flagship Stores
Vacant
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

THE SHOPS AT CRYSTALS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

THE SHOPS AT CRYSTALS

HERMÈS
PARIS
2017 EXPANSION
OPEN TO BELOW
PLANT
OPEN TO TENANT BELOW
PLANT
VEER TOWER
PLANT
OPEN TO MALL BELOW
OPEN TO TENANT BELOW
OPEN TO TENANT BELOW
PLANT
OPEN TO TENANT BELOW
PLANT
VEER TOWER
PLANT
OPEN TO TENANT BELOW
OPEN TO TENANT BELOW
PLANT
PLANT
OPEN TO MALL BELOW
GUCCI
STORAGE
STORAGE
PRADA
STORAGE
OPEN TO TENANT BELOW
Mezzanine Level
N
Major
Las Vegas Flagship Stores
Currently Unimproved Space
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

THE SHOPS AT CRYSTALS

NORTH LAS VEGAS
Summerlin
LAS VEGAS
Sunrise Manor
Downtown
Winchester
Spring Valley
Strip
Paradise
Enterprise
HENDERSON
Somerset Shopping Center
Las Vegas Convention Center
Desert Inn Rd.
TRUMP INTERNATIONAL HOTEL LV
ENCORE LAS VEGAS
L.V. CONV. CENTER
Industrial Rd.
Las Vegas Blvd.
Fashion Show Mall
WYNN LAS VEGAS
Wynn Esplanade
Wynn Las Vegas Golf Club
LAS VEGAS MONORAIL
MARDI GRAS HOTEL & CASINO
TREASURE ISLAND
The Grand Canal Shoppes
MIRAGE-TREASURE ISLAND TRAM
Outdoor Gondola Rides
THE VENETIAN
Sands Expo and Convention Center
Twain Ave
THE MIRAGE
Madam Tussauds LV
CASINO ROYAL
HARRAH'S LAS VEGAS
HARRAH'S/ THE LINQ
The Forum Shops at Caesars
THE LINQ
O'Shea's Casino
HOLIDAY INN CLUB LAS VEGAS
Paradise Rd.
GOLD COAST
RIO HOTEL AND CASINO
Las Vegas Strip
The Colosseum
CAESAR'S PALACE
FLAMINGO LAS VEGAS
FLAMINGO/ CAESAR'S PALACE
The Meridian Luxury Condos
Flamingo Rd.
PALMS CASINO RESORT
THE CROMWELL
WESTIN
Via Bellagio
Grand Bazaar Shops
BALLY'S
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
Valley View Blvd.
Fountains at Bellagio
BALLAGIO
PARIS LAS VEGAS
BALLY'S/ PARIS LAS VEGAS
15
Miracle MileShops
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
PLANET HOLLYWOOD
The Shops at Crystals
3720 South Las Vegas Boulevard
Las Vegas, NV 89109
HARD ROCK HOTEL & CASINO
VDARA HOTEL & SPA
Harmon Ave.
ARIA RESORT & CASINO
Veer Towers
Harley Davidson Cafe
Panorama Towers
CITY CENTER
Polo Towers
THE SIGNATURE @ MGM GRAND
WYNDHAM GRAND DESERT
ALEXIS PARK
UNLV
Aria Convention Center
MANDARIN ORIENTAL
Hawaiian Marketplace
Grand Garden Arena
Conference Center
LAS VEGAS
Frank Sinatra Dr.
MONTE CARLO
Hard Rock Cafe LV
Rue de Monte Carlo
Showcase Mall
MGM Shops
T-Mobile Arena
NEW YORK NEW YORK
MGM GRAND
Koval Ln.
Tropicana Ave.
EXCALIBUR-LUXOR-MANDALAY BAY TRAM
David Copperfield Theatre
HOOTERS CASINO HOTEL
EXCALIBUR HOTEL & CASINO
THE NEW TROPICANA
Las Vegas Freeway
Reno Ave.
Titanic
LUXOR HOTEL & CASINO
Las Vegas Blvd. South
Giles St.
Hacienda Ave.
Mandalay Place
Mandalay Bay Theatre
MANDALAY BAY
McCarran International Airport
Mandalay Bay Event Center
North Conv. Center
FOUR SEASONS
Shark Reef Aquarium at Mandalay Bay
South Convention Center
Russell Rd.
Welcome to Las Vegas Sign

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

No. 1 – The Shops at Crystals

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association / Bank of America, N.A.			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	AAA/AA-/A2/AA-			Property Type:	Retail
Original Principal Balance(1):	$80,000,000			Specific Property Type:	Anchored
Cut-off Date Balance(1):	$80,000,000			Location:	Las Vegas, NV
% of Initial Pool Balance:	9.2%			Size:	262,327 SF
Loan Purpose:	Recapitalization			Cut-off Date Balance Per SF(1):	$1,458.87
Borrower Name:	The Crystals Las Vegas, LLC			Year Built/Renovated:	2009/NAP
Sponsors(2):	Simon Property Group, L.P.; Invesco Advisers Inc.			Title Vesting:	Fee
Mortgage Rate:	3.744%			Property Manager:	Self-managed
Note Date:	June 9, 2016			4th Most Recent Occupancy (As of):	90.5% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	95.7% (12/31/2013)
Maturity Date:	July 1, 2026			2nd Most Recent Occupancy (As of):	93.8% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of):	91.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(6):	87.6% (4/21/2016)
Seasoning:	1 month
Amortization Term (Original):	None			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$34,351,614 (12/31/2012)
Call Protection(3):	L(25),D(88),O(7)			3rd Most Recent NOI (As of):	$40,054,352 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$43,642,314 (12/31/2014)
Additional Debt(1)(4):	Yes			Most Recent NOI (As of):	$46,376,811 (12/31/2015)
Additional Debt Type(1)(4):	Pari Passu and Subordinate Debt
				U/W Revenues:	$64,805,737
				U/W Expenses:	$15,337,868
				U/W NOI:	$49,467,869
				U/W NCF:	$47,610,240
				U/W NOI DSCR(1):	3.41x
Escrows and Reserves(5):				U/W NCF DSCR(1):	3.28x
				U/W NOI Debt Yield(1):	12.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	12.4%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$1,100,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 26, 2016
Replacement Reserves	$0	Springing	$104,931	Cut-off Date LTV Ratio(1):	34.8%
TI/LC Reserve	$0	Springing	$4,440,000	LTV Ratio at Maturity or ARD(1):	34.8%

(1)	The Shops at Crystals Whole Loan (as defined below), which had an original principal balance of $550,000,000, is comprised of the Shops at Crystals Senior Notes (as defined below) totaling $382,700,000 and the Shops at Crystals Subordinate Companion Loans (as defined below) totaling $167,300,000. The non-controlling Shops at Crystals Mortgage Loan (as defined below) had an original principal balance of $80,000,000, has an outstanding principal balance of $80,000,000 as of the Cut-off Date and will be contributed to the WFCM 2016-BNK1 Trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Shops at Crystals Senior Notes. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NCF DY based on the Shops at Crystals Whole Loan are 50.0%, 2.28x and 8.7%, respectively.

(2)	See “The Sponsors” section.

(3)	The defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date of August 1, 2016. Defeasance of The Shops at Crystals Whole Loan is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) July 1, 2019. The assumed lockout period of 25 payments is based on the expected WFCM 2016-BNK1 Trust closing date in August 2016.

(4)	See “Subordinate and Mezzanine Indebtedness” section.

(5)	See “Escrows” section.

(6)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (the “Shops at Crystals Mortgage Loan”) is part of a whole loan (the “Shops at Crystals Whole Loan”) evidenced by (i) two tranches of senior loans, each comprised of 11 pari passu notes (the “Shops at Crystals Senior Notes”), and (ii) three subordinate loans, each comprised of three pari passu notes (the “Shops at Crystals Subordinate Companion Loans”), secured by the fee interest in a luxury shopping center located in Las Vegas, Nevada (the “Shops at Crystals Property”). The Shops at Crystals Whole Loan was co-originated on June 9, 2016 by Wells Fargo Bank, National Association, Bank of America, N.A. and JPMorgan Chase, National Association. The Shops at Crystals Whole Loan had an original principal balance of $550,000,000, has an outstanding principal balance as of the Cut-off Date of $550,000,000 and accrues interest at an interest rate of 3.744% per annum. The Shops at Crystals Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only through the term of the Shops at Crystals Mortgage Loan. The Shops at Crystals Whole Loan matures on July 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

THE SHOPS AT CRYSTALS

The Shops at Crystals Mortgage Loan, evidenced by four notes from each of the two tranches of the Shops at Crystals Senior Notes (Notes A-2-B-2, A-2-B-3, A-3-B-2, A-3-B-3, B-2-B-2, B-2-B-3, B-3-B-2 and B-3-B-3), which will be contributed to the WFCM 2016-BNK1 Trust, had an original principal balance of $80,000,000, has an outstanding principal balance as of the Cut-off Date of $80,000,000 and represents a senior pari passu non-controlling interest in the Shops at Crystals Whole Loan. Six of the senior pari passu notes (three from each of the two tranches of the Shops at Crystals Senior Notes) and the Shops at Crystals Subordinate Companion Loans, were contributed to the SHOPS 2016-CSTL Trust, had an original aggregate principal balance of $300,000,000 and include Note A-1-A-1, which represents the controlling interest in the Shops at Crystals Whole Loan. Two notes from the Shops at Crystals Senior Notes (Notes A-1-B-1 and B-1-B-1), which had an original principal balance of $50,000,000, are expected to be contributed to the JPMCC 2016-JP2 trust. Two notes from the Shops at Crystals Senior Notes (Notes A-1-B-2 and B-1-B-2), which had an original principal balance of $50,000,000, are expected to be contributed to the DBJPM 2016-C3 Trust. The remaining non-controlling notes from the Shops at Crystals Senior Notes, which had an aggregate original principal balance of $70,000,000, are currently held by Wells Fargo Bank, National Association and Bank of America, N.A. and are expected to be contributed to future securitization trusts. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Shops at Crystals Whole Loan” in the Preliminary Prospectus.

Following the lockout period, on any date before January 1, 2026, the borrower has the right to defease the Shops at Crystals Whole Loan in whole, but not in part. In addition, the Shops at Crystals Whole Loan is prepayable without penalty on or after January 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 1, 2019.

Sources and Uses

Sources			Uses
Original whole loan amount	$550,000,000	100.0%	Closing costs	$1,952,902	0.4%
			Return of equity	548,047,098	99.6
Total Sources	$550,000,000	100.0%	Total Uses	$550,000,000	100.0%

The Property. The Shops at Crystals Property consists of the fee interest in an approximately 262,327 square foot, luxury shopping center located in the CityCenter development in the heart of the Las Vegas strip. Developed in 2009, the Shops at Crystals Property is highly visible and easily accessible with 374 feet of frontage along the Strip. The Shops at Crystals Property is attached to the Aria Resort & Casino, accessible via the ARIA Express Tram from the Bellagio Resort & Casino and the Monte Carlo, and adjacent to the Mandarin Oriental, The Cosmopolitan and the Vdara Hotel & Spa. The Shops at Crystals Property also forms the base of the twin, 37-story, 674-unit Veer Towers luxury condominium. CityCenter is an approximately 18 million square foot development and the largest retail district to receive LEED+ Gold Core & Shell certification from the United States Green Building Council. The development is situated on the west side of Las Vegas Boulevard and was developed by MGM Resorts International and Dubai World.

The Shops at Crystals Property features a collection of luxury brands brands. Tenants occupying 10,000 or more square feet include Louis Vuitton, Gucci, Prada and Tiffany & Co., which collectively comprise approximately 22.6% of the property’s net rentable area. The Shops at Crystals Property also serves, or will serve (in the case of the Hermès expansion), as the Las Vegas flagship location for nine of the tenants (Louis Vuitton, Gucci, Tom Ford, Prada, Roberto Cavalli, Ermenegildo Zegna, Dolce & Gabbana, Tourbillon and Hermès). Approximately 41.7% of 2015 sales and 33.6% of net rentable area comes from investment grade tenants including LVMH (parent company of Bulgari, Celine, Christian Dior, Emilio Pucci, Fendi, Loro Piana, Louis Vuitton and TAG Heuer), Kering (parent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

THE SHOPS AT CRYSTALS

company of Yves Saint Laurent, Bottega Veneta, Balenciaga, Gucci and Stella McCartney), JAB Holdings (parent company of Bally and Jimmy Choo), Tiffany & Co. and Luxottica (parent company of Ilori).

As of April 21, 2016, the Shops at Crystals Property was approximately 87.6% leased by 50 tenants (excluding the Hermès expansion space). Hermès has executed a new lease to relocate from its 4,582 square foot space on the first floor to 13,507 square feet of space across two floors, effective December 1, 2017. Inclusive of the second floor expansion space, the Shops at Crystals Property was 88.2% leased as of April 21, 2016. The Shops at Crystals Property reported 2015 aggregate sales of approximately $317.8 million ($1,330 per square foot). Based on underwritten gross rent and 2015 total sales, the 2015 occupancy cost was 19.2%. Total sales per square foot have increased by approximately 9.4% from 2012 to 2015, and net operating income has increased by approximately 35.0% during the same period.

The following table presents certain information relating to the tenancy at the Shops at Crystals Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Major Tenants
Louis Vuitton	NR/NR/A+	22,745	8.7%	$192.57	$4,380,010(5)	9.5%	$2,140	9.0%	12/31/2019
Prada	NR/NR/NR	15,525	5.9%	$243.45	$3,779,524	8.2%	$729	33.4%	12/31/2019
Ermenegildo Zegna	NR/NR/NR	9,926	3.8%	$277.46	$2,754,064	6.0%	$685	40.5%	12/31/2020
Tiffany & Co.	BBB+/Baa2/BBB+	10,000	3.8%	$220.00	$2,200,000	4.8%	$1,450	15.2%	1/31/2024(6)
Tom Ford	NR/NR/NR	7,693	2.9%	$275.55	$2,119,775	4.6%	$1,654	16.7%	12/31/2019
Gucci	NR/NR/BBB	10,952	4.2%	$166.45	$1,822,983	4.0%	$1,380	12.1%	12/31/2025
Total Major Tenants		76,841	29.3%	$221.97	$17,056,356	37.0%

Non-Major Tenants		153,068	58.4%	$190.04	$29,089,390	63.0%

Occupied Collateral Total		229,909	87.6%	$200.71	$46,145,746	100.0%

Vacant Space		32,418	12.4%

Collateral Total		262,327	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent includes contractual rent increases through May 2017 totaling $939,332.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2015.

(4)	Occupancy Costs are calculated based on Annual U/W Base Rent divided by tenant sales.

(5)	Represents percentage rent in lieu of base rent, based on 2015 sales.

(6)	Tiffany & Co. has the right to terminate its lease if annual gross sales for 2016 are less than $30.0 million. Tiffany & Co. reported gross sales of approximately $14.5 million for the trailing 12-month period ending December 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

THE SHOPS AT CRYSTALS

The following table presents certain information relating to the historical sales and occupancy costs at the Shops at Crystals Property:

Historical Tenant Sales (PSF) and Occupancy Costs(1)

	Historical Tenant Sales (PSF)			Current Occupancy Cost(2)
Tenant Name	2013	2014	2015
Louis Vuitton	$2,084	$2,151	$2,140	9.0%
Prada	$1,102	$943	$729	33.4%
Ermenegildo Zegna	$769	$787	$685	40.5%
Tiffany & Co.	$1,593	$1,863	$1,450	15.2%
Tom Ford	$1,661	$1,714	$1,654	16.7%
Gucci	$1,704	$1,580	$1,380	12.1%

Tenants <10,000 Square Feet
Comparable Sales PSF	$1,110	$1,277	$1,270
Occupancy Cost(2)	20.1%	20.3%	19.9%

Tenants >10,000 Square Feet
Comparable Sales PSF	$1,673	$1,680	$1,513
Occupancy Cost(2)	13.5%	14.1%	17.0%

All Tenants
Comparable Sales PSF	$1,246	$1,378	$1,279
Occupancy Cost(2)	18.2%	18.6%	19.2%

(1)	Historical Tenant Sales (PSF) and Occupancy Costs obtained from the underwritten rent roll.

(2)	Occupancy Costs are based on underwritten rent divided by tenant sales for the given year.

The following table presents certain information relating to the lease rollover schedule at the Shops at Crystals Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	1	1,949	0.7%	1,949	0.7%	$104,775	0.2%	$53.76
2017	0	0	0.0%	1,949	0.7%	$0	0.0%	$0.00
2018	5	12,359	4.7%	14,308	5.5%	$2,899,100	6.3%	$234.57
2019	9	69,021	26.3%	83,329	31.8%	$15,221,420	33.0%	$220.53
2020(4)	11	45,909	17.5%	129,238	49.3%	$10,280,922	22.3%	$223.94
2021	4	18,448	7.0%	147,686	56.3%	$2,017,846	4.4%	$109.38
2022	3	6,560	2.5%	154,246	58.8%	$1,709,609	3.7%	$260.61
2023	3	9,061	3.5%	163,307	62.3%	$2,617,389	5.7%	$288.86
2024	10	47,908	18.3%	211,215	80.5%	$7,488,292	16.2%	$156.31
2025	1	10,952	4.2%	222,167	84.7%	$1,822,983	4.0%	$166.45
2026	2	3,160	1.2%	225,327	85.9%	$800,000	1.7%	$253.16
Thereafter	1	4,582	1.7%	229,909	87.6%	$1,183,409	2.6%	$258.27
Vacant	0	32,418	12.4%	262,327	100.0%	$0	0.0%	$0.00
Total/Weighted Average	50	262,327	100.0%			$46,145,746	100.0%	$200.71

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Includes a concierge desk for Aria Resort & Casino (250 square feet), which has no Annual U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

THE SHOPS AT CRYSTALS

The following table presents historical occupancy percentages at the Shops at Crystals Property:

Historical Occupancy(1)

12/31/2012	12/31/2013	12/31/2014	12/31/2015	4/21/2016(2)(3)
90.5%	95.7%	93.8%	91.0%	87.6%

(1)	Information obtained from the underwritten rent roll.

(2)	Current occupancy includes DSquared2 (2,200 square feet) and Berluti (960 square feet), which have executed leases but are not yet in occupancy.

(3)	Hermes has executed a new lease to relocate from its current 4,582 square foot space on the first floor to 13,507 square feet of space across two floors, effective December 1, 2017. Inclusive of the second floor expansion space, the Shops at Crystals Property was 88.2% leased as of April 21, 2016.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Shops at Crystals Property:

Cash Flow Analysis

	2012	2013	2014	2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$34,796,623	$40,421,000	$44,060,423	$46,579,251	$46,145,746	71.2%	$175.91
Grossed Up Vacant Space	0	0	0	0	5,578,700	8.6	21.27
Total Reimbursables	17,200,255	16,849,275	17,624,637	17,570,608	17,100,944	26.4	65.19
Other Income	1,013,823	925,597	1,148,318	1,530,859	1,559,047	2.4	5.94
Less Vacancy & Credit Loss	39,611	(95,577)	(187,033)	(477,517)	(5,578,700)(2)	(8.6)	(21.27)
Effective Gross Income	$53,050,312	$58,100,295	$62,646,345	$65,203,201	$64,805,737	100.0%	247.04

Total Operating Expenses	$18,698,698	$18,045,943	$19,004,031	$18,826,390	$15,337,868	23.7%	$58.47

Net Operating Income	$34,351,614(1)	$40,054,352(1)	$43,642,314	$46,376,811	$49,467,869	76.3%	$188.57
TI/LC	0	0	0	0	1,815,657	2.8	6.92
Capital Expenditures	0	0	0	0	41,972	0.1	0.16
Net Cash Flow	$34,351,614	$40,054,352	$43,642,314	$46,376,811	$47,610,240	73.5%	$181.49

NOI DSCR(3)	2.36x	2.76x	3.00x	3.19x	3.41x
NCF DSCR(3)	2.36x	2.76x	3.00x	3.19x	3.28x
NOI DY(3)	9.0%	10.5%	11.4%	12.1%	12.9%
NCF DY(3)	9.0%	10.5%	11.4%	12.1%	12.4%

(1)	The increase in Net Operating Income from 2012 to 2013 was due to an increase in occupancy and contractual rent steps.

(2)	The underwritten economic vacancy is 10.8%. The Shops at Crystals Property was 87.6% physically occupied as of April 21, 2016.
(3)	Based on the Shops at Crystals Senior Notes totaling $382,700,000.

Appraisal. As of the appraisal valuation date of April 26, 2016, the Shops at Crystals Property had an “as-is” appraised value of $1,100,000,000.

Environmental Matters. According to the Phase I environmental report dated February 5, 2016, there was no evidence of any recognized environmental conditions at the Shops at Crystals Property.

Market Overview and Competition. The Shops at Crystals Property is situated in the CityCenter development in the heart of the Las Vegas strip. According to the appraisal, the Las Vegas market has rebounded since the financial crisis and retail spending continues to increase as visitor spending becomes more diversified from its historical gaming focus. According to a third party research report, non-gaming revenues have increased from 42.1% of Las Vegas revenues in 1990 to 63.1% in 2015. According to the appraisal, retail spending also reached an all-time high of approximately $42.7 billion in 2015. Retail spending was the third largest non-gaming expenditure after accommodations and food and beverage, at an average of approximately $123 per person for the year. Additionally, Las Vegas experienced a record volume of approximately 42.3 million visitors in 2015, and total 2016 visitations through February 2016 increased from the record level during the same period in 2015 by approximately 3.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

THE SHOPS AT CRYSTALS

The following table presents certain information relating to competitive properties for the Shops at Crystals Property:

Competitive Properties(1)

Property	Year Built/ Renovated	Total GLA (SF)	Est. Sales PSF	Occupancy	Distance	Major/Anchor Tenants
The Shops at Crystals (Subject)	2009/NAP	262,327	$1,279	88%	--	Louis Vuitton, Prada, Ermenegildo Zegna, Tom Ford, Gucci
Fashion Show Mall	1981/2003	1,890,000	$900-$1,000	93%	1.3 miles	Macy’s, Dillard’s, Saks Fifth Avenue, Neiman Marcus, Macy’s
Grand Canal Shoppes	1999/2007	806,000	$900,$1,100	95%	1.1 miles	Barneys New York, Burberry, Canali, Dooney & Bourke, Armani
Forum Shops at Caesars	1992/2004	650,000	$1,500-$1,700	100%	0.8 miles	Apple, Marc Jacobs, Christian Louboutin, Montblanc, Hugo Boss
Miracle Mile Shops	2000/2016	500,000	$825-$875	94%	Adjacent	H&M, Guess, bebe, BCBG MAXAZRIA, LOFT
Bellagio Shops	1998/NAP	NAV	NAV	100%	0.3 miles	Bottega Veneta, Fendi, Gucci, Chanel, Valentino, Prada

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is The Crystals Las Vegas, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Shops at Crystals Whole Loan. The nonrecourse carveout guarantors are Simon Property Group, L.P. and ICRE REIT Holdings. The liability of the guarantors under the nonrecourse carve-out provisions in the loan documents is capped at $110.0 million plus reasonable collection costs. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans—Non-Recourse Obligations” in the Preliminary Prospectus.

The Sponsors. The loan sponsors are Simon Property Group, L.P. and Invesco Advisors Inc. (“Invesco”). Simon Property Group, L.P. is an affiliate of Simon Property Group, Inc. (“SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A2/A by Moody’s and S&P) is an S&P 100 company and the largest public real estate company in the world. SPG currently owns or has an interest in 231 retail real estate properties in North America, Europe and Asia comprising 191 million square feet. SPG is also the sponsors of the borrowers under the mortgage loans identified on Annex A-1 as Simon Premium Outlets. Invesco, a Maryland real estate investment trust, is an affiliate of Invesco, Ltd., a publicly traded independent global investment management firm. Simon has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. No upfront escrows were collected at origination.

Ongoing reserves for taxes are not required as long as (i) there is no event of default; (ii) no DSCR Reserve Trigger Event (as defined below) exists; and (iii) the borrower (a) pays all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent or (b) upon request, provides the lender with satisfactory evidence of such payment of taxes.

Ongoing reserves for insurance are not required as long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Ongoing replacement reserves are not required as long as no DSCR Reserve Trigger Event or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Event or an event of default, the borrower is required to deposit $4,372 per month ($0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $104,931 ($0.40 per square foot).

Ongoing reserves for tenant improvements and leasing commissions (“TI/LC”) are waived in the event that the borrower delivers either (i) a guaranty from the guarantors for all monthly deposits to the TI/LC reserve required by the loan documents with the related liabilities of the guarantors capped at the TI/LC Reserve Cap (as defined below) plus all of the reasonable out-of-pocket costs and expenses in enforcing such guaranty; or (ii) the borrower delivers a letter of credit in the amount of the TI/LC Reserve Cap, provided that the borrower does not have the right to deliver such guaranty or letter of credit if an event of default is continuing. The guarantors delivered a guaranty of TI/LC reserves on the origination date. In the event that the borrower has not delivered such guaranty or letter of credit, the borrower is required to deposit $185,000 per month (approximately $8.46 per square foot annually) for TI/LC reserves. The TI/LC reserve is subject to a cap of $4,440,000 (“TI/LC Reserve Cap”) (approximately $16.93 per square foot).

A “DSCR Reserve Trigger Event” means the debt service coverage ratio for the Shops at Crystals Whole Loan based on the trailing four calendar quarter period immediately preceding the date of determination is less than 1.60x for two consecutive calendar

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

THE SHOPS AT CRYSTALS

quarters. A DSCR Reserve Trigger Event will be cured upon the debt service coverage ratio for the Shops at Crystals Whole Loan being equal to or greater than 1.60x for two consecutive calendar quarters.

Lockbox and Cash Management. The Shops at Crystal Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all cash flow is distributed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” means the occurrence of: (i) an event of default; (ii) any bankruptcy or insolvency action of the borrower, (iii) any bankruptcy or insolvency action of the property manager if the property manager is affiliated with the borrower (provided that the property manager is not replaced within 60 days with a qualified manager); or (iv) the date that the debt service coverage ratio for the Shops at Crystals Whole Loan based on the trailing four calendar quarter period immediately preceding the date of determination is less than 1.30x for two consecutive calendar quarters (a “DSCR Trigger Event”).

A Cash Trap Event Period may be cured (a) if the Cash Trap Event Period is caused solely by the occurrence of a DSCR Trigger Event, the achievement of a debt service coverage ratio of 1.30x or greater for two consecutive calendar quarters based upon the trailing four calendar quarter period immediately preceding the date of determination; (b) if the Cash Trap Event Period is caused solely by clause (i) above, by the acceptance of the lender of a cure of such event of default, provided that the lender has not accelerated the loan, moved for a receiver or commenced foreclosure proceedings; or (c) if the Cash Trap Event Period is caused solely by clause (iii) above, if the borrower replaces the property manager or such bankruptcy or insolvency action is discharged or dismissed without any adverse consequences to the property or the loan. The cures in this paragraph are also subject to the following conditions: (i) no event of default shall have occurred and be continuing; (ii) the borrower pays all of the lender’s reasonable out-of-pocket expenses incurred in connection with curing such Cash Trap Event Period including reasonable attorney’s fees and expenses; and (iii) the borrower may not cure a Cash Trap Event Period (x) more than a total of five times in the aggregate during the term of the loan or (y) triggered by a bankruptcy or insolvency action of the borrower.

Property Management. The Shops at Crystals Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer The Shops at Crystals Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) in the event that in connection with such transfer, the manager will not thereafter continue to manage The Shops at Crystals Property, then a replacement management agreement with a qualified manager must be executed acceptable to lender; (iii) the transferee must not have been a party to any bankruptcy action within the seven years prior and there is not material litigation or regulatory action pending against the transferee unreasonable to lender; and (iv) the transferee is a qualified transferee meeting the requirements set forth in the loan documents or the lender receiving rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-BNK1 certificates and similar confirmations from each rating agency rating any securities backed by any The Shops at Crystals Companion Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Shops at Crystals Whole Loan includes three subordinate loans, each comprised of three pari passu notes, with an aggregate original principal balance of $167,300,000 that were contributed to the SHOPS 2016-CSTL transaction. See “Description of the Mortgage Pool – The Whole Loan – The Non-Serviced Whole Loan – The Shops at Crystals Whole Loan” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Shops at Crystals Property. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 365-day extended period of indemnity. Should the policy contain an exclusion for acts of terrorism, the loan documents require the borrower to obtain to the extent available a stand-alone policy providing the same coverage as previously in place prior to the exclusion, with a premium cap of two times the then current annual insurance premiums for the policy insuring The Shops at Crystals Property only (excluding the wind and flood components of the premiums) on a stand-alone basis, with a deductible no greater than $5,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

 (THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

 (THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

VERTEX PHARMACEUTICALS HQ

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

VERTEX PHARMACEUTICALS HQ

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

VERTEX PHARMACEUTICALS HQ

Vertex Pharmaceuticals HQ
11 Fan Pier Boulevard & 50 Northern Avenue
Boston, MA 02210
Boston Harbor
BOSTON
East Boston
Logan International Airport
North End
Financial District
Chinatown
Seaport District
Fort Point
South Boston
Fort Point Channel
Reserved Channel
Charles River
Cambridge 3 miles
Federal Court House
The Institute of Contemporary Art
Seaport World Trade Center
Boston Fish Pier
Boston Convention and Exhibition Center
Boston Children's Museum
Boston Tea Party Ships & Museum
South Station
North Station
Ted Williams Tunnel
Sumner Tunnel
Callahan Tunnel
Ft. Point Channel Tunnel
Mass. Tpke.
BLUE LINE
RED LINE
ORANGE LINE
GREEN LINE
SILVER LINE
Atlantic Ocean
CAMBRIDGE
BOSTON

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

No. 2 – Vertex Pharmaceuticals HQ

Loan Information				Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	[A-/A/Aa2 (sca.pd)/BB-]			Property Type:	Office
Original Principal Balance(1):	$80,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$80,000,000			Location:	Boston, MA
% of Initial Pool Balance:	9.2%			Size:	1,133,723 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$374.87
Borrower Name:	SNH Seaport LLC			Year Built/Renovated:	2013/NAP
Sponsor:	Senior Housing Properties Trust			Title Vesting:	Fee
Mortgage Rate:	2.79817647%			Property Manager:	The RMR Group LLC
Note Date:	July 15, 2016			4th Most Recent Occupancy(6):	NAV
Anticipated Repayment Date:	August 6, 2026			3rd Most Recent Occupancy(6):	NAV
Maturity Date:	November 6, 2028			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of):	99.6% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	99.9% (4/30/2016)
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, ARD(2)
Interest Accrual Method:	Actual/360			4th Most Recent NOI(6):	NAV
Call Protection(3):	L(24),GRTR 0.5% or YM or D(89),O(7)			3rd Most Recent NOI(6):	NAV
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(7):	$43,928,033 (12/31/2014)
Additional Debt(1)(4):	Yes			Most Recent NOI (As of)(7):	$70,924,928 (12/31/2015)
Additional Debt Type(1)(4):	Pari Passu; Mezzanine

				U/W Revenues:	$93,423,532
				U/W Expenses:	$17,361,124
				U/W NOI(7):	$76,062,408
				U/W NCF(7):	$75,778,977
				U/W NOI DSCR(1):	6.31x
Escrows and Reserves(5):				U/W NCF DSCR(1):	6.28x
				U/W NOI Debt Yield(1):	17.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	17.8%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$1,198,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	June 3, 2016
Replacement Reserve	$0	$0	NAP	Cut-off Date LTV Ratio(1):	35.5%
TI/LC Reserve	$0	$0	NAP	LTV Ratio at Maturity or ARD(1):	35.5%

(1)	The Vertex Pharmaceuticals HQ Whole Loan (as defined below), with an original principal balance of $425,000,000 is comprised of nine pari passu senior notes. The controlling Note A-1 had an original principal balance of $80,000,000, has an outstanding principal balance of $80,000,000 as of the Cut-off Date and will be contributed to the WFCM 2016-BNK1 Trust. The remaining eight non-controlling notes, which had an aggregate original principal balance of $345,000,000, are expected to be contributed to future trusts. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Vertex Pharmaceuticals HQ Whole Loan. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI DY based on the combined Vertex Pharmaceuticals HQ Whole Loan and Vertex Pharmaceuticals HQ Mezzanine Loan aggregate principal amount of $620.0 million are 51.8%, 3.42x and 12.3%, respectively.

(2)	After the ARD and prior to the occurrence of an event of default under the Vertex Pharmaceuticals HQ Whole Loan documents, all excess cash flow with respect to the Mortgaged Property is required to be applied to prepay the Vertex Pharmaceuticals HQ Whole Loan and the Vertex Pharmaceuticals HQ Mezzanine Loan (as defined below) on a pro rata basis.

(3)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date of September 6, 2016. Prepayment with payment of a prepayment fee equal to the greater of 0.5% or the yield maintenance premium is permitted after August 6, 2018. Defeasance of the Vertex Pharmaceuticals HQ Whole Loan is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) January 15, 2020. The assumed lockout period of 24 payments is based on the expected WFCM 2016-BNK1 Trust closing date in August 2016.

(4)	See “Subordinate and Mezzanine Indebtedness” section.

(5)	See “Escrows” section.

(6)	See “Historical Occupancy” section.

(7)	See “Cash Flow Analysis” section.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

VERTEX PHARMACEUTICALS HQ

The Mortgage Loan. The mortgage loan (the “Vertex Pharmaceuticals HQ Mortgage Loan”) is part of a whole loan (the “Vertex Pharmaceuticals HQ Whole Loan”) that is evidenced by nine pari passu senior promissory notes secured by a first lien mortgage encumbering an office complex located in Boston, Massachusetts (the “Vertex Pharmaceuticals HQ Property”). The Vertex Pharmaceuticals HQ Whole Loan was co-originated on July 15, 2016 by Morgan Stanley Bank, N.A. and Citigroup Global Markets Realty Corp. The Vertex Pharmaceuticals HQ Whole Loan had an original principal balance of $425,000,000, has an outstanding principal balance as of the Cut-off Date of $425,000,000 and accrues interest at an interest rate of 2. 79817647% per annum (the “Initial Interest Rate”). The Vertex Pharmaceuticals HQ Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the anticipated repayment date (“ARD”). The ARD is August 6, 2026 and the final maturity date is November 6, 2028. In the event the Vertex Pharmaceuticals HQ Whole Loan is not repaid in full on or before the ARD, the interest rate will increase the sum of (1) the Initial Interest Rate, plus (2) the product of (A) the quotient of (x) the Initial Interest Rate divided by (y) 3.530%, multiplied by (B) the difference between (x) the Aggregate Extended Interest Rate (as defined below), minus (y) 3.530%. (the “Adjusted Interest Rate”). The Aggregate Extended Interest Rate is equal to the greater of (i) 6.530% or (ii) the sum of (1) the then effective U.S. swap rate for a swap terminating on the then effective Maturity Date plus (2) five percent (5.000%). All interest, including interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate is required to be paid currently on each monthly payment date through the final maturity date. If the Vertex Pharmaceuticals HQ Whole Loan is not repaid in full on or prior to the ARD, from and after the occurrence of the ARD and prior to the occurrence of an event of default under the Vertex Pharmaceuticals HQ Whole Loan, all excess cash flow is required to be applied to repay the principal balance of the Vertex Pharmaceuticals HQ Whole Loan and Vertex Pharmaceuticals HQ Mezzanine Loan (as defined below) on a pro rata basis, based on their respective principal balances. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” and “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Vertex Pharmaceuticals HQ Whole Loan” in the Preliminary Prospectus.

The Vertex Pharmaceuticals HQ Mortgage Loan, evidenced by the controlling Note A-1, which will be contributed to the WFCM 2016-BNK1 Trust, had an original principal balance of $80,000,000 and has an outstanding principal balance as of the Cut-off Date of $80,000,000. The remaining non-controlling notes (the “Vertex Pharmaceuticals HQ Companion Loans”), which had an aggregate original principal balance of $345,000,000, are expected to be contributed to future trusts. The lender provides no assurances that any non-securitized notes will not be split further.

Note Summary

Notes	Original Balance	Note Holder(1)	Controlling Interest
A-1	$80,000,000	WFCM 2016-BNK1	Yes
A-2-1, A-2-2, A-2-3, A-2-4	$217,500,000	MSBNA	No
A-5, A-6, A-7	$127,500,000	CGMRC	No
Total	$425,000,000

(1)	MSBNA – “Morgan Stanley Bank, N.A.”; CGMRC means – “Citigroup Global Markets Realty Corp.”

Following the lockout period, the borrower has the right to defease the Vertex Pharmaceuticals HQ Whole Loan in whole, but not in part, on any date before February 6, 2026. The borrower has the right to prepay the Vertex Pharmaceuticals HQ Whole Loan in whole, but not in part, with payment of the greater of 0.5% of the outstanding principal balance and the yield maintenance premium after August 6, 2018. In addition, the Vertex Pharmaceuticals HQ Whole Loan is prepayable without penalty on or after February 6, 2026. In connection with any such prepayment, the Vertex Pharmaceuticals HQ Mezzanine Loan is required to also be prepaid in full. The defeasance lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) January 15, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sources and Uses

Sources			Uses
Original mortgage loan amount	$425,000,000	68.5%	Return of equity(1)	$616,022,218	99.4%
Mezzanine loan	195,000,000	31.5	Closing costs	3,977,782	0.6
Total Sources	$620,000,000	100.0%	Total Uses	$620,000,000	100.0%

(1)	The sponsor, Senior Housing Properties Trust, acquired the Vertex Pharmaceuticals HQ Property in 2014 for a purchase price of $1,125,420,000 in part by using proceeds from its unsecured revolving credit facility. The sponsor has informed the lender that it expects to use proceeds of the Vertex Pharmaceuticals HQ Whole Loan to repay a portion of the outstanding borrowings under the unsecured revolving credit facility and for general business purposes. Following the repayment, there will be approximately $900.0 million available under the sponsor’s unsecured revolving credit facility.

The Property. The Vertex Pharmaceuticals HQ Property consists of the fee interest in a two-building, 15-story, class A headquarters office complex totaling 1,133,723 square feet, located in the master-planned Fan Pier mixed use development in the Seaport District of Boston, Massachusetts. The Fan Pier development is a live-work-play development that features over 3.0 million square feet of office, retail, hotel and residential buildings, multiple public parks, restaurants, access to Boston’s HarborWalk and the Institute of Contemporary Art. The Fan Pier development also features the Fan Pier Marina, a professionally managed, six-acre marina with deep-water access, as well as water taxi access to Logan International Airport. The Vertex Pharmaceuticals HQ Property features floor plates of approximately 40,000 square feet on the lab floors (floors 2-8) and floor plates of approximately 28,000 square feet on the office floors (floors 9-15). The Vertex Pharmaceuticals HQ Property features flexible floor plates that can accommodate full floor or multi-tenant users, laboratory and research space, floor to ceiling glass exteriors and exterior signage. Both buildings that comprise the Vertex Pharmaceuticals HQ Property, 11 Fan Pier Boulevard and 50 Northern Avenue, have achieved LEED Gold certification. The two buildings that comprise the Vertex Pharmaceuticals HQ Property are connected via a skybridge between the 5th and 6th floors. Parking at the Vertex Pharmaceuticals HQ Property is provided by a 3-level, 740-space subterranean parking garage, resulting in a parking ratio of 0.65 spaces per 1,000 square feet of net rentable area. As of June 30, 2016, the Vertex Pharmaceuticals HQ Property was 99.9% leased to nine tenants.

The Vertex Pharmaceuticals HQ Property was constructed in 2013 as a built-to-suit headquarters for Vertex Pharmaceuticals Incorporated (“Vertex Pharmaceuticals”), which leases 100.0% of the Vertex Pharmaceuticals HQ Property’s office, lab, storage and mechanical space. The sponsor invested approximately $161.6 million ($149.30 per square foot) for Vertex Pharmaceuticals’ initial tenant improvement allowance. In addition, Vertex Pharmaceuticals subsequently invested a reported $75.0 million ($69.29 per square foot) to convert the lower floors of the towers to lab space. Vertex Pharmaceuticals’ leases run through December 31, 2028, each with one, ten-year extension option at fair market rent remaining. Vertex Pharmaceuticals is focused on developing and commercializing therapies for the treatment of cystic fibrosis and currently has two marketed medicines to treat cystic fibrosis: ORKAMBI and KALYDECO. ORKAMBI was approved by the United States Food and Drug Administration (“FDA”) in July 2015 and the European Commission in November 2015 for the treatment of patients with cystic fibrosis twelve years of age and older. KALYDECO was approved in 2012 by the FDA and European Commission as a treatment for patients with cystic fibrosis six years of age and older. In addition, Vertex Pharmaceuticals has other development programs in the field of cystic fibrosis, as well as other early- and mid-stage development programs in the areas of oncology, pain and neurology.

The Vertex Pharmaceuticals HQ Property features 49,906 square feet of ground floor retail and associated storage space leased to a variety of tenants, including Frank Anthony’s, a gourmet market and specialty grocer, Babbo Pizzeria, an Italian restaurant and pizzeria, b.good, a health-conscious fast-food chain restaurant, Leader Bank, a retail bank branch, Starbucks and Bright Horizons Children’s Center, a daycare and preschool.

Below is a summary of Vertex Pharmaceuticals’ occupied space at the Vertex Pharmaceuticals HQ Property.

Vertex Pharmaceuticals Leased Space(1)

Building	Office NRSF	Lab NRSF	Mechanical NRSF	Storage NRSF	Total Vertex Leased NRSF
50 Northern Avenue	211,685	253,800	87,752	2,868	556,105
11 Fan Pier Boulevard	217,462	222,870	76,984	8,996	526,312
Total	429,147	476,670	164,736	11,864	1,082,417

(1)	Included in Vertex Pharmaceuticals’ net rentable square feet is approximately 164,736 square feet of mechanical space located on the eighth floor and penthouse areas. According to the appraisal, it is a market standard that lab tenants pay full rent for all mechanical areas. Were the subject converted to a multi-tenant office use in the future, the Vertex Pharmaceuticals HQ Property’s net rentable area would most likely be reduced by the amount of the mechanical areas. Vertex Pharmaceuticals currently pays $62.50 per square foot for its office, lab and mechanical space and $25.00 per square foot for its storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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VERTEX PHARMACEUTICALS HQ

The following table presents certain information relating to the tenancy at the Vertex Pharmaceuticals HQ Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Vertex Pharmaceuticals	NR/NR/NR	1,082,417	95.5%	$67.06	$72,588,588	96.6%	12/31/2028(2)
Total Major Tenants		1,082,417	95.5%	$67.06	$72,588,588	96.6%

Non-Major Tenants(3)		49,906	4.4%	$51.44	$2,567,035	3.4%

Occupied Total		1,132,323	99.9%	$66.37	$75,155,622	100.0%

Vacant Space		1,400	0.1%

Collateral Total		1,133,723	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent for Vertex Pharmaceuticals include $5,382,425 ($4.97 per square foot) of underwritten rent steps, which represent the straight line rent increases in the Vertex Pharmaceuticals leases through the loan term. In addition, Annual U/W Base Rent PSF and Annual U/W Base Rent include $227,225 ($4.55 per square foot) of underwritten rent steps for Non-Major Tenants.

(3)	Vertex Pharmaceuticals has one 10-year lease extension option remaining on each of its two leases at fair market rent, each exercisable with 20 months’ written notice.
(4)	Non-Major Tenants are comprised of first floor retail space tenants, and include 7,300 square feet (0.6% of net rentable area) master leased by an affiliate of the original developer of the Vertex Pharmaceuticals HQ Property to an affiliate of the borrower, which represents approximately 0.7% of Annual U/W Base Rent.

The following table presents certain information relating to the lease rollover schedule at the Vertex Pharmaceuticals HQ Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	2	8,793	0.8%	8,793	0.8%	$548,470	0.7%	$62.38
2025	4	14,047	1.2%	22,840	2.0%	$705,607	0.9%	$50.23
2026	1	2,746	0.2%	25,586	2.3%	$151,030	0.2%	$55.00
Thereafter	2	1,106,737	97.6%	1,132,323	99.9%	$73,750,515	98.1%	$66.64
Vacant	0	1,400	0.1%	1,133,723	100.0%	$0	0.0%	$0.00
Total/Weighted Average	9	1,133,723	100.0%			$75,155,622	100.0%	$66.37

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Vertex Pharmaceuticals HQ Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(2)	12/31/2015(2)	6/30/2016(3)
NAV	NAV	100.0%	99.6%	99.9%

(1)	The Vertex Pharmaceuticals HQ Property was constructed in 2013 and as such, historical occupancy prior to 2014 is not available.

(2)	Information obtained from the borrower. Historical occupancy includes vacant retail space that was master leased to an affiliate of the borrower, comprising 23,723 square feet as of 12/31/2014 and 12,231 square feet as of 12/31/2015.

(3)	Information obtained from the underwritten rent roll. Includes 7,300 square feet (0.6% of the net rentable area) of vacant retail space that is master leased to an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Vertex Pharmaceuticals HQ Property:

Cash Flow Analysis(1)

	2014		2015		U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$43,822,419	(2)	$68,315,712	(2)	$75,155,622	(2)	80.4%	$66.29
Grossed Up Vacant Space	0		0		0		0.0	0.00
Total Reimbursables(3)	8,044,479		15,865,672		16,894,457		18.1	14.90
Parking Income	2,194,452		3,998,740		3,710,112		4.0	3.27
Less Vacancy & Credit Loss	0		0		(2,336,660)	(4)	(2.5)	(2.06)
Effective Gross Income	$54,061,350		$88,180,123		$93,423,532		100.0%	$82.40

Total Operating Expenses	$10,133,318		$17,255,195		$17,361,124		18.6%	$15.31

Net Operating Income	$43,928,033		$70,924,928		$76,062,408		81.4%	$67.09
TI/LC	0		0		0		0.0	0.00
Capital Expenditures	0		0		283,431		0.3	0.25
Net Cash Flow	$43,928,033		$70,924,928		$75,778,977		81.1%	$66.84

NOI DSCR(5)	3.64x		5.88x		6.31x
NCF DSCR(5)	3.64x		5.88x		6.28x
NOI DY(5)	10.3%		16.7%		17.9%
NCF DY(5)	10.3%		16.7%		17.8%

(1)	The Vertex Pharmaceuticals HQ Property was constructed in 2013 and as such, historical financials prior to 2014 are not available.
(2)	The increase in 2015 Base Rent over 2014 Base Rent is due primarily to Vertex Pharmaceuticals not being in full occupancy of and paying rent for all of its space until the end of 2014. The increase in U/W Base Rent over 2015 Base Rent is primarily due to underwritten rent steps of $5,382,425 ($4.97 per square foot), which represent the straight line rent increases in the Vertex Pharmaceuticals lease through the loan term, and $227,225 ($4.55 per square foot) of underwritten rent steps through May 2017 for non-major tenants. U/W Base Rent includes $524,323 (0.7% of total U/W Base Rent) of rent attributable to the master lease.

(3)	Total Reimbursables include, among other things, reimbursements for real estate taxes. Vertex Pharmaceuticals currently benefits from a tax increment financing program (“TIF Program”), which expires June 30, 2018. Such TIF Program may be revoked or reduced prior to such expiration date if Vertex does not satisfy certain employment expansion obligations. Such TIF Program has been estimated to provide a tax savings to Vertex Pharmaceuticals of approximately $9,000,000 from its inception in 2011 to its anticipated expiration date. U/W Net Cash Flow assumes full real estate taxes are due and are fully reimbursed by Vertex Pharmaceuticals.

(4)	The underwritten economic vacancy is 2.5%. As of April 30, 2016, the Vertex Pharmaceuticals HQ Property was 99.9% leased.

(5)	The debt service coverage ratios and debt yields are based on the Vertex Pharmaceuticals HQ Whole Loan.

Appraisal. As of the appraisal valuation date of June 3, 2016, the Vertex Pharmaceuticals HQ Property had an “as-is” appraised value of $1,198,000,000.

Environmental Matters. The Phase I environmental site assessment dated June 10, 2016 reported that the groundwater beneath the Vertex Pharmaceuticals HQ Property exceeded the United States Environmental Protection Agency (“EPA”) National Pollution Discharge Elimination System limits for certain metals (cyanide, antimony, copper, lead, iron, and zinc). There is currently an installed groundwater treatment system designed to manage the condition per EPA guidance and as such, the condition is considered a controlled recognized environmental condition. In the event that the guarantor does not have a long-term unsecured debt rating of at least “BBB-” by Fitch and S&P and “Baa3” by Moody’s, the borrower is required to obtain an environmental impairment liability insurance policy as described in (and subject to the limitations described in) the Preliminary Prospectus under “Description of the Mortgage Pool—Environmental Considerations.”

Market Overview and Competition. The Vertex Pharmaceuticals HQ Property is located in the Seaport District of downtown Boston, Massachusetts overlooking Boston Harbor. The Seaport District has benefitted from infrastructure improvements stemming from the completion of Boston’s decades-long “Big Dig” project that concluded in 2007. The Big Dig project converted Interstate 93 from an elevated highway to an underground tunnel through the Boston central business district, and included the construction of the Ted Williams Tunnel which connects Interstate 90 to Logan International under the Seaport District and Boston Harbor. With the conversion of Interstate 93 to an underground tunnel, access from the Boston central business district over the Fort Point Channel to the Seaport District was improved. The Vertex Pharmaceuticals HQ Property benefits from easy access to mass transit, located a block from the Silver Line Courthouse T Station, an approximately 15 minute walk from South Station, and an approximately 10 minute drive from Boston Logan Airport. Attractions in the Seaport District include the Boston Convention and Exhibition Center, the Seaport Boston Hotel & World Trade Center, the Institute of Contemporary Art/Boston and the Blue Hills Bank Pavilion amphitheater.

According to the appraisal, the Vertex Pharmaceuticals HQ Property is located in the Seaport office submarket, which contains 8.7 million square feet of office space, and is part of the greater Boston central business district office market, which includes 66.6 million square feet of office space, as of the first quarter 2016. Recent corporate relocations to the Seaport office submarket include PricewaterhouseCoopers, which executed a 333,000 square foot lease for and relocated over 2,500 employees to its recently completed building in Seaport Square; Goodwin Procter LLP, which committed to a large built-to-suit office project totaling 378,000 square feet that is anticipated to bring over 800 employees to the submarket; and General Electric, which announced plans to move its corporate headquarters from Connecticut to the Seaport District in Boston and plans to relocate approximately 800 jobs to the area. According to the appraisal, as of the fourth quarter 2015, the Seaport office submarket exhibited a vacancy rate of 6.4% with asking class A rents of $63.47 per square foot on a triple net basis, compared to a vacancy rate of 8.4% and asking class A rents of $58.58 per square foot on a triple net basis for the central business district office market as a whole.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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VERTEX PHARMACEUTICALS HQ

The following table presents certain information relating to comparable office leases for the Vertex Pharmaceuticals HQ Property:

Comparable Leases(1)

Property Name/Location	Year Built	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Pier IV Boston, MA	2018	376,555	NAV	0.2 miles	Confidential	July 2018 / 15.5 Yrs	200,000	$50.00	NNN
675 West Kendall Street Cambridge, MA	2004	302,919	100%	2.3 miles	Alnylam Pharmaceuticals	May 2018 / 15.0 Yrs	295,000	$67.00	NNN
60 Binney Street Cambridge, MA	2016	530,478	98%	2.3 miles	Bluebird Bio	Jan. 2017 / 10.3 Yrs	267,278	$72.50	NNN
320 Bent Street Cambridge, MA	2001	184,405	100%	2.8 miles	Momenta Pharmaceuticals	Sept. 2016 / 10.0 Yrs	105,000	$68.00	NNN
100-110 Northern Avenue Boston, MA	2016	516,000	64%	0.2 miles	Goodwin Procter	July 2016 / 16.5 Yrs	378,000	$53.00	NNN
125 High Street Boston, MA	1990	980,347	86%	0.4 miles	Wells Fargo	Jan. 2016 / 15.0 Yrs	150,816	$37.00	NNN
101 Seaport Boulevard Boston, MA	2015	439,058	92%	0.1 miles	PwC	Nov. 2015 / 15.0 Yrs	333,000	$39.00	NNN

(1)	Information obtained from the appraisal.

The Borrower. The borrower is SNH Seaport LLC, a single purpose Delaware limited liability company entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Vertex Pharmaceuticals HQ Whole Loan. Senior Housing Properties Trust is the guarantor of certain nonrecourse carveouts under the Vertex Pharmaceuticals HQ Whole Loan.

The Sponsor. The sponsor is Senior Housing Properties Trust, a publicly traded REIT, which owns independent living and assisted living communities, continuing care retirement communities, nursing homes, wellness centers and medical office, clinic and biotech laboratory buildings located throughout the United States, with a focus on owning triple net leased properties. As of March 31, 2016, Senior Housing Properties Trust owned 428 properties in 43 states and Washington, D.C.

Escrows. No upfront reserves were required with respect to the Vertex Pharmaceuticals HQ Whole Loan.

During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to deposit on each monthly payment date (i) an amount equal to one-twelfth of the taxes the lender estimates will be payable in the next 12 months and (ii) an amount equal to one-twelfth of the insurance premiums the lender estimates will be payable in the next 12 months; provided that the requirement to deposit insurance premiums will be suspended if the borrower provides satisfactory evidence to the lender that the insurance coverage required by the Vertex Pharmaceuticals HQ Whole Loan documents is being provided under acceptable blanket insurance policies and the insurance premiums for such policies have been prepaid for not less than one year in advance (or for policies delivered at loan origination, such shorter period as such policies are in effect).

During the continuance of a Cash Management Sweep Period, all excess cash flow is required to be deposited into and held in a cash trap subaccount (the “Cash Trap Funds”); provided, that during a Cash Management Sweep Period resulting solely from the occurrence of a Vertex Lease Event (as defined below), all Cash Trap Funds in excess of $75.0 million are required to be released to the borrower. In addition, during a Cash Management Sweep Period resulting solely from the occurrence of a Vertex Lease Event, the borrower may obtain a release of the Cash Trap Funds upon delivery to the lender of either (i) a letter of credit meeting the requirements of the Vertex Pharmaceuticals HQ Whole Loan documents, or (ii) in the event that the guarantor, Senior Housing Properties Trust, possesses a long-term unsecured debt rating of at least “BBB-” by Fitch and S&P and “Baa3” by Moody’s, an additional guaranty, in each case, in an amount equal to the portion of the Cash Trap Funds requested to be released; provided that the right to provide an additional guaranty is conditioned upon the borrower delivering a new non-consolidation opinion and such other legal opinions as may be reasonably requested by lender in connection with the additional guaranty. Following the ARD, provided no event of default is continuing under the Vertex Pharmaceuticals HQ Whole Loan, Cash Trap Funds are required to be applied to prepay the principal of the Vertex Pharmaceuticals HQ Whole Loan and the Vertex Pharmaceuticals HQ Mezzanine Loan (see “Subordinate and Mezzanine Indebtedness” section), pro rata, based on their respective outstanding principal balances.

Lockbox and Cash Management. The Vertex Pharmaceuticals HQ Whole Loan is structured with a lender-controlled lockbox, which is already in place. The Vertex Pharmaceuticals HQ Whole Loan documents require the borrower to direct all tenants to pay rent directly into such lockbox account, and also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Sweep Period, all excess cash flow is distributed to the borrower. During a Cash Management Sweep Period, all excess cash flow is swept to a lender-controlled cash management account and applied as provided in the loan documents.

A “Cash Management Sweep Period” means a period:

(a) commencing upon an event of default under the Vertex Pharmaceuticals HQ Whole Loan documents and ending at such time as such event of default has been cured;

(b) commencing upon an event of default under the Vertex Pharmaceuticals HQ Mezzanine Loan and ending at such time as such event of default has been cured;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(c) commencing upon a Vertex Lease Event and ending at such time as (i) no monetary or material non-monetary defaults or breaches by Vertex Pharmaceuticals exist under the Vertex Pharmaceuticals lease, or (ii) the borrower enters into one or more replacement leases with tenants reasonably approved by the lender, which new leases result in a combined debt yield on the Vertex Pharmaceuticals HQ Whole Loan and the Vertex Pharmaceuticals HQ Mezzanine Loan (the “Vertex Combined Debt Yield”) of at least 10% for two consecutive calendar quarters (a “Vertex Re-Leasing Event”) tested as of the end of each calendar quarter;

(d) commencing when, as of the last day of any calendar quarter from and after a Vertex Re-Leasing Event, the Vertex Combined Debt Yield is less than 8.5%, until such time as the Vertex Combined Debt Yield is at least 8.5% for two consecutive calendar quarters; or

(e) commencing from and after the occurrence of the ARD with respect to the Vertex Pharmaceuticals HQ Whole Loan and ending on the maturity date.

A “Vertex Lease Event” means any monetary or material non-monetary default or breach by Vertex Pharmaceuticals under the lease between borrower and Vertex Pharmaceuticals (as the same may be amended, modified, supplemented, extended, replaced and/or restated from time to time in accordance with the Vertex Pharmaceuticals HQ Whole Loan documents) beyond any applicable notice and cure periods contained in such lease.

Property Management. The Vertex Pharmaceuticals HQ Property is managed by The RMR Group LLC, an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Vertex Pharmaceuticals HQ Property provided that certain conditions are satisfied, inter alia (i) no event of default is continuing; (ii) the transferee is either (x) a qualified transferee as described in the loan documents or (y) another entity reasonably acceptable to the lender (which may be conditioned upon the lender’s receipt of written confirmation from each rating agency rating the Series WFCM 2016-BNK1 Certificates and any securities backed by any Vertex Pharmaceuticals HQ Companion Loans that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series WFCM 2016-BNK1 Certificates and any such securities); (iii) the replacement guarantor is reasonably acceptable to the lender and during the loan term maintains a net worth not less than $500.0 million and liquid assets not less than $25.0 million; and (iv) simultaneously with such transfer there shall be a permitted assumption of the Vertex Pharmaceuticals HQ Mezzanine Loan or the Vertex Pharmaceuticals HQ Mezzanine Loan shall be repaid in full.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Morgan Stanley Mortgage Capital Holdings LLC and Citigroup Global Markets Realty Corp. have made a $195,000,000 mezzanine loan (the “Vertex Pharmaceuticals HQ Mezzanine Loan”) to SNH Mez LLC, the sole member of the borrower under the Vertex Pharmaceuticals HQ Whole Loan, of which Morgan Stanley Mortgage Capital Holdings LLC currently holds the mezzanine Note A-1 in the original principal amount of $136,500,000 and Citigroup Global Markets Realty Corp. currently holds the mezzanine Note A-2 in the original principal amount of $58,500,000; however, it is anticipated that the mezzanine loan will be sold to a third party investor. The Vertex Pharmaceuticals HQ Mezzanine Loan accrues interest at an interest rate of 5.125% per annum prior to its anticipated repayment date, accrues interest based on the same formula as the Vertex Pharmaceuticals HQ Whole Loan on and after its anticipated repayment date, and requires payments of interest only until its anticipated repayment date. The Vertex Pharmaceuticals HQ Mezzanine Loan has the same anticipated repayment date and stated maturity date as the Vertex Pharmaceuticals HQ Whole Loan.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Vertex Pharmaceuticals HQ Property. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

ONE STAMFORD FORUM

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

ONE STAMFORD FORUM

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

ONE STAMFORD FORUM

STAMFORD
Springdale
Glenbrook
Darien
Downtown
Noroton
Greenwich
Richmond Hill
Riverside
Old Greenwich
Harbor Point
The Cove
Shippan Point
FAIRFIELD COUNTY
Long Island Sound
Stamford Harbor
Wescott Cove
Greenwich Cove
Holly Pond
Cove Island
Shippan Point
One Stamford Forum
201 Tresser Boulevard
Stamford, CT 06901
New Haven 36 miles
N.Y. City 35 miles
Sterling Farm Municipal Golf Course
Wood Way Country Club
Woodway Park
Sleepy Hollow Park
Wee Burn Country Club
River Bend Center
SPRINGDALE
GLENBROOK
NOROTON HEIGHTS
Woodland Park
WWE TV Production
Lord & Taylor
Ridgeway Shopping Center
Skalzi Park
E.G. Brennan Municipal Golf Course
University of Connecticut - Stamford
Michael Lione Park
Stamford Hospital
Stamford Ctr for the Arts
Landmark Square
Stamford Town Center
UBS
RBS
STAMFORD METRO NORTH/ AMTRAK
Ernst & Young
Rosa Hartman Park
Petromar International
Kosciuszco Park
Southfield Park & Ball Field
Cummings Park
West Beach Park
Cove Island Park
Weed Beach Park
Binney Park
Innis Arden Country Club
OLD GREENWICH
Newfield Ave
Hope St
Hoyt St
Mansfield Ave
Oaklawn Ave
Middlesex Rd
Noroton Ave
NEW CANAAN LINE
NEW HAVEN LINE
METRO NORTH
Strawberry Hill Ave
Glenbrook Rd
Courtland Ave
Westover Rd
Stillwater Rd
Bridge St
Washington Blvd
Summer St
Bedford St
Palmer Hill Rd
Havemeyer Ln
Broad St
E. Main St
Tresser Blvd
Myrtle Ave
Elm St
Magee Ave
Cove Rd
Seaside Ave
Weed Ave
Post Rd
W. Main St
West Ave
Selleck St
Atlantic St
Harbor Dr
Shippan Ave
Fairfield Ave
Sound Beach Ave
104
106
137
1
95
CONNECTICUT
NEW YORK
NEW JERSEY
STAMFORD
YONKERS
BRONX
NEW YORK CITY
MANHATTAN
QUEENS
Long Island Sound

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

No. 3 – One Stamford Forum

Loan Information				Property Information
Mortgage Loan Seller:		Bank of America, N.A		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):		NR/NR/NR/NR		Property Type:	Office
Original Principal Balance(1):		$71,500,000		Specific Property Type:	CBD
Cut-off Date Balance(1):		$71,387,864		Location:	Stamford, CT
% of Initial Pool Balance:		8.2%		Size:	504,471 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per SF(1):	$217.71
Borrower Name:		One Stamford Realty L.P.		Year Built/Renovated:	1973 /2000
Sponsors(2):		Various		Title Vesting(5):	Fee
Mortgage Rate:		4.9000%		Property Manager:	Self-managed
Note Date:		June 28, 2016		4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:		NAP		3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:		July 1, 2026		2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:		None		Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):		120 months		Current Occupancy (As of):	100.0% (5/31/2016)
Seasoning:		1 month
Amortization Term (Original):		300 months		Underwriting and Financial Information:
Loan Amortization Type:		Amortizing, Balloon
Interest Accrual Method:		Actual/360		4th Most Recent NOI (As of):	$14,011,203 (12/31/2013)
Call Protection(3):		L(25),GRTR 1% or YM or D(88),O(7)		3rd Most Recent NOI (As of):	$14,057,626 (12/31/2014)
Lockbox Type:		Hard/Springing Cash Management		2nd Most Recent NOI (As of):	$14,083,466 (12/31/2015)
Additional Debt(1):		Yes		Most Recent NOI (As of):	$14,414,125 (TTM 3/31/2016)
Additional Debt Type(1):		Pari Passu
				U/W Revenues:	$21,891,930
				U/W Expenses:	$8,706,883
				U/W NOI:	$13,185,047
				U/W NCF:	$11,825,136
				U/W NOI DSCR(1):	1.73x
Escrows and Reserves(4):				U/W NCF DSCR(1):	1.55x
				U/W NOI Debt Yield(1):	12.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	10.8%
Taxes	$230,359	$230,359	NAP	As-Is Appraised Value:	$227,000,000
Insurance	$58,814	$19,605	NAP	As-Is Appraisal Valuation Date:	May 2, 2016
Immediate Repair Reserve	$15,188	$0	NAP	Cut-off Date LTV Ratio(1):	48.4%
Replacement Reserve	$0	$0	NAP	LTV Ratio at Maturity or ARD(1):	36.1%

(1)	The One Stamford Forum Whole Loan (as defined below), which had an original principal balance of $110,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original balance of $71,500,000, has an outstanding principal balance of $71,387,864 as of the Cut-off Date and will be contributed to the WFCM 2016-BNK1 Trust. The non-controlling Note A-2 had an original principal balance of $38,500,000 and is expected to be contributed to one or more future securitization trusts. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the One Stamford Forum Whole Loan.

(2)	See “The Sponsors” section.

(3)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date of August 1, 2016. Defeasance of One Stamford Whole Loan is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) August 1, 2020. The assumed lockout period of 24 payments is based on the expected WFCM 2016-BNK1 Trust closing date in August 2016.

(4)	See “Escrows” section.

(5)	See “Ground Lease” section.

The Mortgage Loan. The mortgage loan (the “One Stamford Forum Mortgage Loan”) is a part of a whole loan (the “One Stamford Forum Whole Loan”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering a class A office building located in Stamford, Connecticut (the “One Stamford Forum Property”). The One Stamford Forum Whole Loan was originated on June 28, 2016 by Bank of America, N.A. The One Stamford Forum Whole Loan had an original principal balance of $110,000,000, has an outstanding principal balance as of the Cut-off Date of $109,827,482 and accrues interest at an interest rate of 4.900% per annum. The One Stamford Forum Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires principal and interest payments based on a 25-year amortization schedule through the term of the One Stamford Forum Whole Loan. The One Stamford Forum Whole Loan matures on July 1, 2026.

The One Stamford Forum Mortgage Loan is evidenced by the controlling Note A-1, which will be contributed to the WFCM 2016-BNK1 Trust, had an original principal balance of $71,500,000 and has an outstanding principal balance of $71,387,864 as of the Cut-off Date. The non-controlling Note A-2, which had an original principal balance of $38,500,000, referred to herein as the “One Stamford Forum Companion Loan”, is expected to be contributed to one or more future securitization trusts. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The One Stamford Forum Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

ONE STAMFORD FORUM

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Piece
Note A-1	$71,500,000	WFCM 2016-BNK1	Yes
Note A-2	$38,500,000	Bank of America, N.A.	No
Total	$110,000,000

Following the lockout period, the borrower has the right to prepay the One Stamford Forum Whole Loan in whole, but not in part, on any date before or on December 31, 2025 provided that the borrower pays the greater of (i) a prepayment premium equal to 1.0% of the principal amount being prepaid and (ii) the yield maintenance premium, or that the borrower defeases the loan. In addition, the One Stamford Forum Whole Loan is prepayable without penalty after December 31, 2025.

Sources and Uses

Sources			Uses
Original Whole Loan Amount	$110,000,000	100.0%	Loan Payoff(1)	$106,275,830	96.6%
			Reserves	304,361	0.3
			Closing costs	1,798,846	1.6
			Return of equity	1,620,963	1.5
Total Sources	$110,000,000	100.0%	Total Uses	$110,000,000	100.0%

(1)	The One Stamford Forum Property was previously securitized in the BACM 2006-3 transaction.

The Property. The One Stamford Forum Property consists of the fee and leasehold interest in a 13-story, class A office tower totaling 504,471 square feet located in Stamford, Connecticut. Constructed in 1973 and renovated in 2000, the One Stamford Forum Property is situated on a 6.1-acre site. The first three levels of the One Stamford Forum Property house the garage containing 1,103 spaces, the lobby, print shop, a 3,000 square foot fitness center with full locker rooms, a 100-seat auditorium, conference rooms and office and storage space. The next level above (Plaza Level) houses the full-service cafeteria, convenience store, library and additional office space, and also opens out to five acres of outdoor landscaped areas accessible to building tenants. The remaining upper levels contain office space with the top two floors of the building open to one another in the center with a 3,600 square foot atrium open to rooftop skylights. The One Stamford Forum Property was originally built in 1973 as the headquarters for GTE Financial. In 1999, the sponsors purchased the property for $77.0 million and subsequently invested approximately $44.4 million to renovate the property, bringing its cost basis to $124.5 million.

The One Stamford Forum Property has been 100.0% leased since 2006 and is currently 100.0% leased to two tenants, UBS Group AG (“UBS”) and Purdue Pharma L.P. (“Purdue Pharma”), on leases both expiring in December 2020. Purdue Pharma has signed a subsequent lease on the entire building’s square footage beginning January 2021 through June 2031 with a six and a half year lease-renewal option, and as such, the One Stamford Forum Property will remain fully leased without interruption for at least five years beyond the One Stamford Whole Loan term.

UBS leases 337,456 square feet (66.9% of net rentable area) and is not currently occupying its space, however UBS is continuing its rental obligations and has subleased a total of 330,796 square feet to Purdue Pharma (291,679 square feet), Rockit Solutions (25,075 square feet) and CBRE (14,042 square feet), with 6,660 square feet currently not being utilized. The subleases are coterminous with UBS’ lease. UBS previously had a large presence in Stamford, but in addition to subleasing out its space at the One Stamford Forum Property, UBS has vacated its Stamford headquarters building at 677 Washington Boulevard and relocated to approximately 120,000 square feet at 600 Washington Boulevard.

Purdue Pharma leases 167,015 square feet (33.1% of net rentable area) in addition to the 291,679 square feet it subleases from UBS. Of its subleased space, Purdue Pharma further subleases space to W.J. Deutsch & Sons Ltd (43,563 square feet), Kokino LLC (11,784 square feet), Hillside Capital Incorporated (8,705 square feet) and Brookside Equity Partners (3,704 square feet). The remaining 58,394 square feet that Purdue Pharma subleases are currently not being utilized. Purdue Pharma uses the One Stamford Forum Property as its corporate headquarters. Purdue Pharma is affiliated with the One Stamford Forum Mortgage Loan borrower.

Purdue Pharma is a privately held pharmaceutical company founded by physicians in 1952 which has grown to approximately 1,500 employees, and engaged in the research, development, production, sales, and licensing of prescription and over-the-counter medicines and hospital products across the following categories: pain and central nervous system, laxatives, antiseptics and dietary supplements. Purdue Pharma is known for pioneering research in pain and introducing medications with abuse-deterrent properties. Purdue Pharma owns or licenses the patents to a number of prescription drugs, most notably OxyContin. OxyContin is an extended-release opioid brand. In 2014, the global opioid market was valued at an estimate $34.9 billion, with North America being the largest market accounting for approximately 65% of revenue share.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

ONE STAMFORD FORUM

The following table presents certain information relating to the tenancy at the One Stamford Forum Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

UBS(1)	A/Ba1/A-	337,456	66.9%	$44.47	$15,005,700	67.5%	12/31/2020
Purdue Pharma(2)	NAP/NAP/NAP	167,015	33.1%	$43.26	$7,224,325	32.5%	12/31/2020(3)
Vacant Space		0	0.0%

Collateral Total		504,471	100.0%

(1)	UBS does not currently occupy any of its space but continues to pay rent pursuant to its lease. UBS has subleased a total of 330,796 square feet to Purdue Pharma (291,679 square feet), Rockit Solutions (25,075 square feet) and CBRE (14,042 square feet) through the term of its lease. The remaining 6,660 square feet is not sub-leased by UBS and is currently not being utilized.

(2)	Purdue Pharma is subleasing a portion of its subleased space from UBS to W.J. Deutsch & Sons Ltd (43,563 square feet) through March 31, 2037 and to Brookside Equity Partners (3,704 square feet), Hillside Capital Incorporated (8,705 square feet) and Kokino LLC (11,784 square feet) through September 27, 2021. 58,394 square feet of Purdue Pharma’s subleased space is currently not being utilized.

(3)	Purdue Pharma has an executed lease on 100.0% of the net rentable area at the One Stamford Forum Property beginning January 2021 through June 2031 at an average initial rent of $46.46 per square foot with a six and a half year lease-renewal option.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the One Stamford Forum Property:

Cash Flow Analysis

	2013	2014	2015	TTM 3/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$20,659,134	$20,659,134	$20,659,134	$21,051,857	$22,230,025	101.5%	$44.07
Total Reimbursables(1)	2,239,776	1,572,030	1,833,926	1,784,562	2,094,342	9.6	4.15
Less Vacancy & Credit Loss(2)	0	0	0	0	(2,432,437)	-11.1	(4.82)
Effective Gross Income	$22,898,910	$22,231,164	$22,493,060	$22,836,419	$21,891,930	100.0%	$43.40

Total Operating Expenses	$8,887,707	$8,173,538	$8,409,594	$8,422,294	$8,706,883	39.8%	$17.26
Net Operating Income	$14,011,203	$14,057,626	$14,083,466	$14,414,125	$13,185,047	60.2%	$26.14
TI/LC	0	0	0	0	1,233,793	5.6	2.45
Capital Expenditures	0	0	0	0	126,118	0.6	0.25
Net Cash Flow	$14,011,203	$14,057,626	$14,083,466	$14,414,125	$11,825,136	54.0%	$23.44

NOI DSCR(3)	1.83x	1.84x	1.84x	1.89x	1.73x
NCF DSCR(3)	1.83x	1.84x	1.84x	1.89x	1.55x
NOI DY(3)	12.8%	12.8%	12.8%	13.1%	12.0%
NCF DY(3)	12.8%	12.8%	12.8%	13.1%	10.8%

(1)	U/W Reimbursables are based on tenant leases and include budgeted tenant electric charges of $561,838 and an adjustment for a 3.0% management fee (the One Stamford Forum Property is currently managed by an affiliate of the borrower).

(2)	The underwritten economic vacancy is 10.9%. The One Stamford Forum Property is currently 100.0% leased through June 2031.

(3)	The debt service coverage ratios and debt yields are based on the One Stamford Forum Whole Loan.

Appraisal. As of the appraisal valuation date of May 2, 2016, the One Stamford Forum Property had an “as-is” appraised value of $227,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated May 5, 2016, there was no evidence of any recognized environmental conditions at the One Stamford Forum Property.

Market Overview and Competition. The One Stamford Forum Property is located in Stamford, Connecticut. The City of Stamford has a downtown core area with a major transportation hub, approximately 7.7 million square feet of office space, Stamford Town Center, an 860,000 square foot super-regional mall, and several high density residential projects. It is also supported by a suburban area and several major throughways including Interstate 95 connecting to midtown Manhattan 40 miles southwest, Route 137 (Washington Boulevard) connecting to Westchester County to the north and Tresser Boulevard (Route 1) running along the south shore of Connecticut parallel to Interstate 95.

Current major developments under construction in the area include a waterfront redevelopment known as Harbor Point that will contain over 2,360 residential units and 500,000 square feet of commercial space, the $450 million expansion and renovation of Stamford Hospital, a planned 648-unit multifamily property located across the street from the One Stamford Forum Property expected to open in early 2018, and Atlantic Station, a mixed-use development comprised of 650 multifamily units and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

ONE STAMFORD FORUM

approximately 54,000-69,000 square feet of retail space located just west of the One Stamford Forum Property on Tresser Boulevard.

The One Stamford Forum Property is located at the intersection of Tresser Boulevard and Canal Street. In addition to the offerings of Stamford’s core commercial area located just a few blocks northwest, immediate local amenities include dining and retail options in the Stamford Town Center located across Tresser Boulevard, and a full-service Marriott hotel across Canal Street. The Stamford Metro North/Amtrak station is two blocks from the One Stamford Forum Property providing mass transit access along stops from New Haven south to New York City (55 minutes) and from Boston south to Philadelphia and Washington, D.C. According to the appraisal, the 2016 population within a three- and five- mile radius of the One Stamford Forum Property was 126,607 and 173,495, respectively; 2016 average household income within the same radii was $131,200 and $151,166, respectively.

According to the appraiser, the One Stamford Forum Property is located in the broader Stamford Central Business District Office Market which includes approximately 9.7 million square feet of office space with a vacancy of 23.8% and an average rent per square foot of $43.55 as of the first quarter of 2016. Within the submarket, the appraiser determined the competitive set to be comprised of 13 Class A office buildings containing approximately 3.7 million square feet (inclusive of the Stamford Office Forum Property), which exhibited an overall vacancy of 8.6% at an average base rent of $51.21 as of the first quarter of 2016.

The following table presents certain information relating to comparable office leases to the One Stamford Forum Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	TI’s
Stamford Towers 680 Washington Blvd	1989/NAP	133,000	87%	0.4 miles	Bank of Ireland NGKF	Apr-16/10.8 Yrs Jan-15/11.0 Yrs	20,217 10,634	$43 $40	$60 $0
One Stamford Plaza 263 Tresser Blvd	1986/NAP	214,136	99%	0.2 miles	Towers Watson Lascaux Resource Capital Regus Plc	Oct-15/1.0 Yrs Sept-15/5.4 Yrs Apr-15/5.3 Yrs	68,234 2,697 19,450	$42 $50 $47	$0 $45 $22
400 Atlantic 400 Atlantic Street	1980/2007	501,448	77%	315 feet	BTG Pactual	Nov-15/11.0 Yrs	36,782	$48	$50
1055 Washington Blvd 1055 Washington Blvd	1987/NAP	178,000	84%	0.5 miles	Robinson & Cole LLP	Sept-15/11.1 Yrs	28,466	$38	$58
RBS 600 Washington Blvd	2009/NAP	500,000	100%	0.5 miles	UBS	May-15/10.0 Yrs	119,216	$57	$20

(1)	Information obtained from the appraisal.

The Borrower. The borrower is One Stamford Realty L.P., a single purpose Delaware limited partnership, with a general partner that is a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Stamford Forum Whole Loan. Beacon Company (Delaware), BRJ Fiduciary Management LLC, as Trustee under Trust Agreement dated November 5, 1974, and Rosebay Medical Company L.P., individually and collectively are the guarantor of certain nonrecourse carveouts under the One Stamford Forum Whole Loan.

The Sponsors. The sponsors are Beacon Company (Delaware) (“Beacon”), BRJ Fiduciary Management LLC, as Trustee under Trust Agreement dated November 5, 1974 (“BRJ”), and Rosebay Medical Company L.P. (“Rosebay”). Each of Beacon, BRJ and Rosebay are ultimately owned by or for the benefit of members of the Sackler family. Arthur, Mortimer and Raymond Sackler were the original founders of Purdue Pharma and the Sackler family continues to own 100% of the company. The family’s net worth has been conservatively estimated at approximately $14 billion.

Escrows. The loan documents provide for upfront reserves in the amount of $230,359 for real estate taxes, $58,814 for property insurance premiums and $15,188 for required repairs. The loan documents provide for ongoing monthly reserves in the amount equal to one-twelfth of the estimated annual real estate taxes due (initially estimated at $230,359) and ongoing monthly reserves in the amount equal to one-twelfth of the estimated annual insurance premiums due (initially estimated at $19,605). Monthly deposits for insurance premiums can be waived by the lender should the One Stamford Forum Property be covered by an acceptable blanket insurance policy.

Lockbox and Cash Management. The One Stamford Forum Whole Loan requires a lender-controlled lockbox account, which is already in place. The borrower has directed the tenants to pay rent directly into such lockbox account. Prior to the occurrence of a Cash Sweep Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Sweep Period, all funds are required to be swept to a lender-controlled cash management account.

A “Cash Sweep Period” will commence upon (i) Purdue Pharma vacating, giving notice to vacate, or ceasing to occupy 50.0% or more of the net rentable area at the One Stamford Forum Property for a continuous 60 days (other than as a result of force majeure); (ii) any bankruptcy action of Purdue Pharma; or (iii) Purdue Pharma defaulting in rent (including failure to pay real estate taxes and property insurance premiums). A Cash Sweep Period will end upon, as it relates to clause (i) or (ii), Purdue Pharma’s

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

ONE STAMFORD FORUM

vacated space being leased to one or more acceptable replacement tenant(s) and the replacement tenant(s) being in occupancy and paying full rent with no outstanding tenant improvement or leasing costs; or, as it relates to clause (iii), after which such default being cured.

Property Management. The One Stamford Forum Property is self-managed by the borrower.

Assumption. Following the date which is six months from the origination date, the borrower has the right to transfer the One Stamford Forum Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (iii) the lender has received confirmation from Fitch, KBRA, Moody’s and S&P that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-BNK1 certificates and similar confirmations from each rating agency rating any securities backed by any One Stamford Forum Companion Loans with respect to the ratings of such securities.

Right of First Offer. Pursuant to its lease commencing January 2021, Purdue Pharma has a right of first offer to purchase the property upon any sale; provided that such right of first offer does not apply to a foreclosure and does not apply during the term of the One Stamford Forum Whole Loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. The One Stamford Forum Mortgage Loan borrower is the owner of the fee interest in the land and improvements, and is also the owner of landlord and tenant’s interest in two ground leases with respect to the One Stamford Forum Property and has mortgaged its fee and lease interests to the lender as security for the One Stamford Forum Mortgage Loan. Pursuant to the mortgage granted to the lender by the One Stamford Forum Mortgage Loan borrower, the ground leases are subject and subordinate to the One Stamford Forum Mortgage Loan documents.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the One Stamford Forum Property, as well as business interruption insurance with no time limitation, and includes an extended period of indemnity of 360 days to provide continuing coverage after the One Stamford Forum Property has been repaired.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

RENAISSANCE DALLAS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

RENAISSANCE DALLAS

Renaissance Dallas
2222 North Stemmons Freeway
Dallas, TX 75207
DALLAS
University Park
Northeast Dallas
Highland Park
Oak Lawn
Knox/ Henderson
Uptown
Downtown
Deep Ellum
Oak Cliff
Cockrell Hill
Dallas Love Field
DALLAS COUNTY
DFW Intl. Airport 16 miles
Fort Worth 26 miles
Trinity River Greenbelt Park
UT Southwestern Medical Center
Parkland Hospital
Southern Methodist University
Dallas Country Club
Brook Hollow Golf Club
Stevens Park Golf Course
Lakewood Country Club
NorthPark Center
Plaza at Preston Center
Medallion Center
Cityplace Market
AT&T Performing Arts Center
American Airlines Ctr.
Chase Tower
Baylor Medical Center
Dallas Mus. of Art
Bank of America Plaza
Renaissance Tower
Reunion Tower
Dallas Farmers Market
Dallas Convention Center
Texas State Fairgrounds
Cotton Bowl
Children's Aquarium at Fair Park
Gexa Energy Pavilion
Dallas Zoo
Wynnewood Village
Stemmons Frwy
Central Expwy
Dallas North Tollway
Thornton Frwy
Tom Landry Frwy
Margaret Hunt Hill Br.
Northwest Hwy
Lombardy Ln
Lovers Ln
Mockingbird Ln
Park Ln
Irving Blvd
Canada Dr
Singleton Blvd
Commerce St
Colorado Blvd
Davis St
Jefferson Blvd
Harry Hines Blvd
Webb Chapel Rd
Marsh Ln
Midway Rd
Inwood Rd
Douglas Ave
Preston Rd
Hillcrest Ave
Greenville Ave
Skillman St
Abrams Rd
Lemmon Ave
Wycliff Ave
Cedar Springs Rd
Oak Lawn Ave
McKinney Ave
Cole Ave
Henderson Ave
Bennett Ave
Ross Ave
Live Oak St
Gaston Ave
Swiss Ave
Beacon St
Fitzhugh Ave
Haskell Ave
Riverfront Blvd
Westmoreland Rd
Hampton Rd
Sylvan Ave
Beckley Ave
Zang Blvd
Fort Worth Ave
Polk St
Tyler St
Vernon Ave
Clarendon Dr
Ewing Ave
Marsalis Ave
Grand Ave
DART
DART GREEN/ORANGE LINES
DART RED/BLUE LINES
DART BLUE LINE
DART RED LINE
DART GREEN LINE
BACHMAN
LOVE FIELD
INWOOD
PARKLAND
MARKET CENTER
VICTORY
CITYPLACE
PARK LANE
LOVERS LANE
MOCKINGBIRD
DEEP ELLUM
BAYLOR
FAIR PARK
MLK
UNION STATION
CEDARS
DALLAS ZOO
MORRELL
TYLER VERNON
HAMPTON
ILLINOIS
12
289
75
35E
345
183
356
30
45
354
180
Allen
Lucas
Plano
Lewisville
Flower Mound
Carrollton
The Colony
Wylie
Sachse
Coppell
Addison
Farmers Branch
Richardson
Garland
Rowlett
University Park
Highland Park
Irving
DALLAS
Mesquite
Grand Prairie
Balch Springs
Seagoville
Duncanville
Cedar Hill
DeSoto
Lancaster
Wilmer
Combine
Hutchins
Midlothian
Ovilla
Red Oak

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

No. 4 – Renaissance Dallas

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	NR/NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$60,000,000	Specific Property Type:	Full Service
Cut-off Date Balance:	$60,000,000	Location:	Dallas, TX
% of Initial Pool Balance:	6.9%	Size:	514 rooms
Loan Purpose:	Refinance	Cut-off Date Balance Per Room:	$116,732
Borrower Name:	Deep Elem Real Estate, LLC	Year Built/Renovated:	1983/2015
Sponsor:	Thomas Point Ventures, L.P.	Title Vesting(2):	Leasehold
Mortgage Rate:	4.400%	Property Manager:	Self-managed
Note Date:	June 1, 2016	4th Most Recent Occupancy (As of):	62.8% (12/31/2012)
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy (As of):	61.1% (12/31/2013)
Maturity Date:	June 11, 2026	2nd Most Recent Occupancy (As of):	58.4% (12/31/2014)
IO Period:	60 months	Most Recent Occupancy (As of):	63.5% (12/31/2015)
Loan Term (Original):	120 months	Current Occupancy (As of):	65.7% (5/30/2016)
Seasoning:	2 months
Amortization Term (Original):	360 months	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360	4th Most Recent NOI (As of):	$4,392,339 (12/31/2013)
Call Protection:	L(26),D(90),O(4)	3rd Most Recent NOI (As of):	$5,305,162 (12/31/2014)
Lockbox Type:	Springing	2nd Most Recent NOI (As of):	$9,765,389 (12/31/2015)
Additional Debt:	None	Most Recent NOI (As of):	$10,135,122 (TTM 5/30/2016)
Additional Debt Type:	NAP
U/W Revenues:	$34,611,583
U/W Expenses:	$25,107,534
U/W NOI:	$9,504,049
U/W NCF:	$7,773,470
U/W NOI DSCR:	2.64x
U/W NCF DSCR:	2.16x
Escrows and Reserves(1):	U/W NOI Debt Yield:	15.8%
U/W NCF Debt Yield:	13.0%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$118,800,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	March 17, 2016
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	50.5%
FF&E Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	46.1%

(1)	See “Escrows” section.
(2)	See “Ground Lease” section.

The Mortgage Loan. The mortgage loan (the “Renaissance Dallas Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the leasehold interest in a full-service hotel located in Dallas, Texas (the “Renaissance Dallas Property”). The Renaissance Dallas Mortgage Loan was originated on June 1, 2016 by Wells Fargo Bank, National Association. The Renaissance Dallas Mortgage Loan had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and accrues interest at an interest rate of 4.400% per annum. The Renaissance Dallas Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Renaissance Dallas Mortgage Loan matures on June 11, 2026.

Following the lockout period, the borrower has the right to defease the Renaissance Dallas Mortgage Loan in whole, but not in part, on any date before March 11, 2026. In addition, the Renaissance Dallas Mortgage Loan is prepayable without penalty on or after March 11, 2026.

Sources and Uses

Sources			Uses
Original loan amount	$60,000,000	100.0%	Loan payoff(1)	$39,591,944	66.0%
			Closing costs	713,416	1.2
			Return of equity	19,694,640	32.8
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%

(1)	The Renaissance Dallas Property was previously securitized in the MLCFC 2007-5 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

RENAISSANCE DALLAS

The Property. The Renaissance Dallas Property is a 29-story full-service hotel comprising 514 guestrooms located in Dallas, Texas, approximately 4.0 miles northwest of the central business district. Situated on a 6.1-acre parcel, the Renaissance Dallas Property was built in 1983 and renovated in 2007-2008 (major guestroom renovation), 2010 (addition of restaurant concept and renovation of the lobby and great room) and 2013-2015. The most recent 2013-2015 renovation was completed at a cost of approximately $37.7 million and added approximately 27,000 square feet of meeting and event space, including the Grand Ballroom (15,921 square feet), City View event space (6,120 square feet) and City View Terrace (5,080 square feet), as well as the parking garage. The Renaissance Dallas Property contains 178 king guestrooms, 234 queen/queen guestrooms, 72 queen standard guestrooms and 30 suites. The Renaissance Dallas Property contains 17 meeting and event spaces on floors two through four totaling approximately 53,000 square feet, including two outdoor terraces totaling 6,640 square feet, that offer panoramic views of the Dallas skyline. Amenities at the Renaissance Dallas Property include a fitness center, business center, rooftop outdoor swimming pool, sundry shop and valet parking. In addition, the Renaissance Dallas Property is home to Asador, a 120-seat, full-service farm-to-table restaurant, as well as a lobby bar and 27th-floor club lounge. The Renaissance Dallas Property contains a total of 624 surface and garage parking spaces, accounting for a parking ratio of 1.2 spaces per room. The demand segmentation for the Renaissance Dallas Property is 25% corporate, 50% group and 25% leisure. In lieu of a franchise agreement, the Renaissance Dallas Property is subject to a management agreement with Renaissance Hotel Management Company, L.L.C., which expires in July 2026 with three 10-year renewal options. In the event that the borrower or guarantor no longer has the right to operate the Renaissance Dallas Property as a Renaissance franchise, the Renaissance Dallas Mortgage Loan will become full-recourse to the borrower and guarantor.

The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Renaissance Dallas Property:

Cash Flow Analysis

	2013(1)	2014(1)	2015(1)	TTM 5/30/2016	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	61.1%	58.4%	63.5%	65.7%	65.7%
ADR	$125.47	$137.78	$156.17	$156.93	$156.93
RevPAR	$77.36	$80.53	$99.09	$103.08	$103.08

Room Revenue	$14,513,188	$15,107,347	$18,590,284	$19,391,826	$19,339,719	55.9%	$37,626
F&B Revenue	6,449,181	8,265,138	14,113,590	14,296,864	14,296,864	41.3	27,815
Parking Revenue	0	0	0	0	0	0.0	0
Other Revenue	1,050,956	1,261,159	927,530	1,147,913	975,000	2.8	1,897
Total Revenue	$22,013,325	$24,633,644	$33,631,404	$34,836,603	$34,611,583	100.0%	$67,338

Total Department Expenses	9,503,874	10,461,165	13,087,389	13,122,183	13,267,059	38.3	25,811
Gross Operating Profit	$12,509,451	$14,172,479	$20,544,015	$21,714,420	$21,344,523	61.7%	$41,526

Total Undistributed Expenses	6,870,172	7,829,196	9,494,558	10,159,959	10,108,347	29.2	19,666
Profit Before Fixed Charges	$5,639,279	$6,343,283	$11,049,457	$11,554,461	$11,236,176	32.5%	$21,860

Total Fixed Charges	1,246,940	1,038,121	1,284,068	1,419,339	1,732,127	5.0	3,370

Net Operating Income	$4,392,339	$5,305,162	$9,765,389	$10,135,122	$9,504,049	27.5%	$18,490
FF&E	0	0	0	0	1,730,579	5.0	3,367
Net Cash Flow	$4,392,339	$5,305,162	$9,765,389	$10,135,122	$7,773,470	22.5%	$15,123

NOI DSCR	1.22x	1.47x	2.71x	2.81x	2.64x
NCF DSCR	1.22x	1.47x	2.71x	2.81x	2.16x
NOI DY	7.3%	8.8%	16.3%	16.9%	15.8%
NCF DY	7.3%	8.8%	16.3%	16.9%	13.0%

(1)	The increase in Net Operating Income from 2013 to 2014 and from 2014 to 2015 was due to the 2013-2015 renovation, which added approximately 27,000 square feet of meeting and event space to the Renaissance Dallas Property, increasing F&B Revenue and group-related room nights.

Appraisal. As of the appraisal valuation date of March 17, 2016, the Renaissance Dallas Property had an “as-is” appraised value of $118,800,000.

Environmental Matters. According to a Phase I environmental assessment dated March 25, 2016, there was no evidence of any recognized environmental conditions at the Renaissance Dallas Property.

Market Overview and Competition. The Renaissance Dallas Property is located in Dallas, Texas, approximately 4.0 miles northwest of the central business district and just north of Interstate 35 East. According to the appraisal, primary access to the surrounding neighborhood is provided by Highway 75, Woodall Rogers Freeway, Interstate 45, Interstate 35 East, Interstate 30 and Dallas North Tollway. Land uses within the neighborhood consist of a mixture of residential, commercial, office, industrial and medical, and within a 1.5-mile radius of the Renaissance Dallas Property, there is approximately 7.3 million square feet of office space with a 91.9% occupancy rate. The Renaissance Dallas Property is located approximately one mile southeast of the Southwestern Medical Center, a 390-acre medical complex with more than 30,000 employees and approximately 2.2 million outpatient visits per year. Adjacent to the Renaissance Dallas Property is Dallas Market Center, a five million square foot wholesale trade center that attracts more than 200,000 buyers each year from all 50 states and more than 85 countries. In addition, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

RENAISSANCE DALLAS

Renaissance Dallas Property is located approximately 2.5 miles northwest of the West End Entertainment District and 2.0 miles northwest of Victory Park, which is home to the American Airlines Center (home to the National Basketball Association’s Dallas Mavericks and National Hokey Lleague’s Dallas Stars), House of Blues, various retail and restaurant outlets and approximately 620,000 square feet of office space. As of 2016, the estimated population within a three- and five-mile radius of the Renaissance Dallas Property was 131,762 and 341,128, respectively, and the average household income within the same radii was $96,684 and $94,215, respectively.

The following table presents certain information relating to the Renaissance Dallas Property’s competitive sets:

Subject and Market Historical Occupancy, ADR and RevPAR(1)
(Transient Competitive Set)

	Competitive Set			Renaissance Dallas			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2/29/2016 TTM	73.0%	$116.66	$85.15	63.9%	$155.44	$99.36	87.6%	133.2%	116.7%
2/28/2015 TTM	71.0%	$110.31	$78.28	59.3%	$144.43	$85.70	83.6%	130.9%	109.5%
2/28/2014 TTM	70.5%	$101.04	$71.27	60.2%	$125.47	$75.51	85.3%	124.2%	106.0%

(1)	Information obtained from a third party hospitality research report dated March 18, 2016. The transient competitive set includes Crowne Plaza Dallas Market Center, Doubletree Dallas Market Center, Embassy Suites Dallas Market Center and Sheraton Hotel Suites Market Center Dallas.

Subject and Market Historical Occupancy, ADR and RevPAR(1)
(Group Competitive Set)

	Competitive Set			Renaissance Dallas			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2/29/2016 TTM	62.7%	$153.51	$96.18	63.9%	$155.44	$99.36	102.0%	101.3%	103.3%
2/28/2015 TTM	62.0%	$147.13	$91.15	59.3%	$144.43	$85.70	95.8%	98.2%	94.0%
2/28/2014 TTM	57.8%	$145.74	$84.26	60.2%	$125.47	$75.51	104.1%	86.1%	89.6%

(1)	Information obtained from a third party hospitality research report dated March 18, 2016. The group competitive set includes Sheraton Hotel Dallas, Hyatt Regency Dallas, Fairmont Dallas, Hilton Anatole, Marriott Dallas City Center and The Adolphus Hotel.

The Borrower. The borrower is Deep Elem Real Estate, LLC, a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Renaissance Dallas Mortgage Loan. Thomas Point Ventures, L.P. is the guarantor of certain nonrecourse carveouts under the Renaissance Dallas Mortgage Loan. In lieu of a nonrecourse carveout under the Renaissance Dallas Mortgage Loan for losses related to the breach of any representation, warranty, covenant or indemnification provision in the loan documents concerning environmental laws or hazardous substances, the borrower obtained a $1,000,000 environmental insurance policy that has a 10-year term with three-year tail.

The Sponsor. The sponsor is Thomas Point Ventures, L.P., a subsidiary of JWM Family Enterprises, L.P. (“JWMFE”). JWMFE owns 16 hotels, all of which are operated by Marriott International, Inc. Marriott International owns, operates or manages nearly 4,500 properties in 87 countries and territories and reported revenues of more than $14.0 billion in fiscal year 2015.

Escrows. Ongoing reserves for real estate taxes are not required as long as such taxes are paid in accordance with the management agreement. Ongoing reserves for insurance are not required as long as insurance premiums are paid as required by the management agreement. The Marriott management agreement requires an annual FF&E reserve equal to 5.0% of gross revenues and funds are held with Marriott and used in accordance with the Marriott management agreement. If at any time the FF&E reserve is not held by Marriott in accordance with the management agreement, the borrower must establish an FF&E reserve with the lender in an amount determined by the lender in its reasonable discretion.

Lockbox and Cash Management. Upon the occurrence and continuance of a Marriott Termination Event (as defined below), the Renaissance Dallas Mortgage Loan requires that the borrower establish a lender-controlled lockbox account and all rents shall be deposited into such lockbox account. Prior to the occurrence of a Cash Trap Event Period (as defined below), all cash flow is distributed to the borrower. During a Cash Trap Event Period, all funds are swept through a lender-controlled cash management account.

A “Marriott Termination Event” will occur if (i) an affiliate of Marriott International, Inc. is no longer the manager of the Renaissance Dallas Property; or (ii) the property manager is in default under the management agreement, or the management agreement is no longer in effect.

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default; or (ii) the amortizing net cash flow debt service coverage ratio falling below 1.40x at the end of any calendar quarter. A Cash Trap Event Period will end with respect to clause (i), upon the cure of such event of default; and with respect to clause (ii), upon the amortizing net cash flow debt service coverage ratio being greater than 1.40x for two consecutive calendar quarters.

Property Management. The Renaissance Dallas Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

RENAISSANCE DALLAS

Assumption. The borrower has a two-time right to transfer the Renaissance Dallas Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA, Moody’s and S&P that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-BNK1 certificates.

Right of First Offer. The property manager, Renaissance Hotel Management Company, L.L.C., has a 30 day period to negotiate the purchase terms (“ROFO”) of the Renaissance Dallas Property prior to the property being offered for sale to a third party. The ROFO is not extinguished by foreclosure or deed-in-lieu thereof, but the management agreement provides that a foreclosure or deed-in-lieu thereof by any mortgagor does not trigger the ROFO.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The Renaissance Dallas Property is subject to a ground lease with a fixed annual ground rent payment of $23,720 and expiration date of April 30, 2062.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Renaissance Dallas Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

PINNACLE II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

PINNACLE II

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PINNACLE II
NBCUniversal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PINNACLE II

Pinnacle II
3300 West Olive Avenue
Burbank, CA 91505
BURBANK
Downtown Burbank
North Hollywood
GLENDALE
Toluca Lake
Studio City
Griffith Park
LOS ANGELES COUNTY
SANTA MONICA MTS.
Bob Hope-Burbank Airport
Empire Ave
Victory Blvd
Burbank Blvd
Magnolia Blvd
Olive Ave
Alameda Ave
Ventura Fwy
Riverside Dr
Golden State Fwy
Hollywood Fwy
NBC Studios
Warner Bros. Studios
Universal Studios Hollywood
Walt Disney Studios
Providence Saint Joseph Medical Center
Los Angeles Equestrian Center
Forest Lawn Memorial Cemetery
Mount Sinai Memorial Cemetery
Lakeside Golf Course
Pasadena 10 miles
Downtown Los Angeles 11 miles
LOS ANGELES
ANAHEIM
LONG BEACH
Pacific Ocean
SAN GABRIEL MTS.
SAN MONICA MTS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

No. 5 – Pinnacle II

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	NR/NR/NR/NR	Property Type:	Office
Original Principal Balance(1):	$40,000,000	Specific Property Type:	CBD
Cut-off Date Balance(1):	$40,000,000	Location:	Burbank, CA
% of Initial Pool Balance:	4.6%	Size:	230,000 SF
Loan Purpose:	Refinance	Cut-off Date Balance Per SF(1):	$378.26
Borrower Name:	P2 Hudson MC Partners, LLC	Year Built/Renovated:	2005/NAP
Sponsors:	Hudson Pacific Properties, L.P.; M. David Paul Development, LLC	Title Vesting:	Fee
Mortgage Rate:	4.300%	Property Manager:	Self-managed
Note Date:	June 7, 2016	4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	June 11, 2026	2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	120 months	Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months	Current Occupancy (As of):	100.0% (8/1/2016)
Seasoning:	2 months
Amortization Term (Original):	NAP	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360	4th Most Recent NOI(3):	NAV
Call Protection:	L(36),GRTR 1% or YM(80),O(4)	3rd Most Recent NOI (As of):	$7,882,478 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management	2nd Most Recent NOI (As of):	$7,794,991 (12/31/2015)
Additional Debt(1):	Yes	Most Recent NOI (As of):	$7,572,595 (TTM 3/31/2016)
Additional Debt Type(1):	Pari Passu
U/W Revenues:	$11,664,912
U/W Expenses:	$3,645,672
U/W NOI:	$8,019,240
U/W NCF:	$7,423,010
U/W NOI DSCR(1):	2.11x
U/W NCF DSCR(1):	1.96x
Escrows and Reserves(2):	U/W NOI Debt Yield(1):	9.2%
U/W NCF Debt Yield(1):	8.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$142,000,000
Taxes	$370,935	$123,645	NAP	As-Is Appraisal Valuation Date:	May 5, 2016
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	61.3%
Replacement Reserves	$0	Springing	(2)	LTV Ratio at Maturity or ARD(1):	61.3%

(1)	The Pinnacle II Whole Loan (as defined below), which had an original principal balance of $87,000,000, is comprised of three pari passu notes (Notes A-1, A-2 and A-3). The controlling Note A-1 had an original principal balance of $40,000,000, has an outstanding principal balance of $40,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2016-BNK1 Trust. The non-controlling Note A-2 had an original principal balance of $20,000,000 and is expected to be contributed to the WFCM 2016-C35 Trust; and the non-controlling Note A-3 had an original principal balance of $27,000,000 and is expected to be contributed to a future securitization trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Pinnacle II Whole Loan. The lender provides no assurances that any non-securitized pari passu note will not be split further. (2) See “Escrows” section.

(3)	Historical financial information was not provided prior to 2014, as one of the sponsors purchased a majority interest in the Pinnacle II Property in 2013 and is now managing the Pinnacle II Property through an affiliated company.

The Mortgage Loan. The mortgage loan is part of a whole loan (the “Pinnacle II Whole Loan”) that is evidenced by three pari passu promissory notes (Notes A-1, A-2 and A-3) secured by a first mortgage encumbering the fee interest in a class A office building located in Burbank, California (the “Pinnacle II Property”). The Pinnacle II Whole Loan was originated on June 7, 2016 by Wells Fargo Bank, National Association. The Pinnacle II Whole Loan had an original principal balance of $87,000,000, has an outstanding principal balance as of the Cut-off Date of $87,000,000 and accrues interest at an interest rate of 4.300% per annum. The Pinnacle II Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest only through the term of the Pinnacle II Whole Loan. The Pinnacle II Whole Loan matures on June 11, 2026. See “Description of the Mortgage Pool—The Whole Loans – The Serviced Pari Passu Whole Loans – the Pinnacle II Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note A-1, which will be contributed to the WFCM 2016-BNK1 Trust, had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents the controlling interest in the Pinnacle II Whole Loan. The non-controlling Note A-2, which had an original principal balance of $20,000,000, is expected to be contributed to the WFCM 2016-C35 Trust. The non-controlling Note A-3, which had an original principal balance of $27,000,000, is expected to be contributed to a future securitization trust. Each of the mortgage loans evidenced by Notes A-2 and A-3 are referred to herein as the “Pinnacle II Companion Loans”. The lender provides no assurances that any non-securitized pari-passu note will not be split further.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PINNACLE II

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$40,000,000	WFCM 2016-BNK1	Yes
A-2	$20,000,000	WFCM 2016-C35	No
A-3	$27,000,000	Wells Fargo Bank, National Association	No
Total	$87,000,000

Sources and Uses

Sources			Uses
Original whole loan	$87,000,000	99.6%	Loan payoff(1)	$86,203,966	98.6%
Sponsor’s new cash contribution	390,399	0.4	Reserves	370,935	0.4
			Closing costs	815,497	0.9
Total Sources	$87,390,399	100.0%	Total Uses	$87,390,399	100.0%

(1)	The Pinnacle II Property was previously securitized in the GSMS 2006-GG8 transaction. The loan payoff amount also includes a $4.9 million B-note.

The Property. The Pinnacle II Property is a 230,000 square foot, six-story, class A, single-tenant office building located in Burbank, California. Built by the sponsors in 2005, the Pinnacle II Property is situated on a 1.5-acre site and is part of a larger 4.3-acre entertainment and media campus. The Pinnacle II Property is situated adjacent to Pinnacle I (not part of the collateral), a 393,776 square foot multi-tenant office property that is approximately 95.0% leased to entertainment industry tenants, and was also built by the sponsors in 2002. The Pinnacle II Property has been 100.0% leased to Warner Brothers Entertainment Inc. (“Warner Brothers”) since construction and is located approximately two blocks from the 142-acre Warner Brothers Studios, the company’s headquarters since 1928. Combined with the 32-acre Warner Brothers Ranch located a half-mile from the Pinnacle II Property, Warner Brothers offers 35 soundstages (including one of the world’s tallest stages with an in-ground tank capable of holding more than two million gallons of water) and 15 back lot locations. Warner Brothers’ parent company, Time Warner Inc., reported 2015 total revenue of approximately $28.1 billion, of which Warner Brothers accounted for approximately $13.0 billion, or 46.2%. The Pinnacle II Property houses the Warner Brothers Technology Solutions staff. The Pinnacle II Property contains 683 underground parking spaces, resulting in a parking ratio of 3.0 spaces per 1,000 square feet of rentable area. As of August 1, 2016 the Pinnacle II Property was 100.0% occupied by Warner Brothers.

The following table presents certain information relating to the tenancy at the Pinnacle II Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Warner Brothers(3)	BBB+/Baa2/BBB	230,000	100.0%	$42.00	$9,659,219	100.0%	12/31/2021(4)
Total Major Tenant		230,000	100.0%	$42.00	$9,659,219	100.0%

Occupied Collateral Total		230,000	100.0%	$42.00	$9,659,219	100.0%

Vacant Space		0	0.0%

Collateral Total		230,000	100.0%

(1)	Certain ratings are those of the parent company Time Warner Inc. Time Warner Inc. does not guarantee the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent reflect the average rent over the lease term. The current base rent PSF is $39.56 ($9,099,396 annually).

(3)	Warner Brothers subleases 40,165 square feet (17.5% of net rentable area) to the CW Television Network, a 50/50 joint venture between Warner Brothers and CBS Corporation, for $2,094,794 annually ($52.15 per square foot, full-service gross). The sublease expiration is coterminous with the primary lease expiration date of December 31, 2021. Annual U/W Base Rent for this space was underwritten to Warner Brothers’ primary average lease rate of $42.00 per square foot, modified gross.

(4)	Warner Brothers has either one, 10-year or two, 5-year lease renewal options at 92.5% of market rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PINNACLE II

The following table presents certain information relating to the lease rollover schedule at the Pinnacle II Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	230,000	100.0%	230,000	100.0%	$9,659,219(2)	100.0%	$42.00(2)
2022	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
2023	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
2024	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
2025	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
2026	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	230,000	100.0%			$9,659,219(2)	100.0%	$42.00(2)

(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent reflect the average rent over the lease term. The current base rent PSF is $39.56 ($9,099,396 annually).

The following table presents historical occupancy percentages at the Pinnacle II Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	8/1/2016(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the lease.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Pinnacle II Property:

Cash Flow Analysis(1)

	2014	2015	TTM 3/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,795,391	$8,949,200	$8,988,325	$9,659,219(2)	82.8%	$42.00
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	1,389,367	1,411,333	1,211,984	1,309,053	11.2	5.69
Other Income	1,329,897	1,076,098	1,035,764	1,295,511	11.1	5.63
Less Vacancy & Credit Loss	0	0	0	(598,872)(3)	(5.1)	(2.60)
Effective Gross Income	$11,514,655	$11,436,631	$11,236,073	$11,664,912	100.0%	$50.72

Total Operating Expenses	$3,632,177	$3,641,640	$3,663,478	$3,645,672	31.3%	$15.85
Net Operating Income	$7,882,478	$7,794,991	$7,572,595	$8,019,240	68.7%	$34.87
TI/LC	0	0	0	550,230	4.7	2.39
Capital Expenditures	0	0	0	46,000	0.4	0.20
Net Cash Flow	$7,882,478	$7,794,991	$7,572,595	$7,423,010	63.6%	32.27

NOI DSCR(4)	2.08x	2.06x	2.00x	2.11x
NCF DSCR(4)	2.08x	2.06x	2.00x	1.96x
NOI DY(4)	9.1%	9.0%	8.7%	9.2%
NCF DY(4)	9.1%	9.0%	8.7%	8.5%

(1)	Historical financial information was not provided prior to 2014, as one of the sponsors purchased a majority interest in the Pinnacle II Property in 2013 and is now managing the Pinnacle II Property through an affiliated company.

(2)	U/W Base Rent reflects the average rent over the lease term. The current base rent is $9,099,396 annually ($39.56 per square foot).

(3)	The underwritten economic vacancy is 6.2%. The Pinnacle II Property was 100.0% physically occupied as of August 1, 2016.

(4)	The debt service coverage ratios and debt yields are based on the Pinnacle II Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PINNACLE II

Appraisal. As of the appraisal valuation date of May 5, 2016, the Pinnacle II Property had an “as-is” appraised value of $142,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated May 16, 2016, there was no evidence of any recognized environmental conditions at the Pinnacle II Property.

Market Overview and Competition. The Pinnacle II Property is located in the southwest portion of the city of Burbank, California, approximately 11.3 miles northwest of the Los Angeles central business district, in the area known as the “Media District”. In addition to its close proximity to the interstate network, Burbank is situated at the convergence of 14 local and express bus lines, making it the third most active Metropolitan Transit Authority bus transfer center in Los Angeles County. Burbank is referred to as the “media capital of the world” and is home to Warner Brothers, Walt Disney Company and NBC Studios. According to the appraisal, the 2015 estimated population within a one-, three- and five-mile radius of the Pinnacle II Property was 18,019, 191,728 and 645,328, respectively; while the 2015 estimated average household income within the same radii was $96,217, $88,976 and $84,324, respectively.

According to the appraisal, the Pinnacle II Property is located in the Media District micro-market of the Burbank office submarket. According to a third-party market research report, as of the first quarter of 2016, the Burbank class A office submarket contained a total inventory of 45 buildings totaling approximately 7.3 million square feet with a 12.4% vacancy rate. Excluding a 498,386 square foot building (“The Tower”) that is still in lease-up after the sole tenant vacated, the submarket vacancy rate is approximately 6.6%. Since 1996, the Burbank class A submarket has reported an average occupancy rate of 89.5%. According to the appraisal, for the same period, the Burbank Media District micro-market contained a total inventory of 3.2 million square feet with a 17.6% vacancy rate. Excluding The Tower, the micro-market vacancy rate is approximately 6.7%. The appraiser concluded to a market rent for the Pinnacle II Property of $42.00 per square foot with 3.0% annual escalations.

The following table presents certain information relating to comparable office leases for the Pinnacle II Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Number of Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Burbank Studios Burbank, CA	1956/NAV	3	114,943	37.3%	<0.1 mile	NAV	1st Qtr 2015 / 10.0 Yrs	108,000	$36.00	NNN
The Tower Burbank, CA	1969/NAV	32	498,386	30.4%	0.5 miles	NAV	1st Qtr 2016 / 10.0 Yrs	37,370	$39.00	FSG
Legacy Media Tower Burbank, CA	1986/NAV	10	150,755	96.3%	0.5 miles	NAV	2nd Qtr 2016 / 5.4 Yrs	1,900	$39.00	FSG
The Pinnacle I Burbank, CA	2002/NAV	6	393,776	95.1%	<0.1 mile	NAV	4th Qtr 2015 / 10.8 Yrs	75,214	$42.00	FSG
Central Park at Toluca Lake Burbank, CA	1985/NAV	15	249,000	81.8%	0.2 miles	NAV	1st Qtr 2016 / 5 Yrs	3,898	$42.60	FSG
Business Arts Plaza Burbank, CA	1985/NAV	8	152,469	71.4%	0.4 miles	NAV	2nd Qtr 2016 / 5 Yrs	60,000	$38.40	FSG
The Pointe – Phase I Burbank, CA	2009/NAV	14	480,645	93.2%	0.4 miles	NAV	NAV	NAV	$46.20	FSG

(1)	Information obtained from the appraisal and third-party market research reports.

The Borrower. The borrower is P2 Hudson MC Partners, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pinnacle II Whole Loan. Hudson MC Partners, LLC is the guarantor of certain nonrecourse carveouts under the Pinnacle II Whole Loan.

The Sponsors. The sponsors are Hudson Pacific Properties, L.P. (“Hudson Pacific”) and M. David Paul Development, LLC (“M. David Paul”). Founded in 2006, Hudson Pacific is a vertically integrated real estate company focused on acquiring, repositioning, developing and operating high quality office and state-of-the-art media and entertainment properties in select west coast markets. Hudson Pacific has assembled a commercial real estate portfolio totaling approximately 17.0 million square feet in submarkets throughout Northern and Southern California and the Pacific Northwest. Founded in 1967, M. David Paul has engaged in development and acquisition activities focused in the Los Angeles area. M. David Paul, along with its sister companies, Worthe Real Estate Group and Krismar Construction, own and operate a portfolio of 24 commercial real estate properties totaling approximately 5.3 million square feet, including six office buildings totaling 2.3 million square feet in the Burbank Media District submarket, accounting for approximately 60.9% of the total submarket inventory.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $370,935 for real estate taxes. The loan documents provide for ongoing monthly reserves of $123,645 for real estate taxes. Ongoing reserves for insurance premiums are not required as long as (i) no event of default has occurred and is continuing; (ii) the Pinnacle II Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums. Upon the occurrence of a Cash Trap Event Period (as defined below) or if the lender

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

PINNACLE II

determines the borrower is not adequately maintaining the Pinnacle II Property, ongoing monthly replacement reserves of $3,833 will be required, subject to a cap of $138,000.

Lockbox and Cash Management. The Pinnacle II Whole Loan requires a lender-controlled lockbox account, which is already in place and that the borrower directs all tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds are distributed to the borrower. During a Cash Trap Event Period, all excess cash flow is required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.30x at the end of any calendar month; (iii) Warner Brothers going dark in its space; (iv) Warner Brothers vacating or otherwise failing to occupy its premises; (v) Warner Brothers failing to exercise its lease extension option at least 18 months prior to lease expiration or (vi) Warner Brothers filing for bankruptcy or a similar insolvency proceeding. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.35x for two consecutive calendar quarters; with respect to clause (iii), upon the earlier of (a) Warner Brothers re-occupying more than 65.0% of the net rentable area for 180 consecutive days or (b) the amount on deposit in the excess cash flow reserve equaling $9.2 million; with respect to clause (iv), upon the earliest of (x) the Warner Brothers lease being renewed or extended, (y) the borrower releasing the space to an acceptable replacement tenant and the replacement tenant commencing rent payments or (z) the amount on deposit in the excess cash flow reserve equaling $9.2 million; with respect to clause (v), upon the earlier of (a) the Warner Brothers lease being renewed or (b) the amount on deposit in the excess cash flow reserve equaling $9.2 million (provided that the borrower is required to deposit an amount equal to (1) $40 per square foot for all non-renewed space, minus (2) the aggregate amount on deposit at the end of the 18-month notice period); and with respect to clause (vi), upon the earlier of (x) the bankruptcy or insolvency proceedings being terminated and the Warner Brothers lease being affirmed or (y) the amount on deposit in the excess cash flow reserve equaling $9.2 million.

Property Management. The Pinnacle II Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Pinnacle II Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by lender, rating agency confirmation from Fitch, KBRA, Moody’s and S&P that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-BNK1 certificates and similar confirmations from each rating agency rating any securities backed by any Pinnacle II Companion Loans with respect to the ratings of such securities.

Right of First Offer. Warner Brothers has a right of first offer (“ROFO”) to purchase the Pinnacle II Property if the borrower decides to market the building for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

Partial Release. Provided no event of default has occurred and is continuing, the borrower has the right to transfer and obtain a free release of excess development rights related to the Pinnacle II Property.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Pinnacle II Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 10%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

BREWERS HILL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

BREWERS HILL

DILLON STREET
NATTY BOH TOWER
NATIONAL EAST BUILDINGS
O'DONNELL STREET
GUNTHER HEADQUARTERS BUILDING
HANOVER BREWERS HILL APARTMENTS
THE GUNTHER APARTMENTS
HANOVER BREWERS HILL APARTMENTS
TOONE STREET
BOTTLE BUILDING (RETAIL AND OFFICE)
Collateral
BOSTON STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BREWERS HILL

BALTIMORE
Brewers Hill
3600, 3601, 3700 O'Donnell Street
Baltimore, MD 21224
Rosedale
BALTIMORE COUNTY
Dundalk
Midtown
Downtown
Harwood
Belair-Edison
Broadway East
Little Italy
Greektown
Canton
Harbor East
Fells Point
Federal Hill
Tide Point
Graceland Park
Southeastern
Point Breeze
Cherry Hill
Baltimore Highlands
Brooklyn Park
ANNE ARUNDEL COUNTY
Herring Run Park
Patterson Park
Riverside Park
Cherry Hill Park
Bay Brook Park
Patapsco River
Middle Branch Patapsco River
Lake Montebello
Johns Hopkins University
Baltimore City College
Baltimore Museum of Art
Clifton Park Golf Course
Moore's Run Park
Johns Hopkins Medical Center
Johns Hopkins Bayview Medical Center
Emerging Technology Centers
The Shops at Canton Crossing
Amazon Fulfillment Center
Titan Steel Corporation
Ft. McHenry National Monument
Ft. McHenry Tunnel
Harbor Tunnel
Harbor Tunnel Thrwy
PORT OF BALTIMORE
Harbor Hospital
Southside Marketplace
Harborplace and The Gallery
Natl. Aquarium
Inner Harbor
Power Plant
CAMDEN STATION
PENN STATION
MARC TRAIN PENN LINE
MARC TRAIN
LIGHT RAIL
Frank C. Bocek Park
Old Town
HANOVER ST. BRIDGE
Baltimore-Washington Intl. Airport 8 miles
North Ave.
Monument St.
Orleans St.
Eastern Ave.
Boston St.
O'Donnell St.
Lombard St.
Pulaski Hwy.
Sinclair Ln.
Erdman Ave.
Belair Rd.
Harford Rd.
Moravia Rd.
Radecke Ave.
Frankford Ave.
Dundalk Ave.
Holabird Ave.
Keith Ave.
Broening Hwy.
Fort Ave.
Clinton St.
Hanover St.
Key Hwy.
Patapsco Ave.
Waterview Ave.
Biddle St.
E. 33rd St.
Charles St.
Calvert St.
Greenmount Ave.
Gay St.
Edison Hwy.
Broadway
Chesapeake Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

No. 6 – Brewers Hill

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$40,000,000			Specific Property Type:	Office/Self Storage
Cut-off Date Balance:	$40,000,000			Location:	Baltimore, MD
% of Initial Pool Balance:	4.6%			Size:	382,213 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$104.65
Borrower Names:	Gunther Headquarters LLC; NB3601 LLC; National East LLC			Year Built/Renovated:	1885/2005
Sponsor:	D.W. Wells Obrecht			Title Vesting:	Fee
Mortgage Rate:	4.300%			Property Manager:	Self-managed
Note Date:	July 7, 2016			4th Most Recent Occupancy (As of):	96.7% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	96.3% (12/31/2013)
Maturity Date:	July 11, 2026			2nd Most Recent Occupancy (As of):	95.9% (12/31/2014)
IO Period:	36 months			Most Recent Occupancy (As of):	96.1% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	92.6% (6/1/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$4,756,040 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of)(2):	$4,819,340 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI (As of)(2):	$3,636,583 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$3,840,279 (TTM 4/30/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$6,258,979
				U/W Expenses:	$2,360,834
				U/W NOI:	$3,898,144
				U/W NCF:	$3,334,842
Escrows and Reserves(1):				U/W NOI DSCR:	1.64x
				U/W NCF DSCR:	1.40x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.7%
Taxes	$53,116	$53,118	NAP	U/W NCF Debt Yield:	8.3%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$58,000,000
Replacement Reserves	$0	$6,370	NAP	As-Is Appraisal Valuation Date:	May 26, 2016
TI/LC Reserve	$1,500,000	$48,000	NAP	Cut-off Date LTV Ratio:	69.0%
Cigna TI/LC Reserve	$331,511	$0	NAP	LTV Ratio at Maturity or ARD:	60.1%

(1)	See “Escrows” section.

(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Brewers Hill Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering a mixed use property located in Baltimore, Maryland (the “Brewers Hill Property”). The Brewers Hill Mortgage Loan was originated on July 7, 2016 by Wells Fargo Bank, National Association. The Brewers Hill Mortgage Loan had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and accrues interest at an interest rate of 4.300% per annum. The Brewers Hill Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Brewers Hill Mortgage Loan matures on July 11, 2026.

Following the lockout period, the borrower has the right to defease the Brewers Hill Mortgage Loan in whole, but not in part, on any date before April 11, 2026. In addition, the Brewers Hill Mortgage Loan is prepayable without penalty on or after April 11, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sources and Uses

Sources			Uses
Original loan amount	$40,000,000	100.0%	Loan payoff(1)	$35,970,161	89.9%
			Reserves	1,884,627	4.7
			Closing costs	892,304	2.2
			Return of equity	1,252,908	3.1
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%
(1)	The Brewers Hill Property was previously securitized in the JPMCC 2006-CB17 transaction.

The Property. The Brewers Hill Property is a mixed use office/self storage complex totaling 382,213 square feet situated on a 6.2-acre parcel located within the Canton neighborhood of Baltimore, Maryland, approximately 2.9 miles southeast of the central business district. The Brewers Hill Property comprises 11 adjacent buildings which represent the adaptive reuse of the original National Brewery and Gunther Brewery complexes which were constructed in phases from 1885 to 1966 and underwent a complete renovation in 2005. The Brewers Hill Property is situated within a larger 27.0-acre planned unit development that also includes four multifamily buildings totaling 782 units and 237,000 square feet of retail space (not part of the collateral). In total, investment grade tenants (Cigna-Healthspring (“Cigna”) and AOL Advertising (based on its parent company, Verizon)) account for approximately 38.1% of the net rentable area and 53.6% of the underwritten base rent at the Brewers Hill Property. The Brewers Hill Property features 530 surface parking spaces resulting in a parking ratio of 1.4 spaces per 1,000 feet of rentable area. As of June 1, 2016, the Brewers Hill Property was 92.6% occupied by 22 tenants (28 leases).

The Brewers Hill Property includes three components: Natty Boh Tower (183,561 square feet; 48.0% of the net rentable area), National East (157,390 square feet; 41.2% of the net rentable area) and the Gunther Headquarters building (41,262 square feet; 10.8% of the net rentable area). The Natty Boh Tower consists of five connected brick buildings ranging in height from three to nine stories containing approximately 183,561 square feet; seven floors of the Natty Boh Tower are leased to Canton Self Storage, which contains 748 self-storage units (managed by CubeSmart) and reported 95.9% occupancy as of May 2016. The National East section of the complex includes four interconnected buildings that range from one to three stories and contain approximately 157,390 square feet. Approximately 25,489 square feet of the National East buildings consist of flex/storage space with the remainder used for office use. Major tenants of the National East office space include AOL Advertising, Cigna and Development Design Group (“DDG”). The Gunther Headquarters building consists of a one and two-story former brewery building containing approximately 41,262 square feet and is fully leased to Cigna.

The following table presents certain information relating to the Brewers Hill Property:

Property Name	Specific Property Type(1)	Number of Buildings(1)	Number of Stories(1)	Net Rentable Area (SF)(1)	Storage/Flex Net Rentable Area (SF)(1)	Office Net Rentable Area (SF)(1)	Office % of NRSF(1)	Largest Tenant Name
Natty Boh Tower	Office/Self Storage	5	3-9	183,561	112,000	71,561	39.0%	Canton Self Storage
National East	Office/Storage	4	1-3	157,390	25,489	131,901	83.8%	Cigna
Gunther Headquarters	Office	2	1-2	41,262	0	41,262	100.0%	Cigna
Total/Weighted Average		11		382,213	137,489	244,724	64.0%
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BREWERS HILL

The following table presents certain information relating to the tenancies at the Brewers Hill Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Cigna(3)	BBB+/Baa1/A	98,897(3)	25.9%	$20.93(3)	$2,070,219(3)	37.2%	Various(4)(5)
AOL Advertising	A-/Baa1/BBB+	46,587	12.2%	$19.62	$914,168	16.4%	6/30/2022(6)
Canton Self Storage(7)	NR/NR/NR	112,000	29.3%	$5.66	$634,312	11.4%	5/31/2045
DDG	NR/NR/NR	22,985	6.0%	$19.99	$459,413	8.3%	12/31/2024(8)
AECOM	NR/NR/NR	7,155	1.9%	$22.28	$159,413	2.9%	5/31/2019
Total Major Tenants		287,624	75.3%	$14.73	$4,237,526	76.1%

Non-Major Tenants		66,411	17.4%	$20.02	$1,329,394	23.9%

Occupied Collateral Total		354,035	92.6%	$15.72	$5,566,919	100.0%

Vacant Space		28,178	7.4%

Collateral Total		382,213	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2016 totaling $169,077.

(3)	Cigna subleases 4,770 square feet (1.2% of the net rentable area) to Blispay and 2,342 square feet (0.6%% of the net rentable area) to Coastal Lending on subleases expiring in June 2017 and November 2019, respectively. The aggregate sublease rent for both tenants of $153,654 ($21.60 per square foot) was underwritten as compared to Cigna’s direct lease rent for the subleased space of $194,300 ($27.32 per square foot). Cigna also subleases 25,017 square feet (6.5% of the net rentable area) from GES Exposition Services expiring in April 2019. The sublease rent of $408,276 ($16.32 per square foot) was underwritten as compared to GES Exposition Services’ direct lease rent of $479,826 ($19.18 per square foot). Cigna’s square footage and Annual U/W Base Rent presented above reflect all leased and subleased space.

(4)	Cigna leases multiple suites under multiple leases with 4,770 square feet (1.2% of the net rentable area) in the Natty Boh Tower expiring in June 2017; 25,017 square feet (6.5% of the net rentable area) in National East expiring in April 2019; and 69,110 square feet (18.1% of the net rentable area) in the Gunther Headquarters, Natty Boh Tower and National East expiring in November 2019.

(5)	Cigna has two, five-year lease extension options.

(6)	AOL Advertising has the option to terminate its lease effective June 30, 2020 with required notice by September 30, 2019 and a termination fee of approximately $477,643.

(7)	Canton Self Storage is owned by an affiliate of the sponsor. The sponsor personally guarantees the lease.

(8)	DDG has the option to terminate its lease effective December 31, 2021 with required notice by March 31, 2021 and a termination fee of approximately $383,524.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BREWERS HILL

The following table presents certain information relating to the lease rollover schedule at the Brewers Hill Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	5	17,436	4.6%	17,436	4.6%	$387,340	7.0%	$22.21
2018	3	7,158	1.9%	24,594	6.4%	$149,481	2.7%	$20.88
2019	10	118,524	31.0%	143,118	37.4%	$2,363,360	42.5%	$19.94
2020	4	18,072	4.7%	161,190	42.2%	$405,451	7.3%	$22.44
2021	2	6,503	1.7%	167,693	43.9%	$141,300	2.5%	$21.73
2022	1	46,587	12.2%	214,280	56.1%	$914,168	16.4%	$19.62
2023	0	0	0.0%	214,280	56.1%	$0	0.0%	$0.00
2024	2	27,755	7.3%	242,035	63.3%	$571,508	10.3%	$20.59
2025	0	0	0.0%	242,035	63.3%	$0	0.0%	$0.00
2026	0	0	0.0%	242,035	63.3%	$0	0.0%	$0.00
Thereafter	1	112,000	29.3%	354,035	92.6%	$634,312	11.4%	$5.66
Vacant	0	28,178	7.4%	382,213	100.0%	$0	0.0%	$0.00
Total/Weighted Average	28	382,213	100.0%			$5,566,919	100.0%	$15.72

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Brewers Hill Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	6/1/2016(2)
96.7%	96.3%	95.9%	96.1%	92.6%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Brewers Hill Property:

Cash Flow Analysis

	2013	2014	2015	TTM 4/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,730,956	$5,865,884	$5,161,714	$5,474,497	$5,566,919(2)	88.9%	$14.56
Grossed Up Vacant Space	0	0	0	0	353,698	5.7	0.93
Total Reimbursables	780,573	732,070	653,782	641,069	614,111	9.8	1.61
Other Income	0	0	0	0	77,948(3)	1.2	0.20
Less Vacancy & Credit Loss	0	0	0	0	(353,698)(4)	(5.7)	(0.93)
Effective Gross Income	$6,511,530	$6,597,954	$5,815,496	$6,115,566	$6,258,979	100.0%	$16.38

Total Operating Expenses	$1,755,490	$1,778,614	$2,178,913	$2,275,287	$2,360,834	37.7%	$6.18

Net Operating Income	$4,756,040	$4,819,340(1)	$3,636,583(1)	$3,840,279	$3,898,144	62.3%	$10.20
TI/LC	0	0	0	0	486,860	7.8	1.27
Capital Expenditures	0	0	0	0	76,443	1.2	0.20
Net Cash Flow	$4,756,040	$4,819,340	$3,636,583	$3,840,279	$3,334,842	53.3%	$8.73

NOI DSCR	2.00x	2.03x	1.53x	1.62x	1.64x
NCF DSCR	2.00x	2.03x	1.53x	1.62x	1.40x
NOI DY	11.9%	12.0%	9.1%	9.6%	9.7%
NCF DY	11.9%	12.0%	9.1%	9.6%	8.3%

(1)	Net Operating Income decreased from 2014 to 2015 primarily due to down time related to DDG relocating to another suite and AOL Advertising moving into the former DDG space.

(2)	U/W Base Rent includes contractual rent steps through December 2016 totaling $169,077.

(3)	U/W Other Income includes rent related to wireless antennas.

(4)	The underwritten economic vacancy is 6.0%. The Brewers Hill Property was 92.6% physically occupied as of June 1, 2016.

Appraisal. As of the appraisal valuation date of May 26, 2016, the Brewers Hill Property had an “as-is” appraised value of $58,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BREWERS HILL

Environmental Matters. According to the Phase I environmental report dated March 8, 2016, there was no evidence of any recognized environmental conditions at the Brewers Hill Property.

Market Overview and Competition. The Brewers Hill Property is located at the northeast and southeast quadrants of O’Donnell Street and S. Conkling Street within the Brewers Hill area in eastern Baltimore City, Maryland. Regional access is provided by major thoroughfares which link surrounding suburban communities to downtown Baltimore including Interstate 83 to the north, the Baltimore-Washington Parkway (Interstate 295) and Interstate 95 to the south and Maryland Route 40 from the east and west. The Brewers Hill and adjacent Canton area is a waterfront community that was historically an industrial area that has undergone significant urban renewal with mixed-use development including residential and retail uses. The Brewers Hill Property is located approximately 2.0 miles east of the Harbor East neighborhood (home to the Legg Mason global headquarters, the Johns Hopkins Carey School of Business and the Four Seasons Baltimore), approximately 2.9 miles southeast of the central business district and 5.9 miles southeast of Johns Hopkins University. Johns Hopkins University and the Johns Hopkins Health System are the largest private employers in the Baltimore metropolitan statistical area with approximately 52,226 employees. The Johns Hopkins Bayview Medical Center is located approximately 1.5 miles northeast of the Brewers Hill Property, which is a primary demand generator for employment, office space and housing in the local area. Founded in 1773, the Johns Hopkins Bayview Medical Center is one of six member institutions in the Johns Hopkins Health System and one of the oldest, continuous health care institutions on the East Coast. Since 1984, approximately $600.0 million has been invested in the Johns Hopkins Bayview Medical Center to transform and modernize the campus.

The Brewers Hill Property is part of the $220.0 million Brewers Hill planned unit development, which is a mixed-use project containing approximately 27.0 acres and includes approximately 500,000 square feet of office space, 237,000 square feet of retail space, 50,000 square feet of flex space, as well as four apartment projects totaling 782 units. The Brewers Hill Property is located across the street from the Shops at Canton Crossing, a retail center anchored by Target and Harris Teeter and featuring several restaurants, including On The Border, Chick-Fil-A and Red Robin. The 2015 population within a one-, three- and five-mile radius of the Brewers Hill Property was 25,998, 171,501 and 466,625, respectively, while the 2015 average household income for the same radii was $78,321, $64,241 and $57,675, respectively.

According to a third party market research report, the Brewers Hill Property is located in the Baltimore Southeast office submarket within the Baltimore office market. As of the second quarter of 2016, the Baltimore Southeast office submarket was comprised of 445 buildings totaling approximately 9.4 million square feet and reported a 4.6% vacancy rate and average asking gross rent of $23.44 per square foot. Further, the micro market located within a one-mile radius of the Brewers Hill Property was comprised of 147 buildings totaling approximately 2.4 million square feet and reported a 2.9% direct vacancy rate as of the second quarter of 2016.

The following table presents certain information relating to comparable office leases for the Brewers Hill Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Foundry on Fort Ave Baltimore, MD	1900/2003	4	62,048	90%	3.0 miles	Exponential Interactive	March 2016 / 3.0 Yrs	3,346	$23.29	MG
McHenry Row II Baltimore, MD	1921/2014	4	140,000	82%	2.9 miles	Maryland Automobile Insurance Fund	May 2015 / 15.0 Yrs	60,000	$23.95	MG
The Warehouse at Camden Yards Baltimore, MD	1905/1991	8	350,000	86%	3.4 miles	Wolters Kluwer	March 2015 / 7.0 Yrs	33,000	$21.75	MG
South Harbor Business Center Baltimore, MD	1920/2002	3	47,410	100%	3.2 miles	Cyberspa, LLC	February 2015 / 5.4 Yrs	4,000	$19.50	MG
Swann’s Warf Baltimore, MD	1850/1986	2	10,000	100%	1.6 miles	Vaccinogen, Inc.	February 2015 / 3.4 Yrs	10,000	$20.75	MG
The Can Company Building Baltimore, MD	1895/2014	4	206,992	100%	0.9 miles	Confidential	October 2014 / 10.0 Yrs	111,004	$25.75	MG
(1)	Information obtained from the appraisal and a third party market report.

The Borrowers. The borrowers are Gunther Headquarters LLC, NB3601 LLC and National East LLC, each a Maryland limited liability company and a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brewers Hill Mortgage Loan. D.W. Wells Obrecht is the guarantor of certain nonrecourse carveouts under the Brewers Hill Mortgage Loan.

The Sponsor. The sponsor is D.W. Wells Obrecht. Mr. Obrecht owns Obrecht Commercial Real Estate Group which was the master developer of the Brewer Hill planned unit development which contains approximately 2.0 million square feet of commercial, retail and residential space. Mr. Obrecht has a net worth in excess of $47.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Escrows. The loan documents provide for upfront reserves of $53,116 for real estate taxes, $1.5 million for tenant improvements and leasing commissions (“TI/LCs”) and $331,511 for outstanding TI/LCs related to the Cigna lease. The loan documents also provide for ongoing monthly reserves of $53,118 for real estate taxes; $6,370 for replacement reserves; and $48,000 for TI/LCs for the first three years of the Brewers Hill Mortgage Loan term and, thereafter, monthly deposits of $40,000 are required upon the balance of the TI/LCs reserve falling below $1.0 million. The loan documents do not require monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the Brewers Hill Property is insured under an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of the payment of insurance premiums.

Lockbox and Cash Management. The Brewers Hill Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and the borrower and property manager are required to deposit all rents directly into such lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are required to be disbursed to the borrower. Upon the occurrence of a Cash Trap Event Period, the borrowers or manager are required to cause all rents to be deposited directly into such lockbox account and all excess funds in the lockbox account will be swept to a lender-controlled subaccount.

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio being less than 1.15x at the end of any calendar month; or (iii) Cigna failing to renew its lease or leases at least 12 months prior to expiration for at least 26,000 square feet and the projected amortizing debt service coverage ratio based on the expiration of such non-renewed lease or leases is less than 1.25x. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the amortizing debt service coverage ratio being at least 1.25x for two consecutive calendar quarters; and with respect to clause (iii), (a) upon the lender receiving evidence that Cigna has exercised its renewal options or (b), with respect to any space occupied by Cigna at origination, upon the lender receiving evidence that the Cigna space has been leased to one or more an acceptable replacement tenants, and such tenants are open for business and paying full, unabated rent.

Property Management. The Brewers Hill Office Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Brewers Hill Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, rating agency confirmation from Fitch, KBRA, Moody’s and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-BNK1 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Brewers Hill Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

SIMON PREMIUM OUTLETS

MICHAEL KORS
naturalizer
COACH
Lee Premium Outlets

TOMMY HILFIGER
POLO RALPH LAUREN
ANN TAYLOR
Gaffney Premium Outlets

NikeFactoryStore
LOFT OUTLET
Calhoun Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

SIMON PREMIUM OUTLETS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

SIMON PREMIUM OUTLETS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

SIMON PREMIUM OUTLETS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

SIMON PREMIUM OUTLETS

Schenectady
Troy
ALBANY
VERMONT
North Adams
Greenfield
Pittsfield
BERKSHIRE MOUNTAINS
MASSACHUSETTS
NEW YORK
Lenox
Lee
Stockbridge
Northampton
Hudson
Otis
SPRINGFIELD
Westfield
Sheffield
CONNECTICUT
Winsted
Torrington
Simsbury
HARTFORD
Millerton
Rhinebeck
Red Hook
Amenia

Asheville
Marion
Morganton
Hickory
BLUE RIDGE MTS.
NORTH CAROLINA
Lincolnton
Rutherfordton
Cherryville
Forest City
Shelby
Bessemer City
Gastonia
Kings Mountain
Landrum
Boiling Springs
Gaffney
Spartanburg
SOUTH CAROLINA
Greenville
Mauldin
Union
York
Clover
Chester
SUMTER NATIONAL FOREST

Simon Premium Outlets

1 Lee Premium Outlets	Lee, MA
2 Gaffney Premium Outlets	Gaffney, SC
3 Calhoun Premium Outlets	Calhoun, GA

CHATTANOOGA
TENNESSEE
NC
Ringgold
Dalton
Chatsworth
LaFayette
GEORGIA
CHATTAHOOCHEE NATIONAL FOREST
Resaca
Calhoun
Trion
Fairmount
Talking Rock
Jasper
Adairsville
AL
Rome
Ball Ground
Canton
Holly Springs
Cartersville
Woodstock
Milton
Alpharetta
Roswell
Kennesaw
Johns Creek
Sandy Springs
Marietta
Dallas
Rockmart
Cedartown
Cave Spring
ATLANTA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

No. 7 – Simon Premium Outlets

Loan Information				Property Information
Mortgage Loan Seller:	Bank of America, N.A.			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	NR/BBB-/NR/A-			Property Type:	Retail
Original Principal Balance(1):	$37,500,000			Specific Property Type:	Outlet Center
Cut-off Date Balance(1):	$37,399,290			Location:	Various – See Table
% of Initial Pool Balance:	4.3%			Size:	782,765 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$133.78
Borrower Names(2):	Various			Year Built/Renovated:	Various – See Table
Sponsor(3):	Simon Property Group, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.1680%			Property Manager:	Self-managed
Note Date:	June 1, 2016			4th Most Recent Occupancy (As of):	94.7% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	95.4% (12/31/2013)
Maturity Date:	June 1, 2026			2nd Most Recent Occupancy(As of):	96.4% (12/31/2014)
IO Period:	0 months			Most Recent Occupancy (As of):	95.1% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	93.7% (5/19/2016)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$16,529,975 (12/31/2013)
Call Protection(4):	L(26),D(87),O(7)			3rd Most Recent NOI (As of):	$17,379,729 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$17,863,226 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$18,457,410 (TTM 3/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$24,497,300
				U/W Expenses:	$7,416,196
				U/W NOI:	$17,081,104
				U/W NCF:	$15,675,535
Escrows and Reserves(5):				U/W NOI DSCR(1):	2.78x
				U/W NCF DSCR(1):	2.55x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	16.3%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	15.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$223,700,000
Replacement Reserves	$0	Springing	$391,383	As-Is Appraisal Valuation Date(6):	Various
TI/LC Reserve	$0	Springing	$3,522,443	Cut-off Date LTV Ratio(1):	46.8%
Deferred Maintenance	$0	$0	NAP	LTV Ratio at Maturity or ARD(1):	37.5%

(1)	The Simon Premium Outlets Whole Loan (as defined below), which had an original principal balance of $105,000,000, is comprised of three pari passu notes (Notes A-1, A-2 and A-3). The controlling Note A-1 had an original balance of $37,500,000, has an outstanding principal balance of $37,399,290 as of the Cut-off Date and will be contributed to the WFCM 2016-BNK1 Trust. The non-controlling Note A-2, which had an original principal balance of $35,000,000, and non-controlling Note A-3, which had an original principal balance of $32,500,000, are expected to be contributed to one or more future securitization trusts. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Simon Premium Outlets Whole Loan.

(2)	The borrowers are Calhoun Outlets LLC, Gaffney Outlets LLC and Lee Outlets LLC.

(3)	See “The Sponsor” section.

(4)	The defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date of July 1, 2016. Defeasance of the Simon Premium Outlets Whole Loan is permitted on or after the date that is t two years after the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 26 payments is based on the expected WFCM 2016-BNK1 Trust closing date in August 2016.

(5)	See “Escrows” section.

(6)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Simon Premium Outlets Mortgage Loan”) is a part of a whole loan (the “Simon Premium Outlets Whole Loan”) evidenced by three pari passu promissory notes (Notes A-1, A-2 and A-3) and secured by a first mortgage encumbering three outlet centers: Lee Premium Outlets located in Lee, Massachusetts (the “Lee Premium Outlets Property”), Gaffney Premium Outlets located in Gaffney, South Carolina (the “Gaffney Premium Outlets Property”) and Calhoun Premium Outlets located in Calhoun, Georgia (the “Calhoun Premium Outlets Property”) (collectively, the “Simon Premium Outlets Properties”). The Simon Premium Outlets Whole Loan was originated on June 1, 2016 by Bank of America, N.A., had an original principal balance of $105,000,000, has an outstanding principal balance as of the Cut-off Date of $104,718,012 and accrues interest at an interest rate of 4.168% per annum. The Simon Premium Outlets Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires principal and interest payments based on a 30-year amortization schedule through the term of the Simon Premium Outlets Whole Loan. The Simon Premium Outlets Whole Loan matures on June 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SIMON PREMIUM OUTLETS

The Simon Premium Outlets Mortgage Loan is evidenced by the controlling Note A-1, will be contributed to the WFCM 2016-BNK1 Trust, had an original principal balance of $37,500,000 and has an outstanding principal balance of $37,399,290 as of the Cut-off Date. The non-controlling Note A-2 with an original principal balance of $35,000,000, and the non-controlling Note A-3, with an original principal balance of $32,500,000 (together, the “Simon Premium Outlets Companion Loan”), are expected to be contributed to one or more future securitization trusts. The lender provides no assurances that any non-securitized pari-passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Simon Premium Outlets Whole Loan” in the Preliminary Prospectus.

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Piece
Note A-1	$37,500,000	WFCM 2016-BNK1	Yes
Note A-2	$35,000,000	Bank of America, N.A.	No
Note A-3	$32,500,000	Bank of America, N.A.	No
Total	$105,000,000

During the lockout period, the borrower has the right to prepay the Simon Premium Outlets Whole Loan in part to obtain the release of the Gaffney Premium Outlets Property and/or the Calhoun Premium Outlets Property, provided that such prepayment is in the amount of 120.0% of the allocated loan amount for the applicable property and is accompanied by a yield maintenance charge (see “Partial Release” section); following the lockout period, the borrower has the right to defease the Simon Premium Outlets Whole Loan in whole, or in part on any date before or on November 1, 2025. In addition, the Simon Premium Outlets Whole Loan is prepayable without penalty after November 1, 2025.

Sources and Uses(1)

Sources			Uses
Original whole loan amount	$105,000,000	100.0%	Loan payoff(1)	$102,360,551	97.5%
			Closing costs	592,456	0.6
			Return of equity	2,046,993	1.9
Total Sources	$105,000,000	100.0%	Total Uses	$105,000,000	100.0%

(1)	The Simon Premium Outlets Properties were previously securitized in the JPMCC 2006-CB16 transaction.

The Properties. The Simon Premium Outlets Properties are secured by the fee interest in three cross-defaulted outlet properties totaling 782,765 square feet located in Lee, Massachusetts, Gaffney, South Carolina and Calhoun, Georgia. The Simon Premium Outlets Properties were 93.7% leased as of May 19, 2016 and generated total sales of approximately $215.9 million for the trailing-twelve month period ended March 2016, which was an approximate $1.1 million increase over 2015 sales.

The Lee Premium Outlets Property contains 224,825 square feet and is situated on a 104.8-acre parcel. The center was constructed in 1997 and consists of ten one-story buildings and one two-story building flanking a central village “Main Street” and includes a central food court. There are 1,098 surface parking spaces. The top three tenants by size at the Lee Premium Outlets Property are Gap Outlet (12,113 square feet), Nike Factory Store (9,966 square feet) and Banana Republic Factory Store (8,756 square feet). No other tenant comprises more than 3.5% of the net rentable area. The Lee Premium Outlets Property is 97.8% occupied and had inline sales of $401 per square foot for the trailing twelve months ended March 31, 2016, resulting in an occupancy cost of 11.9%. Net operating income for the trailing twelve months ended March 2016 was $8,128,469, resulting in an operating margin of 73.3%.

The Gaffney Premium Outlets Property contains 303,877 square feet and is situated on a 46.7-acre parcel. The center was constructed in 1996 and consists of five buildings, a food court and playground. There are 1,522 surface parking spaces. The top three tenants by size at the Gaffney Premium Outlets Property are Pottery Barn Furniture Outlet (18,286 square feet), Nike Factory Store (11,620 square feet) and Gap Outlet (8,970 square feet) with no other tenant comprising more than 2.8% of the net rentable area. The Gaffney Premium Outlets Property is also shadow anchored by a first-run movie theater known as The Big E. The Gaffney Premium Outlets Property is 90.5% occupied and had inline sales of $282 per square foot for the trailing twelve months ended March 31, 2016, resulting in an occupancy cost of 10.6%. Net operating income for the trailing twelve months ended March 2016 was $6,321,315, resulting in an operating margin of 69.9%.

The Calhoun Premium Outlets Property contains 254,063 square feet and is situated on a 27.7-acre parcel. The center was constructed in 1992 and consists of five buildings. There are 1,380 surface parking spaces. The top three tenants by size at the Calhoun Premium Outlets Property are V.F. Factory Outlet (26,000 square feet), LOFT Outlet (12,000 square feet) and Old Navy (12,000 square feet), with no other tenant comprising more than 4.6% of the net rentable area. The Calhoun Premium Outlets Property is 93.9% occupied and had inline sales of $233 per square foot for the trailing twelve months ended March 31, 2016, resulting in an occupancy cost of 9.1%. Net operating income for the trailing twelve months ended March 2016 was $4,007,626, resulting in an operating margin of 75.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

SIMON PREMIUM OUTLETS

The following table presents certain information relating to the Simon Premium Outlets Properties:

Property Name Location	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF) (2)	Appraised Value	Allocated LTV
Lee Premium Outlets Property Lee, MA	$53,854,978	51.4%	97.8%	1997/NAP	224,825	$115,000,000	46.8%
Gaffney Premium Outlets Property Gaffney, SC	$31,415,404	30.0%	90.5%	1996/NAP	303,877	$67,200,000	46.7%
Calhoun Premium Outlets Property Calhoun, GA	$19,447,631	18.6%	93.9%	1992/NAP	254,063	$41,500,000	46.9%
Total/Weighted Average	$104,718,012	100.0%	93.7%		782,765	$223,700,000	46.8%

(1)	Information obtained from the May 19, 2016 rent roll.

(2)	Information obtained from the underwritten rent roll.

The following table presents certain information relating to the tenancies at each of the Simon Premium Outlets Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Lee Premium Outlets Property
Major Tenants
Eddie Bauer Outlet	NR/NR/NR	6,127	2.7%	$53.04	$325,007	4.7%	$411	17.3%	1/31/2025
Dress Barn(3)	NR/NR/NR	7,781	3.5%	$40.29	$313,467	4.5%	$197	22.4%	MTM
Gap Outlet	BB+/Baa2/BB+	12,113	5.4%	$23.90	$289,523	4.2%	$363	11.3%	6/30/2017
Brooks Brothers Factory Store	NR/NR/NR	4,960	2.2%	$49.42	$245,107	3.5%	$492	14.2%	3/31/2025
J. Crew Factory Store	NR/B2/B-	6,988	3.1%	$35.00	$244,580	3.5%	$456	11.8%	1/31/2018
Total Major Tenants		37,969	16.9%	$37.34	$1,417,684	20.5%
Non-Major Tenants		174,719	77.7%	$31.51	$5,505,582	79.5%	$401	11.9%
Occupied Collateral Total		212,688	94.6%	$32.55	$6,923,266	100.0%
Vacant Space		12,137	5.4%
Collateral Total		224,825	100.0%
Gaffney Premium Outlets Property
Major Tenants
Pottery Barn Furniture Outlet	NR/NR/NR	18,286	6.0%	$13.00	$237,718	4.2%	$406	7.8%	1/31/2020
Gap Outlet	BB+/Baa2/BB+	8,970	3.0%	$25.06	$224,746	4.0%	$272	15.1%	7/31/2019
Tommy Hilfiger(4)	NR/NR/NR	6,225	2.0%	$32.64	$203,184	3.6%	$259	12.7%	MTM
Banana Republic Factory Store	BB+/Baa2/BB+	8,584	2.8%	$22.80	$195,690	3.5%	$245	10.5%	5/31/2019
The Children’s Place	NR/NR/NR	6,547	2.2%	$29.22	$191,303	3.4%	$250	15.5%	1/31/2017
Total Major Tenants		48,612	16.0%	$21.65	$1,052,641	18.6%
Non-Major Tenants		226,494	74.5%	$20.39	$4,617,711	81.4%	$282	10.6%
Occupied Collateral Total		275,106	90.5%	$20.61	$5,670,352	100.0%
Vacant Space		28,771	9.5%
Collateral Total		303,877	100.0%
Calhoun Premium Outlets
Major Tenants
V.F. Factory Outlet	NR/A3/A	26,000	10.2%	$16.53	$429,780	10.4%	$142	12.0%	9/30/2020
Old Navy(5)	BB+/Baa2/BB+	12,000	4.7%	$20.00	$239,976	5.8%	$111	20.3%	MTM
Gap Outlet	BB+/Baa2/BB+	7,890	3.1%	$25.59	$201,867	4.9%	$567	5.4%	4/30/2020
Loft Outlet	NR/NR/NR	12,000	4.7%	$16.31	$195,720	4.7%	$137	8.7%	10/31/2017
American Eagle Outfitters	NR/NR/NR	6,000	2.4%	$26.53	$159,181	3.9%	NAV	NAV	4/30/2024
Total Major Tenants		63,890	25.1%	$19.20	$1,226,524	29.7%
Non-Major Tenants		169,722	66.8%	$17.11	$2,903,291	70.3%	$233	9.1%
Occupied Collateral Total		233,612	92.0%	$17.68	$4,129,815	100.0%
Vacant Space		20,451	8.0%
Collateral Total		254,063	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales PSF and Occupancy Cost are based on the trailing 12-month period ending March 31, 2016, as provided by the sponsor and only include tenants reporting comparable sales. Non-Major Tenant Sales PSF and Occupancy Cost as shown represent the respective in-line sales and resulting occupancy cost, which may include Major Tenants listed above.

(3)	Dress Barn currently has a lease out for signature with renewal terms of 5 years at an annual rent of $50.00 per square foot.

(4)	Tommy Hilfiger currently has committed to renewal terms of 5 years at an annual rent of $33.37 per square foot.

(5)	Old Navy currently has a lease out for signature with renewal terms of 5 years at an annual rent of $47.36 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SIMON PREMIUM OUTLETS

The following table presents certain information relating to the lease rollover schedule at each of the Simon Premium Outlets Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
Simon Premium Outlets Properties
MTM	13	63,892	8.2%	63,892	8.2%	$1,307,320	7.8%	$20.46
2016	15	57,953	7.4%	121,845	15.6%	785,843	4.7%	13.56
2017	33	135,086	17.3%	256,931	32.8%	3,020,835	18.1%	22.36
2018	29	109,195	13.9%	366,126	46.8%	2,814,286	16.8%	25.77
2019	19	84,680	10.8%	450,806	57.6%	2,139,436	12.8%	25.26
2020	11	79,190	10.1%	529,996	67.7%	1,649,171	9.9%	20.83
2021	13	59,656	7.6%	589,652	75.3%	1,049,800	6.3%	17.60
2022	12	42,961	5.5%	632,613	80.8%	1,226,086	7.3%	28.54
2023	7	24,969	3.2%	657,582	84.0%	700,791	4.2%	28.07
2024	6	23,509	3.0%	681,091	87.0%	602,843	3.6%	25.64
2025	8	31,874	4.1%	712,965	91.1%	1,207,321	7.2%	37.88
2026	3	8,441	1.1%	721,406	92.2%	219,701	1.3%	26.03
Thereafter	0	0	0.0%	721,406	92.2%	0	0.0%	0.00
Vacant	0	61,359	7.8%	782,765	100.0%	0	0.0%	0.00
Total/Weighted Average	169	782,765	100.0%			$16,723,432	100.0%	$23.18
Lee Premium Outlets Property
MTM	1	7,781	3.5%	7,781	3.5%	$313,467	4.5%	$40.29
2016	2	1,737	0.8%	9,518	4.2%	42,000	0.6%	24.18
2017	11	51,633	23.0%	61,151	27.2%	1,453,874	21.0%	28.16
2018	11	36,633	16.3%	97,784	43.5%	1,284,740	18.6%	35.07
2019	11	46,107	20.5%	143,891	64.0%	1,208,963	17.5%	26.22
2020	2	4,563	2.0%	148,454	66.0%	161,716	2.3%	35.44
2021	2	6,202	2.8%	154,656	68.8%	175,574	2.5%	28.31
2022	5	16,188	7.2%	170,844	76.0%	564,508	8.2%	34.87
2023	4	13,102	5.8%	183,946	81.8%	486,640	7.0%	37.14
2024	1	1,742	0.8%	185,688	82.6%	64,701	0.9%	37.14
2025	6	26,373	11.7%	212,061	94.3%	1,124,446	16.2%	42.64
2026	1	627	0.3%	212,688	94.6%	42,636	0.6%	68.00
Thereafter	0	0	0.0%	212,688	94.6%	0	0.0%	0.00
Vacant	0	12,137	5.4%	224,825	100.0%	0	0.0%	0.00
Total/Weighted Average	57	224,825	100.0%			$6,923,266	100.0%	$32.55
Gaffney Premium Outlets Property
MTM	6	25,801	8.5%	25,801	8.5%	$464,912	8.2%	$18.02
2016	7	32,356	10.6%	58,157	19.1%	503,477	8.9%	15.56
2017	16	48,353	15.9%	106,510	35.1%	1,008,281	17.8%	20.85
2018	7	34,632	11.4%	141,142	46.4%	782,547	13.8%	22.60
2019	5	27,373	9.0%	168,515	55.5%	671,252	11.8%	24.52
2020	4	32,728	10.8%	201,243	66.2%	575,160	10.1%	17.57
2021	7	24,202	8.0%	225,445	74.2%	513,908	9.1%	21.23
2022	6	23,013	7.6%	248,458	81.8%	585,403	10.3%	25.44
2023	3	11,867	3.9%	260,325	85.7%	214,151	3.8%	18.05
2024	3	10,567	3.5%	270,892	89.1%	255,772	4.5%	24.20
2025	0	0	0.0%	270,892	89.1%	0	0.0%	0.00
2026	1	4,214	1.4%	275,106	90.5%	95,489	1.7%	22.66
Thereafter	0	0	0.0%	275,106	90.5%	0	0.0%	0.00
Vacant	0	28,771	9.5%	303,877	100.0%	0	0.0%	0.00
Total/Weighted Average	65	303,877	100.0%			$5,670,352	100.0%	$20.61
Calhoun Premium Outlets Property
MTM	6	30,310	11.9%	30,310	11.9%	$528,942	12.8%	$17.45
2016	6	23,860	9.4%	54,170	21.3%	240,366	5.8%	10.07
2017	6	35,100	13.8%	89,270	35.1%	558,680	13.5%	15.92
2018	11	37,930	14.9%	127,200	50.1%	746,999	18.1%	19.69
2019	3	11,200	4.4%	138,400	54.5%	259,221	6.3%	23.14
2020	5	41,899	16.5%	180,299	71.0%	912,295	22.1%	21.77
2021	4	29,252	11.5%	209,551	82.5%	360,317	8.7%	12.32
2022	1	3,760	1.5%	213,311	84.0%	76,174	1.8%	20.26
2023	0	0	0.0%	213,311	84.0%	0	0.0%	0.00
2024	2	11,200	4.4%	224,511	88.4%	282,369	6.8%	25.21
2025	2	5,501	2.2%	230,012	90.5%	82,875	2.0%	15.07
2026	1	3,600	1.4%	233,612	92.0%	81,576	2.0%	22.66
Thereafter	0	0	0.0%	233,612	92.0%	0	0.0%	0.00
Vacant	0	20,451	8.0%	254,063	100.0%	0	0.0%	0.00
Total/Weighted Average	47	254,063	100.0%			$4,129,815	100.0%	$17.68

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents historical occupancy percentages at the Simon Premium Outlets Properties:

Historical Occupancy(1)

12/31/2012	12/31/2013	12/31/2014	12/31/2015	5/19/2016
94.7%	95.4%	96.4%	95.1%	93.7%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Simon Premium Outlets Properties:

Cash Flow Analysis

	2012	2013	2014	2015	TTM 3/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$15,354,367	$15,844,111	$16,164,930	$16,373,361	$16,759,878(1)	$16,723,433	68.3%	$21.36
Grossed Up Vacant Space	0	0	0	0	0	2,166,253	8.8	2.77
Percentage Rent	367,032	473,692	559,467	462,372	474,221	503,811	2.1	0.64
Total Reimbursables	6,310,260	6,906,907	7,419,714	7,615,381	7,832,547	7,512,165	30.7	9.60
Other Income(2)	468,139	380,979	399,321	395,684	403,351	406,347	1.7	0.52
Less Vacancy & Credit Loss	(20,079)	18,560	(15,784)	(7,003)	(7,455)	(2,814,709)	-11.5	(3.60)
Effective Gross Income	$22,479,719	$23,624,249	$24,527,648	$24,839,795	$25,462,542	$24,497,300	100.0%	$31.30

Total Operating Expenses	$6,946,469	$7,094,274	$7,147,919	$6,976,569	$7,005,132	$7,416,196	30.3%	$9.47

Net Operating Income	$15,533,250	$16,529,975	$17,379,729	$17,863,226	$18,457,410	$17,081,104	69.7%	$21.82
TI/LC	0	0	0	0	0	1,194,140	4.9	1.53
Capital Expenditures	0	0	0	0	0	211,429	0.9	0.27
Net Cash Flow	$15,533,250	$16,529,975	$17,379,729	$17,863,226	$18,457,410	$15,675,535	64.0%	$20.03

NOI DSCR	2.53x	2.69x	2.83x	2.91x	3.01x	2.78x
NCF DSCR	2.53x	2.69x	2.83x	2.91x	3.01x	2.55x
NOI DY	14.8%	15.8%	16.6%	17.1%	17.6%	16.3%
NCF DY	14.8%	15.8%	16.6%	17.1%	17.6%	15.0%

(1)	Base Rent is underwritten based on signed leases and the in-place rent roll as of March 31, 2016 with contractual rent steps taken through June 2017.

(2)	Other income includes rental income from temporary tenants, sponsorships and media, beverage case rent, ATM rent and other miscellaneous income.

Appraisals. As of the appraisal valuation dates ranging between April 1, 2016 and April 14, 2016, the Simon Premium Outlets Properties had an aggregate “as-is” appraised value of $223,700,000.

Environmental Matters. According to the Phase I environmental assessments dated April 21, 2016, there was no evidence of any recognized environmental conditions at any of the Simon Premium Outlets Properties.

Market Overview and Competition. The Simon Premium Outlets Properties are located in Lee, Massachusetts, Gaffney, South Carolina and Calhoun, Georgia. Each property benefits from its location along major thoroughfares in expansive trade areas near multiple major metropolitan markets.

Lee, Massachusetts

The Lee Premium Outlets Property is located at 50 Water Street in Lee, Massachusetts, along US Route 20, just south of its intersection with Interstate 90 (Massachusetts Turnpike) and approximately 30 miles west of Interstate 91. The traffic count passing the Lee Premium Outlets Property on Interstate 90 is estimated at 55,000 vehicles daily. Albany, New York is approximately 30 miles west and Springfield, Massachusetts and Hartford, Connecticut are within approximately an hour’s drive of the Lee Premium Outlets Property.

Lee is located in the central portion of the Pittsfield, Massachusetts core-based statistical area at the foot of the Berkshire Hills and the Taconic Mountain Range in the Berkshires of Massachusetts. The Berkshires are a year-round tourist destination for hiking, camping and skiing and benefits from regional job growth. The area is home to the Norman Rockwell Museum, the Canyon Ranch Resort and Tanglewoood Music Center. Visitor spending in Berkshire County totaled $425.8 million in 2014. Pittsfield’s economy is driven by education and healthcare (25.1% of employment), leisure and hospitality (14.8% of employment) and retail (13.4% of employment). According to the appraisal, the 2015 population within a 15-, 30- and 45-mile radius of the Lee Premium Outlets Property was 91,815, 351,951 and 1,866,842, respectively, and the 2015 average household income within the same radii was $76,485, $80,025 and $80,828, respectively.

The nearest competitive outlet center is Wrentham Premium Outlets in Wrentham, Massachusetts (66 miles east), which is also owned by the sponsor, with the next closest outlet center 73 miles north. According to the appraiser, there are no new planned outlet centers in the immediate area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Gaffney, South Carolina

The Gaffney Premium Outlets Property is located at 1 Factory Shops Boulevard in Gaffney, South Carolina, at the intersection of Interstate 85 (at Exit 90) and SC-105 (Hyatt Street) and approximately 18 miles east of Interstate 26. The traffic count passing the Gaffney Premium Outlets Property on Interstate 85 is estimated at 55,000 vehicles daily. Gaffney’s central business district is approximately 3.5 miles east of the Gaffney Premium Outlets Property. Spartanburg and Greenville are southwest approximately 20 miles and 50 miles, respectively, and Charlotte, North Carolina is approximately 55 miles east of the Gaffney Premium Outlets Property.

Gaffney is the primary city in Cherokee County and the county seat, and located in the Greenville-Spartanburg-Anderson combined statistical area. The adjacent Spartanburg metropolitan statistical area exerts a strong economic influence on the area. Spartanburg’s economy is driven by manufacturing (20.5% of employment) with the notable corporate presence of BMW, Michelin and Adidas, health services and education (18.1% of employment) with the Spartanburg Regional Healthcare System, Mary Black Health System, University of South Carolina – Upstate and seven other institutions of higher learning, and retail (12.6% of employment). According to the appraisal, the 2015 population within a 15-, 30- and 45-mile radius of the Gaffney Premium Outlets Property was 153,876, 608,584 and 1,794,169, respectively, and the 2015 average household income within the same radii was $52,198, $55,069 and $62,898, respectively.

The nearest competitive outlet centers are Charlotte Premium Outlets in Charlotte, North Carolina (45 miles east) and Concord Mills, in Concord, NC (60 miles northeast), both owned and operated by the sponsor, and Asheville Outlets in Asheville, North Carolina (60 miles northeast). According to the appraiser, there are no new planned outlet centers in the immediate area.

Calhoun, Georgia

The Calhoun Premium Outlets Property is located at 455 Belwood Road in Calhoun, Georgia, just south of the interchange of Highway 53 and Interstate 75 (running parallel to U.S. Highway 41). The traffic count passing the Calhoun Premium Outlets Property on Interstate 75 is estimated at 61,000 vehicles daily. Calhoun’s central business district is approximately 2.5 miles north of the Calhoun Premium Outlets Property. Chattanooga, Tennessee is approximately 45 miles northwest and Atlanta, Georgia is approximately 55 miles southeast of the Calhoun Premium Outlets Property.

Calhoun is located in Gordon County and is the county seat. The Gordon County area economy is driven by manufacturing (24.0% of employment), retail (13.3% of employment) and health services and education (11.8% of employment). The major employers in the Gordon County area include Engineered Floors, LLC, Floyd Healthcare Management, Inc. and Mohawk Carpet Distribution LP. According to the appraisal, the 2015 population within a 15-, 30- and 45-mile radius of the Calhoun Premium Outlets Property was 91,304, 564,725 and 1,958,101, respectively, and the 2015 average household income within the same radii was $54,536, $60,508 and $79,190, respectively.

The nearest competitive outlet centers are The Outlet Shoppes Atlanta in Woodstock, Georgia (33 miles southeast) and North Georgia Premium Outlets in Dawsonville, Georgia (50 miles east), which is also owned and operated by the sponsor. According to the appraiser, there are no new planned outlet centers in the immediate area.

The Borrower. The borrowers are Calhoun Outlets LLC, Gaffney Outlets LLC and Lee Outlets LLC, each a Delaware limited liability company and single purpose entity and each with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Simon Premium Outlets Whole Loan. Simon Property Group, L.P., is the guarantor of certain nonrecourse carveouts under the Simon Premium Outlets Whole Loan.

The Sponsor. The sponsor is Simon Property Group, L.P., the operating partnership of Simon Property Group, Inc. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owners, operators and developers of retail assets in the United States. As of December 31, 2015, Simon owned or had an interest in 209 properties consisting of 108 malls, 71 Premium Outlet-branded centers, 14 Mills-branded centers, four lifestyle centers and twelve other retail properties in 37 states and Puerto Rico containing an aggregate of approximately 184 million square feet of gross leasable area. Simon’s Premium Outlets generally contain a wide variety of designer and manufacturer stores located in open-air centers and range in size from approximately 150,000 to 870,000 square feet and are generally located within close proximity to major metropolitan areas and/or tourist destinations. The sponsor is also the sponsor of the borrower under the mortgage loan identified on Annex A-1 as The Shops at Crystals.

The liability of the guarantor under the nonrecourse carve-out provisions in the loan documents is capped at $21.0 million plus reasonable collection costs. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans—Non-Recourse Carveout Limitations”

Simon has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deed-in-lieu of foreclosure. See “Description of the Mortgage Pool—Loan Purpose: Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. During a Springing Reserve Period (as defined below), the loan documents require (i) ongoing monthly reserves in the amount of $16,308 for replacement reserves, capped at $391,383; (ii) ongoing monthly reserves in the amount of $97,846 for leasing reserves, capped at $3,522,443; (iii) ongoing monthly reserves in the amount equal to one-twelfth of the estimated annual

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SIMON PREMIUM OUTLETS

real estate taxes due; (iv) ongoing monthly reserves in the amount equal to one-twelfth of the estimated annual insurance premiums due, except if lender has waived the requirement in the event that the Simon Premium Outlets Properties are covered by an acceptable blanket insurance policy.

A “Springing Reserve Period” will commence upon the debt service coverage ratio for the preceding four calendar quarters being less than 1.35x for two consecutive calendar quarters and will expire upon the debt service coverage ratio for the preceding four calendar quarters being equal to or greater than 1.35x for two consecutive calendar quarters.

Lockbox and Cash Management. The Simon Premium Outlets Whole Loan requires a lender-controlled lockbox account, which is already in place. The borrower has directed the tenants to pay rent directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Sweep Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Sweep Period, all funds are required to be swept to a lender-controlled cash management account.

A “Cash Sweep Period” will commence upon (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio for the preceding four calendar quarters being less than 1.25x for two consecutive calendar quarters; or (iii) the assets of the manager or guarantor being subject to a bankruptcy action. A Cash Sweep Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the debt service coverage ratio for the preceding four calendar quarters being equal to or greater than 1.25x for two consecutive calendar quarters; and with regard to clause (iii), upon the manager or guarantor being replaced with a qualified manager or replacement guarantor meeting the requirements set forth in the loan documents.

Property Management. The Simon Premium Outlets Properties are managed by Simon Management Associates, LLC, an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Simon Premium Outlets Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) in the event that in connection with such transfer, the manager will not thereafter continue to manage the Simon Premium Outlets Properties, then a replacement management agreement with a qualified manager must be executed acceptable to lender; (iii) the transferee must not have been a party to any bankruptcy action within the seven years prior and there is not material litigation or regulatory action pending against the transferee unreasonable to lender; and (iv) the transferee is a qualified transferee meeting the requirements set forth in the loan documents or the lender receiving rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-BNK1 certificates and similar confirmations from each rating agency rating any securities backed by any Simon Premium Outlets Companion Loan with respect to the ratings of such securities.

Partial Release. Prior to the lockout period, the borrower is permitted to partially release either or both of the Gaffney Premium Outlets Property and the Calhoun Premium Outlets Property in connection with a partial prepayment, subject to certain conditions including (i) no occurrence and continuance of any event of default; (ii) the debt service coverage ratio with respect to the remaining property being no less than the greater of 2.55x and the debt service coverage ratio for the preceding four calendar quarters prior the release; (iii) the release causing the WFCM 2016-BNK1 transaction to not qualify as a REMIC trust; and (iv) payment of (a) 120.0% of the allocated loan amount for the Gaffney Premium Outlets Property and/or the Calhoun Premium Outlets Property (if any such property is the released property) and (b) a yield maintenance charge.

Following the lockout period, the borrower is permitted to partially release either or both of the Gaffney Premium Outlets Property and the Calhoun Premium Outlets Property in connection with a partial defeasance, subject to certain conditions including (i) no occurrence and continuance of any event of default; (ii) the principal balance of the Simon Premium Outlets Whole Loan being reduced by 120.0% of the allocated loan amount for the Gaffney Premium Outlets Property and the Calhoun Premium Outlets Property (if any such property is the released property); (iii) the debt service coverage ratio with respect to the remaining Property being no less than the greater of 2.55x and the debt service coverage ratio for the preceding four calendar quarters prior the release; (iv) the lender receiving rating agency confirmation from Fitch, KBRA, Moody’s and S&P that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-BNK1 certificates and similar confirmations from each rating agency rating any securities backed by any Simon Premium Outlets Companion Loan with respect to the ratings of such securities; and (v) the lender receiving a legal opinion that the release satisfies REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Simon Premium Outlets Properties, as well as business interruption insurance on an actual loss sustained basis with no time limitation, and includes an extended period of indemnity of 365 days to provide continuing coverage after the Simon Premium Outlets Properties have been repaired. Should the policy contain an exclusion for acts of terrorism, the loan documents require the borrower to obtain to the extent available a stand-alone policy providing the same coverage as previously in place prior to the exclusion, with a premium cap of two times the then current annual insurance premiums for the policy insuring the Simon Premium Outlets Properties only (excluding the wind and flood components of the premiums) on a stand-alone basis, with a deductible no greater than $5,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

ONE PENN CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ONE PENN CENTER

One Penn Center
1601 John F. Kennedy Boulevard
Philadelphia, PA 19103
PHILADELPHIA
Center City
Fairmount
FAIRMOUNT PARK
Schuylkill River
Logan Square
Chinatown
Rittenhouse Square
Rittenhouse
Southwest Center City
Penn Park
Schuylkill River Park
Von Colln Memorial Field
Philadelphia Museum of Art
Fairmount Water Works
Eastern State Penitentiary Historic Landmark
Franklin Institute
Academy of Natural Sciences
Free Library of Philadelphia
Pennsylvania Convention Center
Reading Terminal Market
Philadelphia City Hall
Comcast Center
LOVE Sculpture
Drexel University
University of Pennsylvania
30th Street Station
Vine Street Expwy
Schuylkill Expwy
MARKET-FRANKFORD LINE
BROAD STREET LINE
PATCO
SEPTA
Suburban
Market St
Chestnut St
Walnut St
Locust St
Spruce St
Pine St
Lombard St
South St
Christian St
Washington Ave
Arch St
Race St
Vine St
JFK Blvd
Callowhill St
Hamilton St
Spring Garden St
Green St
Fairmount Ave
Pennsylvania Ave
Kelly Drive
Philadelphia Intl. Airport 7 miles
To Ben Franklin Bridge
PENNSYLVANIA
NEW JERSEY
CAMDEN
Palumbo Playground

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

No. 8 – One Penn Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$35,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$35,000,000			Location:	Philadelphia, PA
% of Initial Pool Balance:	4.0%			Size:	689,966 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$98.56
Borrower Name:	One Penn Associates, L.P.			Year Built/Renovated:	1930/1987
Sponsor:	Henry Gross			Title Vesting:	Fee
Mortgage Rate:	4.900%			Property Manager:	Self-managed
Note Date:	July 19, 2016			4th Most Recent Occupancy (As of):	84.1% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	83.9% (12/31/2013)
Maturity Date:	August 11, 2026			2nd Most Recent Occupancy (As of):	90.4% (12/31/2014)
IO Period:	36 months			Most Recent Occupancy (As of)(4):	87.6% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	78.3% (6/1/2016)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$6,321,285 (12/31/2013)
Call Protection(2):	L(24),D(91),O(5)			3rd Most Recent NOI (As of):	$6,883,148 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$7,223,379 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$6,859,582 (TTM 4/30/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$12,747,817
				U/W Expenses:	$6,458,819
				U/W NOI:	$6,288,997
Escrows and Reserves(2):				U/W NCF:	$5,437,749
				U/W NOI DSCR(1):	1.45x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.26x
Taxes	$582,019	$116,404	NAP	U/W NOI Debt Yield(1):	9.2%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	8.0%
Replacement Reserves	$0	$14,374	NAP	As-Is Appraised Value:	$91,000,000
TI/LC	$3,000,000	$150,000	$3,000,000	As-Is Appraisal Valuation Date:	May 31, 2016
Outstanding TI/LC Reserve	$592,858	$0	NAP	Cut-off Date LTV Ratio(1):	74.7%
Rent Concession Reserve	$224,304	$0	NAP	LTV Ratio at Maturity or ARD(1):	66.0%

(1)	The One Penn Center Whole Loan (as defined below), which had an original principal balance of $68,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $35,000,000, has an outstanding principal balance of $35,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2016-BNK1 Trust. The non-controlling Note A-2 had an original principal balance of $33,000,000 and is expected to be contributed to a future trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the One Penn Center Whole Loan. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date of September 11, 2016. Defeasance of One Stamford Whole Loan is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) September 11, 2020. The assumed lockout period of 24 payments is based on the expected WFCM 2016-BNK1 Trust closing date in August 2016.

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (the “One Penn Center Mortgage Loan”) is part of a whole loan (the “One Penn Center Whole Loan”) that is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering an office building located in Philadelphia, Pennsylvania (the “One Penn Center Property”). The One Penn Center Whole Loan was originated on July 19, 2016 by Wells Fargo Bank, National Association. The One Penn Center Wole Loan had an original principal balance of $68,000,000, has an outstanding principal balance as of the Cut-off Date of $68,000,000 and accrues interest at an interest rate of 4.900% per annum. The One Penn Center Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The One Penn Center Whole Loan matures on August 11, 2026.

Note A-1, which will be contributed to the WFCM 2016-BNK1 Trust, had an original principal balance of $35,000,000, has an aggregate outstanding principal balance as of the Cut-off Date of $35,000,000 and represents the controlling interest in the One Penn Center Whole Loan. The non-controlling Note A-2, which had an original principal balance of $33,000,000, referred to herein as the “One Penn Center Companion Loan”, is expected to be contributed to a future securitization trust. The lender provides no

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The One Penn Center Whole Loan” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$35,000,000	WFCM 2016-BNK1	Yes
A-2	$33,000,000	Wells Fargo Bank, National Association	No
Total	$68,000,000

Following the lockout period, the borrower has the right to defease the One Penn Center Whole Loan in whole, but not in part, on any date before April 11, 2026. In addition, the One Penn Center Whole Loan is prepayable without penalty on or after April 11, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) September 11, 2020.

Sources and Uses

Sources			Uses
Original whole loan amount	$68,000,000	95.6%	Loan payoff(1)	$66,263,703	93.2%
Sponsor’s new cash contribution	3,125,497	4.4	Reserves	4,399,181	6.2
			Closing costs	462,613	0.7
Total Sources	$71,125,497	100.0%	Total Uses	$71,125,497	100.0%

(1)	The One Penn Center Property was previously securitized in the LBUBS 2006-C6 transaction.

The Property. The One Penn Center Property is a 20-story, class B office tower totaling approximately 689,966 square feet located in the central business district of Philadelphia, Pennsylvania. Built in 1930 and renovated in 1987, the amenities at the One Penn Center Property include a Walgreens and a National Penn Bank branch located on the first floor and outdoor decks and terraces located on the 20th floor. Since acquiring the One Penn Center Property in 2002, the sponsor has invested approximately $23.7 million ($34.40 per square foot) to modernize the building, including upgrades to the common areas, elevator cabs, façade restorations, as well as HVAC and LED lighting updates. The One Penn Center Property features a diverse tenant roster comprising 92 tenants with the three largest tenants, Philadelphia Works, Inc. (“Philadelphia Works”), United States Government – SEC (rated AAA, Aaa and AA+ by Fitch, Moody’s and S&P, respectively) and Phelan Hallinan & Schmieg, LLP, representing only 22.5% of the combined net rentable area and no other tenant representing more than 3.9% of the net rentable area or underwritten annual base rent. The One Penn Center Property is located directly atop the Southeastern Pennsylvania Transportation Authority’s (“SEPTA”) Suburban Station, the main commuter rail hub in the city, and has direct interior access to the station. Suburban Station experiences approximately 50,000 daily commuters and serves as the main transportation hub for the downtown office market. Over the past 10 years, the One Penn Center Property has averaged 88.6% occupancy; however, in April 2016 a tenant occupying approximately 70,000 square feet (10.1% of the net rentable area) vacated. As of June 1, 2016, the One Penn Center Property was 78.3% occupied by 92 tenants subject to 101 leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the tenancies at the One Penn Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Philadelphia Works	NR/NR/NR	74,155	10.7%	$23.00	$1,705,565	14.0%	12/31/2020(3)
United States Government – SEC	AAA/Aaa/AA+	44,765	6.5%	$19.26	$862,006	7.1%	4/10/2024(4)
Phelan Hallinan & Schmieg, LLP	NR/NR/NR	35,989	5.2%	$23.80	$856,538	7.0%	1/31/2020
McElroy Deutsch Mulvaney & Carpenter LLP	NR/NR/NR	21,130	3.1%	$22.50	$475,425	3.9%	10/31/2021
American Heart Association	NR/NR/NR	16,880	2.4%	$25.50	$430,440	3.5%	5/31/2019
Qtc Management, Inc.	NR/NR/NR	19,879	2.9%	$21.50	$427,398	3.5%	3/31/2017
Naulty, Scaricamazza & McDevitt	NR/NR/NR	16,361	2.4%	$22.50	$368,123	3.0%	7/31/2021
Total Major Tenants		229,159	33.2%	$22.37	$5,125,496	42.1%

Non-Major Tenants		311,216	45.1%	$22.62	$7,040,380	57.9%

Occupied Collateral Total		540,375	78.3%	$22.51	$12,165,876	100.0%

Vacant Space		149,591	21.7%

Collateral Total		689,966	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2017 totaling $187,309.

(3)	Philadelphia Works may terminate its lease if funding allocated to the tenant for the fiscal year has been eliminated or reduces by more than 50.0% from its 2013 funding level of approximately $40.0 million. Philadelphia Works is required to provide six months’ notice in November with the termination effective the following May and a termination fee equal to $1.3 million if the lease termination notice is provided in November 2016; $950,000 if the lease termination notice is provided in November 2017; $650,000 if the lease termination notice is provided in November 2018; and $350,000 if the lease termination notice is provided in November 2019.

(4)	The United States Government – SEC may terminate its lease at any point after April 10, 2021 with 90 days’ notice.

The following table presents certain information relating to the lease rollover schedule at the One Penn Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	7	4,969	0.7%	4,969	0.7%	$88,127	0.7%	$17.74
2016	12	33,646	4.9%	38,615	5.6%	$747,888	6.1%	$22.23
2017	12	46,037	6.7%	84,652	12.3%	$1,031,771	8.5%	$22.41
2018	12	52,245	7.6%	136,897	19.8%	$1,134,440	9.3%	$21.71
2019	17	87,291	12.7%	224,188	32.5%	$2,081,346	17.1%	$23.84
2020	12	134,596	19.5%	358,784	52.0%	$3,099,703	25.5%	$23.03
2021	15	86,027	12.5%	444,811	64.5%	$1,968,877	16.2%	$22.89
2022	8	20,052	2.9%	464,863	67.4%	$450,218	3.7%	$22.45
2023	1	13,039	1.9%	477,902	69.3%	$275,000	2.3%	$21.09
2024	2	48,981	7.1%	526,883	76.4%	$963,190	7.9%	$19.66
2025	0	0	0.0%	526,883	76.4%	$0	0.0%	$0.00
2026	1	3,492	0.5%	530,375	76.9%	$80,316	0.7%	$23.00
Thereafter	2	10,000	1.4%	540,375	78.3%	$245,000	2.0%	$24.50
Vacant	0	149,591	21.7%	689,966	100.0%	$0	0.0%	$0.00
Total/Weighted Average	101	689,966	100.0%			$12,165,876	100.0%	$22.51

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents historical occupancy percentages at the One Penn Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)(2)	6/1/2016(2)(3)
84.1%	83.9%	90.4%	87.6%	78.3%

(1)	Information obtained from the borrower.

(2)	Occupancy decreased from 2015 to June 1, 2016 due to a tenant occupying approximately 70,000 square feet (10.1% of the net rentable area) vacating in April 2016.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the One Penn Center Property:

Cash Flow Analysis

	2013	2014	2015	TTM 4/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$12,552,105	$12,827,504	$13,421,832	$13,071,350	$12,165,876(1)	95.4%	$17.63
Grossed Up Vacant Space	0	0	0	0	3,467,500	27.2	5.03
Free Rent Adjustment	(208,176)	(51,492)	(504,324)	(516,555)	0	0.0	0.00
Total Reimbursables	656,404	420,744	535,181	659,273	476,693	3.7	0.69
Other Income	177,241	377,751	97,432	108,563	105,248	0.8	0.15
Less Vacancy & Credit Loss	0	0	0	0	(3,467,500)(2)	(27.2)	(5.03)
Effective Gross Income	$13,177,574	$13,574,507	$13,550,121	$13,322,631	$12,747,817	100.0	$18.48

Total Operating Expenses	$6,856,289	$6,691,359	$6,326,742	$6,463,049	$6,458,819	50.7%	$9.36

Net Operating Income	$6,321,285	$6,883,148	$7,223,379	$6,859,582	$6,288,997	49.3%	$9.11
TI/LC	0	0	0	0	678,757	5.3	0.98
Capital Expenditures	0	0	0	0	172,492	1.4	0.25
Net Cash Flow	$6,321,285	$6,883,148	$7,223,379	$6,859,582	$5,437,749	42.7%	$7.88

NOI DSCR(3)	1.46x	1.59x	1.67x	1.58x	1.45x
NCF DSCR(3)	1.46x	1.59x	1.67x	1.58x	1.26x
NOI DY(3)	9.3%	10.1%	10.6%	10.1%	9.2%
NCF DY(3)	9.3%	10.1%	10.6%	10.1%	8.0%

(1)	U/W Base Rent includes include contractual rent steps through June 2017 totaling $187,309.

(2)	The underwritten economic vacancy is 22.2%. The One Penn Center Property was 78.3% physically occupied as of June 1, 2016.

(2)	The debt service coverage ratios and debt yields are based on the One Penn Center Whole Loan.

Appraisal. As of the appraisal valuation date of May 31, 2016, the One Penn Center Property had an “as-is” appraised value of $91,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated June 3, 2016, there was no evidence of any recognized environmental conditions at the One Penn Center Property.

Market Overview and Competition. The One Penn Center Property is located on JFK Boulevard on the block between 16th and 17th Street in the Philadelphia, Pennsylvania central business district (the “Philadelphia CBD”). The Philadelphia CBD is identified as Center City Philadelphia which is concentrated around City Hall at the intersection of Broad and Market Streets. Center City Philadelphia is a diverse and dynamic area containing office, residential, retail, hotel, governmental, medical and private club uses, cultural attractions and the hub for local mass transportation. The One Penn Center Property is located directly atop the Suburban Station, the main commuter rail hub in the city, which experiences approximately 50,000 daily commuters as the transportation hub for the West of Broad office submarket. The Philadelphia International Airport is located approximately 7.6 miles southwest of the One Penn Center Property.

According to the appraisal, a well-educated population and favorable cost of doing business, as compared to New York and Washington, D.C., has attracted a number of large corporations to the Philadelphia metropolitan statistical area as exhibited by eleven Fortune 500 corporations calling the region home, including Comcast Corporation (“Comcast”), DowDuPont and Lincoln National. Comcast is the largest cable company in the United States and is one of the region’s largest employers. Comcast is in the process of building an approximately $1.2 billion, 59-story office building totaling approximately 1.5 million square feet next to its current headquarters, which is located across 17th Street from the One Penn Center Property. The building, known as the Comcast Innovation and Technology Center, is expected to be completed in 2018 and contain approximately 1.3 million square feet of office space to be completely occupied by Comcast and a Four Seasons hotel on the top floors. City Hall, which is located approximately 0.3 miles east of the One Penn Center Property, was recently enhanced by the opening of the approximately $50.0 million Dilworth Park, including enhanced public spaces, water fountains, better transit access and numerous other features.

According to the appraisal, the One Penn Center Property is located in the West of Broad submarket of the Philadelphia CBD office market which, as of the first quarter of 2016, contained approximately 27.8 million square feet (68.9% of the Philadelphia CBD office market). For that same period, the West of Broad submarket reported an overall vacancy rate of 8.6% and average asking rent of$29.51 per square foot, gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable office leases for the One Penn Center Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
One South Broad Philadelphia, PA	1932/NAP	24	463,988	93%	0.4 miles	Sidecar	March 2016/ 4.0 Yrs	15,550	$25.00	MG
123 S. Broad Street Philadelphia, PA	1928/1989	30	882,586	96%	0.5 miles	Committee of Seventy	March 2016 / 7.3 Yrs	2,663	$23.25	MG
100 N. 20th Street Philadelphia, PA	1980/NAP	5	92,125	94%	0.4 miles	Bayada Home Healthcare	September 2015/ 5.2 Yrs	6,245	$21.50	MG
1515 Market Street Philadelphia, PA	1960/2007	20	502,213	96%	0.2 miles	Pembroke Consulting	June 2015 / 7.0 Yrs	1,327	$26.00	MG
Four Penn Center Philadelphia, PA	1964/2001	20	522,600	86%	0.2 miles	Parsons Brinckerhoff	May 2015/ 5.0 Yrs	11,817	$25.00	MG
Four Penn Center Philadelphia, PA	1964/2001	20	522,600	86%	0.2 miles	Ansa Assuncao	May 2015 / 7.5 Yrs	13,002	$24.50	MG

(1)	Information obtained from the appraisal and a third party market report.

The Borrower. The borrower is One Penn Associates, L.P., a Delaware limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Penn Center Whole Loan. The H. Gross Family, LP is the guarantor of certain nonrecourse carveouts under the One Penn Center Whole Loan.

The Sponsor. The sponsor is Henry Gross, who controls the H. Gross Family, LP. Mr. Gross is the CEO of RealEx Capital, which, since its inception in 1974, has actively developed, invested in and managed a diverse array of real estate investments. H. Gross Family, LP holds a real estate portfolio (excluding the One Penn Center Property) comprised of an 187,000 square foot biomedical research building, a single-tenant industrial flex building, an office-warehouse R&D building and an apartment unit that has a combined value of approximately $248.3 million.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $582,019 for real estate taxes, $3.0 million for tenant improvements and leasing commissions (“TI/LCs”), $592,858 for TI/LCs associated with five tenants, and $224,304 for rent concessions related to ten tenants. The loan documents provide for ongoing monthly escrows of $116,404 for real estate taxes, $14,374 for replacement reserves and $150,000 for TI/LCs upon the balance of the reserve falling below $3.0 million. The loan documents do not require monthly deposits for insurance premiums as long as (i) no event of default has occurred or is continuing; (ii) the One Penn Center Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management. The One Penn Center Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs all tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all excess cash flow is required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio being less than 1.15x. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; or, with respect to clause (ii), upon the amortizing debt service coverage ratio being at least 1.15x for two consecutive calendar quarters.

Property Management. The One Penn Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the One Penn Center Property, provided that certain other conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA, Moody’s and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-BNK1 certificates and similar confirmations from each rating agency rating any securities backed by the One Penn Center Companion Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One Penn Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

HILTON LONG ISLAND HUNTINGTON

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

HILTON LONG ISLAND HUNTINGTON

Hilton Long Island Huntington
598 Broad Hollow Road
Melville, NY 11747
Huntington
Huntington Station
South Huntington
Melville
Dix Hills
Plainview
Hicksville
Bethpage
Old Bethpage
Syosset
Woodbury
West Hills
Jericho
Muttontown
Levittown
Farmingdale
East Farmingdale
Wyandanch
Wheatley Heights
Deer Park
North Babylon
West Babylon
West Islip
Babylon
Lindenhurst
North Lindenhurst
North Amityville
Amityville
Copiague
Massapequa
North Massapequa
Massapequa Park
East Massapequa
Seaford
Wantagh
North Wantagh
Bellmore
North Bellmore
Suffolk County
Nassau County
Long Island Expwy
Northern State Pkwy
Southern State Pkwy
Sunrise Hwy
Great South Bay
Cold Spring Harbor
Lloyd Harbor
Halesite
Cove Neck
Oyster Bay Cove
East Norwich
Laurel Hollow
N.Y. City 28 miles
Riverhead 37 miles
Republic Airport
Farmingdale State College

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

No. 9 – Hilton Long Island Huntington

Loan Information				Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$35,000,000			Specific Property Type:	Full Service
Cut-off Date Balance:	$35,000,000			Location:	Melville, NY
% of Initial Pool Balance:	4.0%			Size:	305 Rooms
Loan Purpose:	Acquisition			Cut-off Date Balance Per Room:	$114,754
Borrower Name:	Blue Pearl Hospitality LLC			Year Built/Renovated:	1988/2013
Sponsor:	Naveen Shah			Title Vesting:	Fee
Mortgage Rate:	4.500%			Property Manager:	Yashodhar Management Co., LLC
Note Date:	July 20, 2016			4th Most Recent Occupancy (As of):	64.3% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	75.3% (12/31/2013)
Maturity Date:	August 1, 2026			2nd Most Recent Occupancy (As of):	72.1% (12/31/2014)
IO Period:	24 months			Most Recent Occupancy (As of):	76.5% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	78.5% (4/30/2016)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(2):	$4,091,660 (12/31/2013)
Call Protection:	L(24),D(89),O(7)			3rd Most Recent NOI (As of)(2):	$5,160,408 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$5,285,969 (12/31/2015)
Additional Debt:	No			Most Recent NOI (As of):	$5,344,924 (TTM 4/30/2016)
Additional Debt Type:	NAP

				U/W Revenues:	$20,787,543
				U/W Expenses:	$15,525,844
				U/W NOI:	$5,261,699
				U/W NCF:	$4,436,708
				U/W NOI DSCR:	2.47x
Escrows and Reserves(1):				U/W NCF DSCR:	2.08x
				U/W NOI Debt Yield:	15.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	12.7%
Taxes	$334,631	$83,658	NAP	As-Is Appraised Value:	$52,300,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	May 11, 2016
FF&E Reserve	$0	$68,724	NAP	Cut-off Date LTV Ratio:	66.9%
PIP Reserve	$231,450	$0	NAP	LTV Ratio at Maturity or ARD:	57.2%

(1)	See “Escrows” section.

(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Hilton Long Island Huntington Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a full service hotel located in Melville, New York (the “Hilton Long Island Huntington Property”). The Hilton Long Island Huntington Mortgage Loan was originated on July 20, 2016 by Morgan Stanley Bank, N.A. The Hilton Long Island Huntington Mortgage Loan had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $35,000,000 and accrues interest at an interest rate of 4.500% per annum. The Hilton Long Island Huntington Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Hilton Long Island Huntington Mortgage Loan matures on August 1, 2026.

Following the lockout period, the borrower has the right to defease the Hilton Long Island Huntington Mortgage Loan in whole, but not in part, on any date before February 1, 2026. In addition, the Hilton Long Island Huntington Mortgage Loan is prepayable without penalty on or after February 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HILTON LONG ISLAND HUNTINGTON

Sources and Uses

Sources			Uses
Original loan amount	$35,000,000	65.3%	Purchase price	$52,250,000	97.5%
Sponsor’s new cash contribution	18,573,730	34.7	Reserves	566,081	1.1
			Closing costs	757,649	1.4
Total Sources	$53,573,730	100.0%	Total Uses	$53,573,730	100.0%

The Property. The Hilton Long Island Huntington Property is a five-story, 305-room, full service hotel located in Melville, New York, 37.2 miles east of the New York City central business district. Built in 1988 and extensively renovated between 2012 and 2013, the Hilton Long Island Huntington Property features 130 king guestrooms, 163 double/double guestrooms and 12 full suites. Each guestroom features a flat screen television, a refrigerator, a coffeemaker and an in-room safe. The Hilton Long Island Huntington Property offers 24,662 square feet of meeting space, an outdoor pool, a tennis court, a walking track, a volleyball court, an indoor pool including a whirlpool, a fitness center, a business center, a grab-and-go snack outlet, a concierge lounge, a car rental desk and two restaurants (Basil’s Bistro and Masterson’s). The Hilton Long Island Huntington Property includes 718 surface level parking spaces, equating to a parking ratio of 2.4 spaces per room.

The renovations since 2011 have cost approximately $19.3 million ($63,235 per room) and have included renovations to all guestrooms and public spaces. The borrower is required to complete an approximately $231,450 franchisor-mandated property improvement plan (“PIP”) renovation, which generally must be completed by 2016-2017, the amount for which was reserved at loan closing, that will include repairs and replacements with respect to guestrooms, guest bathrooms, common areas, meeting space, and the exterior. According to the appraisal, the 2015 market mix of the Hilton Long Island Huntington Property was 50% commercial, 25% meeting and group, and 25% leisure. The Hilton Long Island Huntington Property has operated under the Hilton Worldwide affiliation since March 1990 and the current franchise agreement with Hilton Worldwide expires in July 2036.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilton Long Island Huntington Property:

Cash Flow Analysis

	2013	2014	2015	TTM 4/30/2016	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	75.3%	72.1%	76.5%	78.5%	78.5%
ADR	$141.88	$154.62	$153.72	$151.69	$151.69
RevPAR	$106.84	$111.51	$117.66	$119.03	$119.03

Room Revenue	$11,816,029	$12,331,850	$13,012,637	$13,228,523	$13,250,543	63.7%	$43,444
F&B Revenue	7,229,020	7,029,079	7,080,041	7,006,166	7,189,000	34.6	23,570
Other Revenue	314,971	323,248	361,193	348,341	348,000	1.7	1,141
Total Revenue	$19,360,020	$19,684,177	$20,453,871	$20,583,030	$20,787,543	100.0%	$68,156

Total Department Expenses	7,843,243	7,495,164	7,315,334	7,332,452	7,524,916	36.2	24,672
Gross Operating Profit	$11,516,777	$12,189,013	$13,138,537	$13,250,578	$13,262,627	63.8%	$43,484

Total Undistributed Expenses	5,502,889	5,721,166	6,064,200	6,070,880	6,108,184	29.4	20,027
Profit Before Fixed Charges	$6,013,888	$6,467,847	$7,074,337	$7,179,698	$7,154,443	34.4%	$23,457

Total Fixed Charges	1,922,228	1,307,439	1,788,368	1,834,774	1,892,744	9.1	6,206

Net Operating Income	$4,091,660(1)	$5,160,408(1)	$5,285,969	$5,344,924	$5,261,699	25.3%	$17,251
FF&E	0	0	0	0	824,991	4.0	2,705
Net Cash Flow	$4,091,660	$5,160,408	$5,285,969	$5,344,924	$4,436,708	21.3%	$14,547

NOI DSCR	1.92x	2.42x	2.48x	2.51x	2.47x
NCF DSCR	1.92x	2.42x	2.48x	2.51x	2.08x
NOI DY	11.7%	14.7%	15.1%	15.3%	15.0%
NCF DY	11.7%	14.7%	15.1%	15.3%	12.7%

(1)	Net Operating Income between 2013 and 2014 increased mostly due to a one-time real estate tax refund in the amount of $792,551.59.

The Appraisal. As of the appraisal valuation date of May 11, 2016, the Hilton Long Island Huntington Property had an “as-is” appraised value of $52,300,000. In addition, the appraisal for the Hilton Long Island Huntington Property set forth an “as-stabilized” appraised value of $57,200,000 as of June 1, 2019.

Environmental Matters. According to a Phase I environmental assessment dated May 27, 2016, there was no evidence of any recognized environmental conditions at the Hilton Long Island Huntington Property.

Market Overview and Competition. The Hilton Long Island Huntington Property is located in Melville, New York, part of the greater town of Huntington in Suffolk County, and is approximately 37.2 miles east of the New York City central business district. The Hilton Long Island Huntington Property is situated along State Route 110, one of the primary thoroughfares in the area, and connects to Interstate 495, also known as the Long Island Expressway, providing primary regional access through the central Long

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Island region. The Hilton Long Island Huntington Property is served by the John F. Kennedy International Airport, approximately 18.0 miles southwest of the Hilton Long Island Huntington Property, the LaGuardia Airport, approximately 20.0 miles northwest of the Hilton Long Island Huntington Property, and MacArthur Airport, located approximately 15.0 miles to the east.

The city of Melville contains numerous Class A and B office parks. Some specific businesses and entities in the area include New York Life Insurance Company, the U.S. Postal Service, Wells Fargo and Farmingdale State College. Restaurants located near the Hilton Long Island Huntington Property include the Melting Pot, Subway, Moe’s Southwest Grill and the Refuge.

The Hilton Long Island Huntington Property benefits from its reasonably close proximity to New York City to the west and beach towns to the east. State and county parks, many of which offer swimming and ice skating, are located across the island. The Fire Island National Seashore on Fire Island is a 21-mile barrier island that offers seashore attractions, tent camping, swimming, surf fishing, hiking, boating, and tours of the Sunken Forest and the Otis Pike National Wilderness Area. Further to the east on Long Island are North Fork and the Hamptons.

The largest employers in the Suffolk County metropolitan statistical area are North Shore-LIJ Health System Foundation (46,840 employees), Roman Catholic Diocese of Rockville Centre (17,000 employees), Stony Brook University (14,534 employees), and Long Island Jewish Medical Center (12,529 employees). A third party hospitality research report identified four competitive hospitality properties, containing 1,061 rooms, which exhibited average occupancy, ADR, and RevPAR of 63.0%, $143.17, and $90.25, respectively, for the trailing 12-month period ending April 30, 2016.

The following table presents certain information relating to the Hilton Long Island Huntington Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hilton Long Island Huntington			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
4/30/2016 TTM	63.0%	$143.17	$90.25	77.5%	$153.76	$119.23	123.0%	107.4%	132.1%
4/30/2015 TTM	62.3%	$140.86	$87.59	72.3%	$154.34	$111.61	116.1%	109.7%	127.4%
4/30/2014 TTM	63.4%	$137.07	$86.91	73.0%	$145.08	$105.92	115.1%	105.8%	121.9%

(1)	Information obtained from a third party hospitality research report dated May 17, 2016. The competitive set includes: Holiday Inn Plainview Long Island, UPSKY Long Island Hotel, Marriott Melville Long Island and Hyatt Regency Long Island.

The Borrower. The borrower is Blue Pearl Hospitality LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Long Island Huntington Loan. Naveen Shah is the guarantor of certain nonrecourse carveouts under the Hilton Long Island Huntington Loan.

The Sponsor. The sponsor is Naveen Shah, the president and CEO of Navika Group of Companies. Navika Group of Companies was founded in 2005 to acquire, own and manage income-generating real estate domestically. Its current portfolio includes 49 full and limited service hotels under various flags such as Marriott, Hilton, IHG, Wyndham and Best Western, as well as ten office buildings, shopping complexes and recreational assets.

Escrows. The loan documents provide for upfront reserves in the amount of $334,631 for real estate taxes and $231,450 for planned PIP renovations. The loan documents also provide for ongoing monthly reserves real estate tax in an amount equal to one-twelfth of the real estate taxes the lender estimates will be payable in the next 12 months for ongoing monthly FF&E reserves in an amount equal to the greater of (x) the amount (if any) required by the franchisor under the franchise agreement and (y) one-twelfth of 4.0% of operating income for the preceding calendar year (currently $68,724). In addition, if, at any time, the franchisor requires additional PIP work under the franchise agreement, the borrower will be required to deposit an amount equal to 125.0% of the estimated cost of any additional PIP work. The loan documents do not require monthly deposits for insurance premiums as long as (i) no event of default is continuing; (ii) the Hilton Long Island Huntington Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management. Upon the occurrence of a Cash Sweep Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account. The loan documents require that the borrower and manager direct all rents and credit card receipts to be deposited directly into such lockbox account. In addition, the borrower and manager will be required to deposit any amounts received by the borrower or manager into such lockbox account within one business day following receipt. Following the occurrence of a Cash Sweep Event Period, all cash flow is required to be swept to a lender-controlled cash management account and applied as provided in the loan documents.

A “Cash Sweep Event Period” will commence upon (i) the occurrence of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.20x for six consecutive calendar months; (iii) the date that is one year prior to the expiration date of the franchise agreement if by such date (a) the franchise agreement has not been renewed and/or extended; and (b) the amount then on deposit in the FF&E Reserve equals less than $3,050,000; (iv) the franchisor providing notice of an uncured default under the franchise agreement or notice that the Hilton Long Island Huntington Property is not being operated and maintained in accordance with the franchisor’s standards, resulting in the borrower not being in good standing with the franchisor, and such default is not cured within 30 days of such notice; and/or (v) a termination of the franchise agreement. A Cash Sweep Event Period will end with respect to clause (i), if no event of default exists; with respect to clause (ii), upon the amortizing debt service coverage ratio being at least 1.20x for six consecutive calendar months; with respect to clause (iii), upon (x) a renewal or extension of the term of the franchise agreement to the satisfaction of the lender, or (y) the borrower entering into a replacement franchise agreement substantially in the same form and substance as the existing franchise agreement or otherwise reasonably acceptable to the lender,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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HILTON LONG ISLAND HUNTINGTON

with a franchisor acceptable to the lender (a “Replacement Franchise Cure”); with respect to clause (iv), upon the cure of the default under the franchise agreement; and with respect to clause (v), upon a Replacement Franchise Cure.

Property Management. The Hilton Long Island Huntington Property is managed by Yashodhar Management Co., LLC.

Assumption. The borrower has a two-time right to transfer the Hilton Long Island Huntington Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably approves the proposed transferee, taking into consideration transferee experience, financial strength and general business standing; (iii) an affiliate of the transferee reasonably acceptable to the lender executes a recourse guaranty and environmental indemnity in form and substance identical to the existing guaranty and environmental indemnity; and (iv) if required by the lender, the lender has received confirmation from Fitch, KBRA, Moody’s and S&P that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-BNK1 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount determined by lender in its reasonable business judgment, but in no event more than the sum of the full replacement cost of the Hilton Long Island Huntington Property, and twelve months’ business interruption insurance.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Hilton Long Island Huntington Property during the loan term, subject to a deductible of not more than 5.0% of total insurable value per loss. At the time of loan closing, the Hilton Long Island Huntington Property had windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

AURORA OFFICE BUILDING

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

AURORA OFFICE BUILDING

Thornton
Rocky Mountain Arsenal National Wildlife Refuge
Peña Blvd
Denver International Airport
COMMUTER RAIL N LINE (Under Construction)
Commerce City
E. 56th Ave
Northfield
Montbello
Shops at Northfield Stapleton
E. 47th Ave
Green Valley Ranch
E. 64th Ave
E. 56th Ave
40TH/COLORADO
A LINE
CENTRAL PARK
PEORIA
40TH/AIRPORT GATEWAY PARK
Quebec Square at Stapleton
DENVER
Stapleton
E. 32nd Pkwy
E. 26th Ave
Smith Rd
FITZSIMONS
ADAMS COUNTY
University of Colorado School of Medicine
Denver Zoo
Denver Museum of Nature & Science
Montview Blvd
City Park
Colfax Ave
COLFAX
Anschutz Medical Center
13TH
Downtown 3 miles
VA Eastern Colorado/Rose Medical Ctr.
E. 11th Ave
Colorado Community College
Springhill Golf Course
Environmental Park
6th Avenue Pkwy
Lowry Town Center
E. 6th Ave
E. 6th Ave
Aerospace Data Facility
DeLaney Community Farm
2ND/ABILENE
Aurora City Place
Aurora Hills GC
Comm. College of Aurora CentreTech Campus
CHERRY CREEK NORTH
Cherry Creek Shopping Center
DENVER COUNTY
Mira Vista Golf Course
Alameda Ave
AURORA METRO CTR.
CITY CENTER
Alameda Pkwy
Buckley Air National Guard Base
Cherry Creek
Glendale
Town Center at Aurora
Market Square at Mississippi and Havana
Mississippi Ave
LIGHT RAIL R LINE (Opens Late 2016)
Mississippi Ave
Aurora Office Building
750 South Richfield Street
Aurora, CO 80017
Medical Center of Aurora
FLORIDA
Mexico Ave
Jewell Ave
Jewell Ave
Jewell Ave
AURORA
Evans Ave
COLORADO
Leetsdale Dr
Iliff Ave
Iliff Ave
ILIFF
Murphy Creek Golf Course
YALE
Yale Ave
Yale Ave
Los Verdes Country Club
Tamarac Plaza
John F. Kennedy Golf Course
NINE MILE
Hampden Ave
Hampden Ave
Hampden Ave
Seven Hills Shopping Ctr.
Meadow Hills GC
SOUTHMOOR
DAYTON
Cherry Creek Lake
Cherry Creek State Park
ARAPAHOE COUNTY
Cherry Hills Village
Quincy Ave
Smoky Hill Rd
DENVER TECH CENTER
BELLEVIEW
Belleview Ave
Belleview Ave
Belleview Promenade
Greenwood Village
ORCHARD
Orchard Rd
Cherry Creek
RTD LIGHT RAIL
Fiddler's Green Amphitheatre
ARAPAHOE AT VILLAGE CENTER
Arapahoe Rd
Arapahoe Rd
Valley Country Club
Arapahoe Crossing
Arapahoe Marketplace
Cornerstar
Parker Rd
Centennial
Dry Creek Rd
DRY CREEK
Denver Broncos Training Facility
Centennial Airport
Dove Valley
Park Meadows
Tower Rd
Picadilly Rd
Harvest Rd
Airport Blvd
Chambers Rd
Buckley Rd
Gun Club Rd
Quebec Pkwy
Havana St
Peoria St
Monaco Pkwy
Quebec St
Colorado Blvd
Holly St
Broomfield
Thornton
Westminster
Northglenn
Arvada
Commerce City
Wheat Ridge
DENVER
Lakewood
Golden
AURORA
ARAPAHOE COUNTY
Glendale
Cherry Hills Village
Englewood
Greenwood Village
Littleton
Centennial
Highlands Ranch
DOUGLAS COUNTY
Lone Tree
Parker

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

No. 10 – Aurora Office Building

Loan Information				Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Office
Original Principal Balance:	$32,600,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$32,600,000			Location:	Aurora, CO
% of Initial Pool Balance:	3.7%			Size:	183,529 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$177.63
Borrower Name:	NRFC Denver Holdings LLC			Year Built/Renovated:	1997/2016
Sponsor:	NRFC NNN Holdings, LLC			Title Vesting:	Fee
Mortgage Rate:	4.080%			Property Manager:	Self-managed
Note Date:	July 8, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	August 1, 2026			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	24 months			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (8/1/2016)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(2):	NAV
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI (As of):	$3,545,905 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$3,611,122 (12/31/2014)
Additional Debt:	None			Most Recent NOI (As of):	$3,674,709 (12/31/2015)
Additional Debt Type:	NAP

				U/W Revenues:	$3,730,158
				U/W Expenses:	$55,952
				U/W NOI:	$3,674,206
				U/W NCF:	$3,391,571
Escrows and Reserves(1):				U/W NOI DSCR:	1.95x
				U/W NCF DSCR:	1.80x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.3%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	10.4%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$48,400,000
Replacement Reserve	$0	$1,529	NAP	As-Is Appraisal Valuation Date:	June 6, 2016
Rollover Reserve	$0	$45,833	$3,000,000	Cut-off Date LTV Ratio:	67.4%
Unfunded TI/LC Obligations	$4,904,605	$0	NAP	LTV Ratio at Maturity or ARD:	56.9%

(1)	See “Escrows” section.

(2)	Historical financials prior to 2013 are not available as they were not provided by the borrower.

The Mortgage Loan. The mortgage loan (the “Aurora Office Building Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering a suburban office building located in Aurora, Colorado (the “Aurora Office Building Property”). The Aurora Office Building Mortgage Loan was originated on July 8, 2016 by Morgan Stanley Bank, N.A. The Aurora Office Building Mortgage Loan had an original principal balance of $32,600,000, has an outstanding principal balance as of the Cut-off Date of $32,600,000 and accrues interest at an interest rate of 4.080% per annum. The Aurora Office Building Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Aurora Office Building Mortgage Loan matures on August 1, 2026.

Following the lockout period, the borrower has the right to defease the Aurora Office Building Mortgage Loan in whole, but not in part, on any date before May 1, 2026. In addition, the Aurora Office Building Mortgage Loan is prepayable without penalty on or after May 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

AURORA OFFICE BUILDING

Sources and Uses

Sources			Uses
Original loan amount	$32,600,000	92.0%	Loan payoff(1)	$30,046,236	84.8%
Sponsor’s new cash contribution	2,835,306	8.0	Reserves	4,904,605	13.8
			Closing costs	484,465	1.4
Total Sources	$35,435,306	100.0%	Total Uses	$35,435,306	100.0%

(1)	The Aurora Office Building Property was previously securitized in the CD 2006-CD3 transaction.

The Property. The Aurora Office Building Property is a 183,529 square foot, three-story, single-tenant suburban office building located in Aurora, Colorado. The Aurora Office Building Property was constructed in phases, with the original three-story building, comprising 108,240 square feet, constructed in 1997 as a built-to-suit office for TRW, Inc. (“TRW”) and a three-story expansion building, comprising 75,289 square feet, constructed in 2005. The Aurora Office Building Property is 100.0% leased to Northrop Grumman Systems Corporation (“Northrop Grumman Systems”), a subsidiary of Northrop Grumman Corporation (“Northrop Grumman”). TRW was acquired by Northrop Grumman in 2002 and the Aurora Office Building Property has been continuously occupied by Northrop Grumman since the acquisition. Northrop Grumman is a leading global security company providing systems, products and solutions in autonomous systems, cyber, strike, and logistics and modernization to government and commercial customers worldwide. Northrop Grumman had revenues of approximately $23.5 billion in its fiscal year 2015 and employs approximately 65,000 people across three business sectors: aerospace systems, mission systems and technology services.

The Aurora Office Building Property features a 351-seat auditorium, 18,000 square feet of raised floor data center space, substantial fiber optic and data connectivity, high security features, uninterrupted power supply (UPS) systems and extensive HVAC systems to support the data center space. There are 558 parking spaces, for a parking ratio of 3.0 per 1,000 square feet, at the Aurora Office Building Property. The borrower is in the process of completing a roof and HVAC replacement project that is expected to cost an estimated $1.3 million. The loan documents provide for an upfront reserve of approximately $4.9 million, which represents all of the sponsor’s remaining tenant improvement and leasing commission obligations associated with the roof and HVAC replacement projects as well as other tenant allowances due to the tenant (see “Escrows” section). After the completion of the roof and HVAC replacement projects, the remaining tenant improvement and leasing commission funds are anticipated to be used to partially fund an approximately $9.5 million ($51.76 per square foot) remodeling and modernization of the Aurora Office Building Property by Northrop Grumman Systems; however, final internal approvals for such remodeling and modernization have not yet been obtained by the tenant.

The following table presents certain information relating to the tenancy at the Aurora Office Building Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’ s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Northrop Grumman Systems	BBB+/Baa1/BBB+	183,529	100.0%	$21.48	$3,943,084	100.0%	11/30/2022(3)
Total Major Tenants		183,529	100.0%	$21.48	$3,943,084	100.0%

Vacant Space		0	0.0%

Collateral Total		183,529	100.0%

(1)	Certain ratings are those of the parent company Northrop Grumman Corporation. Northrop Grumman Corporation does not guarantee the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include $254,151 of contractual rent steps, which represent the net present value of rent steps through the loan term.

(3)	Northrop Grumman Systems has two, five-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the Aurora Office Building Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	1	183,529	100.0%	183,529	100.0%	$3,943,084	100.0%	$21.48
2023	0	0	0.0%	183,529	100.0%	$0	0.0%	$0.00
2024	0	0	0.0%	183,529	100.0%	$0	0.0%	$0.00
2025	0	0	0.0%	183,529	100.0%	$0	0.0%	$0.00
2026	0	0	0.0%	183,529	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	183,529	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	183,529	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	183,529	100.0%			$3,943,084	100.0%	$21.48

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Aurora Office Building Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	8/1/2016(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information based on the Northrop Grumman Systems lease.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Aurora Office Building Property:

Cash Flow Analysis

	2013	2014	2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,579,358	$3,618,413	$3,688,818	$3,943,084(1)	105.7%	$21.48
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	0	31,207	27,187	0	0.0	0.00
Other Income	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(212,926)	(5.7)	(1.16)
Effective Gross Income	$3,579,358	$3,649,620	$3,716,004	$3,730,158	100.0%	$20.32

Total Operating Expenses	$33,452	$38,498	$41,296	$55,952	1.5%	$0.30

Net Operating Income	$3,545,905	$3,611,122	$3,674,709	$3,674,206	98.5%	$20.02
TI/LC	0	0	0	245,929	6.6	1.34
Capital Expenditures	0	0	0	36,706	1.0	0.20
Net Cash Flow	$3,545,905	$3,611,122	$3,674,709	$3,391,571	90.9%	$18.48

NOI DSCR	1.88x	1.91x	1.95x	1.95x
NCF DSCR	1.88x	1.91x	1.95x	1.80x
NOI DY	10.9%	11.1%	11.3%	11.3%
NCF DY	10.9%	11.1%	11.3%	10.4%

(1)	U/W Base Rent includes contractual rent steps of $254,151, which are based on the net present value of rent steps during the loan term.

Appraisal. As of the appraisal valuation date of June 6, 2016, the Aurora Office Building Property had an “as-is” appraised value of $48,400,000.

Environmental Matters. According to a Phase I environmental site assessment dated June 14, 2016, there was no evidence of any recognized environmental conditions at the Aurora Office Building Property.

Market Overview and Competition. The Aurora Office Building Property is located in the Aurora office submarket of the broader Denver office market, approximately 10.0 miles to the east of the Denver central business district and 10 miles to the southwest of Denver International Airport. Access to the Aurora Office Building Property is provided via Interstate 225, Interstate 70 and Alameda

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Parkway. The Aurora Office Building Property is located immediately to the west of Buckley Air Force Base, which is a primary demand generator for office use in the Aurora office submarket. Buckley Air Force Base serves over 92,500 active duty, National Guard, Reserve and retired personnel, is the home of the 460th Space Wing under the direction of Air Force Space Command, and is home to the Colorado Air National Guard. Buckley Air Force Base has air operations, space-based missile defense, surveillance and communications operations, and general military support functions on site. The population within a one-, three- and five-mile radius of the Aurora Office Building Property was 18,426, 122,084 and 311,149, respectively, and the median household income within a one-, three- and five-mile radius of the Aurora Office Building Property was $55,919, $50,549 and $51,645, respectively, as of January 2016.

According to the appraisal, the Denver office market exhibited vacancy of 10.3% with an asking rental rate of $24.96 per square foot on a gross basis as of the first quarter of 2016. The Aurora office submarket contained approximately 9.0 million square feet of space (including the Aurora Office Building Property), with no office space under construction, as of the first quarter of 2016. For the same time period, the Aurora office submarket exhibited vacancy of 8.9% with an asking rental rate of $17.83 per square foot on a gross basis.

The following table presents certain information relating to comparable office properties to the Aurora Office Building Property:

Comparable Leases(1)

Property Name/Location	Year Built	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Westmoor Center Westminster, CO	1997	612,890	83.4%	26.8 miles	Zimmer Biomet	July 2016 / 10.5 Yrs	103,999	$17.00	NNN
Circle Point Corporate Center Westminster, CO	2001	272,873	86.4%	25.5 miles	General Dynamics	February 2016 / 5.5 Yrs	20,000	$15.25	NNN
Coal Creek Business Park Louisville, CO	1999	203,243	100.0%	32.4 miles	Medtronic	December 2015 / 3.0 Yrs	76,233	$15.00	NNN
4555 Airport Way Denver, CO	2008	87,201	100.0%	6.7 miles	Karcher North America, Inc.	April 2015 / 12.8 Yrs	87,201	$0.00(2)	FSG
Raytheon-East Hughes Drive Aurora, CO	2000-2001	175,921	100.0%	1.3 miles	Raytheon	June 2014 / 5.4 Yrs	175,921	$12.00	Absolute Net

(1)	Information obtained from the appraisal and underwritten rent roll. The appraiser concluded to a market rent of $17.00 per square foot.

(2)	The full building lease utilized a gross expense structure with a 2015 base year at $10.26 per square foot.

The Borrower. The borrower, NRFC Denver Holdings LLC, is a Delaware limited liability company entity and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Aurora Office Building Mortgage Loan. NRFC NNN Holdings, LLC is the guarantor of certain nonrecourse carveouts under the Aurora Office Building Mortgage Loan.

The Sponsor. The loan sponsor is NRFC NNN Holdings, LLC, a subsidiary of NorthStar Realty Finance Corp. (“NorthStar”), which is a publicly-traded (NYSE: NRF), diversified commercial real estate company that is organized as a REIT. NorthStar invests in multiple asset classes across commercial real estate, including real estate assets, senior and subordinate loans, CDOs and interests in real estate private equity funds. During the period from 2009 to the present, the sponsor, NRFC NNN Holdings, LLC was the guarantor under three securitized mortgage loans which were the subject of a deed in lieu of foreclosure, and in one case, litigation, and is the guarantor under two securitized loans that matured in February 2016 and are currently the subject of modification discussions with the respective lender. See “Description of the Mortgage Pool — Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

On June 3, 2016, NorthStar, NorthStar Asset Management Group (“NSAM”) and Colony Capital, Inc. (“Colony”), announced that they have entered into a definitive merger agreement under which the companies will combine in an all-stock merger of equals transaction, subject to satisfaction of certain conditions. The combined company will be named “Colony NorthStar, Inc.” Upon completion of the transaction, NSAM shareholders will own approximately 32.9%, Colony shareholders will own approximately 33.3% and NorthStar shareholders will own approximately 33.9% of the combined company on a fully diluted basis. There can be no assurance as to whether, or when, such merger will occur.

Escrows. The loan documents provide for upfront reserves in the amount of $4,904,605 for outstanding tenant improvements and leasing commissions and landlord work obligations related to the Northrop Grumman Systems lease. The loan documents require monthly deposits of $3,059 for replacement reserves, provided that so long as the Northrop Grumman Systems lease is in effect, such monthly amount will be reduced to $1,529, and monthly deposits of $45,833 for tenant improvements and leasing commissions (capped at $3.0 million), however the monthly deposits for tenant improvements and leasing commissions (“TI/LC”) will be waived following the Northrop Grumman Lease Renewal Date.

The “Northrop Grumman Lease Renewal Date” means such date, if any, on which the term of the Northrop Grumman Systems lease is extended (beyond its current term) for at least ten years or 90.0% or more of the Aurora Office Building Property has been re-let to one or more replacement tenants under one or more replacement leases, as reasonably approved by lender.

The loan documents do not require monthly escrows for real estate taxes provided that Northrop Grumman Systems (or a replacement tenant) (i) is obligated under the terms of its lease to pay all taxes and (ii) has paid all taxes prior to the date upon which they are due. The loan documents do not require monthly escrows for insurance premiums provided that either (i) Northrop Grumman Systems (or a replacement tenant) (x) provides satisfactory evidence of the insurance coverages it is obligated to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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maintain under the terms of its lease and (y) provides evidence satisfactory to the lender that such insurance is being maintained by Northrop Grumman Systems (or a replacement tenant); or (ii) the Aurora Office Building Property is insured via an acceptable blanket insurance policy.

During the continuance of a Tenant Cash Sweep Event (as defined below), provided no event of default is continuing under the Aurora Office Building Mortgage Loan, all excess cash flow is required to be deposited into the TI/LC reserve, until such time as either (x) the balance of the TI/LC reserve (including any letter of credit posted for such purpose) equals $4.2 million or (y) the Northrop Grumman Lease Renewal Date occurs, and thereafter into an excess cash flow reserve subaccount. Upon the Northrop Grumman Lease Renewal Date, all funds in the TI/LC reserve are required to be disbursed to the borrower.

Lockbox and Cash Management. The Aurora Office Building Mortgage Loan requires that the borrower direct tenants to pay their rents directly into a lender-controlled lockbox account, which is already in place. The loan documents also require that all rents received by the borrower be deposited into the lockbox account within one business day of receipt. During a Cash Sweep Event Period (as defined below), at lender’s option, all cash flow is required to be swept to a lender-controlled cash management account and applied as provided in the loan documents. If no Cash Sweep Event Period exists, funds in the lockbox account are required to be transferred to a borrower-controlled operating account.

A “Cash Sweep Event Period” will commence upon the earlier of the occurrence and continuance of (i) an event of default; (ii) a DSCR Event (as defined below); or (iii) a Tenant Cash Sweep Event (as defined below). A Cash Sweep Event Period will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon a DSCR Cure (as defined below); and with respect to clause (iii), upon a Tenant Cash Sweep Event Cure (as defined below).

A “DSCR Event” means the amortizing debt service coverage ratio being less than 1.20x for the immediately preceding six consecutive months.

“DSCR Cure” means either (a) an amortizing debt service coverage ratio equal to or greater than 1.25x for the immediately preceding six consecutive months; provided, that if the DSCR Event in question was the result of a bankruptcy, insolvency or similar event of Northrop Grumman Systems or of Northrop Grumman Systems going dark or terminating its lease or the occurrence of the date one year prior to its lease expiration, then such six month period is not applicable if there is otherwise a Cash Sweep Event Cure with respect to such event or (b) a voluntary prepayment (including during the lockout period) in the minimum amount sufficient to reduce the outstanding principal balance of the Aurora Office Building Mortgage Loan such that the amortizing debt service coverage ratio is equal to or greater than 1.25x (subject to a prepayment premium equal to the greater of a yield maintenance premium or 1.00% of the amount prepaid).

A “Tenant Cash Sweep Event” occurs when Northrop Grumman Systems terminates or cancels its lease in any bankruptcy or similar proceeding (including without limitation a rejection of such lease) or files for bankruptcy or becomes the subject of an insolvency proceeding, or the credit rating of Northrop Grumman Systems falls below BBB- by S&P Global Ratings (or its equivalent by any other nationally–recognized statistical rating agency) or the Northrop Grumman Systems lease terminates or fails to be in full force and effect, Northrop Grumman Systems goes dark, or gives a termination notice under its lease for all or a material portion of its premises, or one year prior to the expiration of the Northrop Grumman Systems lease unless it has been renewed or extended in accordance with its terms or on other terms reasonably acceptable to the lender.

“Tenant Cash Sweep Event Cure” means (a) if the Tenant Cash Sweep Event Period is caused by a bankruptcy, insolvency or similar proceeding of Northrop Grumman Systems, then either (1) the Northrop Grumman Systems lease has been affirmed in bankruptcy and the tenant is in occupancy, open for business and paying full contractual rent or (2) 90.0% or more of the Aurora Office Building Property has been re-let to one or more replacement tenants pursuant to replacement leases, as reasonably approved by the lender; (b) if the Cash Sweep Event Period is caused by Northrop Grumman Systems’ going dark or lease termination or the occurrence of the date one year prior to its lease expiration, then either (1) Northrop Grumman Systems is open for business either pursuant to its lease (which, if such Cash Sweep Event Period occurred due to the occurrence of the date one year prior to lease expiration, has been renewed or extended in accordance with its terms or on other terms reasonably acceptable to the lender) or a replacement lease approved by lender or (2) the Aurora Office Building Property has been re-let to one or more replacement tenants pursuant to replacement leases, as reasonably approved by lender, such that the amortizing debt service coverage ratio is at least 1.25x; or (c) if the Tenant Cash Sweep Event is caused by a downgrade in the rating of Northrop Grumman Corporation, then either (1) the credit rating issued by S&P Global Ratings (or its equivalent by any other rating agency) to Northrop Grumman Corporation is increased to BBB- or higher or (2) 90.0% or more of the Aurora Office Building Property has been re-let to one or more replacement tenants pursuant to replacement leases, as reasonably approved by the lender; provided, that in the case of (a), (b) or (c) above, a Tenant Cash Sweep Event Cure will also occur if the amount of funds in the TI/LC reserve is no less than $4.2 million (whether by deposit and/or borrower’s posting a letter of credit meeting the requirements of the loan documents).

Property Management. The Aurora Office Building Property is self-managed by the tenant.

Assumption. The borrower has the right to transfer the Aurora Office Building Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably approves the transferee, taking into consideration the transferee’s experience, financial strength and general business standing; (iii) an affiliate of the transferee reasonably acceptable to the lender executes a non-recourse carveout guaranty and environmental indemnity in form and substance identical to the existing guaranty and environmental indemnity; and (iv) if required by the lender, the lender has received confirmation from Fitch, KBRA, Moody’s and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM 2016-BNK1 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” and business interruption insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount determined by the lender, but in no event more than an amount equal to the full replacement cost of the Aurora Office Building Property and twelve months of business interruption insurance (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2016-BNK1	Transaction Contact Information

I.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

BofA Merrill Lynch

Leland Bunch	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

Anthony Candela	Tel. (646) 743-0727

Morgan Stanley & Co.

Zachary Fischer	Tel. (212) 761-3076

Jane Lam	Tel. (212) 296-8567

Brandon Atkins	Tel. (212) 761-4846

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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